EXHIBIT 10.3

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                                CREDIT AGREEMENT


                                     among


                         VANGUARD HEALTH SYSTEMS, INC.,


                                VARIOUS LENDERS,


                       BANC OF AMERICA SECURITIES LLC and
                      MORGAN STANLEY SENIOR FUNDING, INC.,
                   as JOINT LEAD ARRANGERS AND BOOK MANAGERS,


                             BANK OF AMERICA, N.A.,
                            as ADMINISTRATIVE AGENT,


                      MORGAN STANLEY SENIOR FUNDING, INC.,
                             as SYNDICATION AGENT,


                                      and


                         FIRST UNION NATIONAL BANK and
                     GENERAL ELECTRIC CAPITAL CORPORATION,
                           as CO-DOCUMENTATION AGENTS



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                           Dated as of July 30, 2001

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                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----
SECTION 1.  Amount and Terms of Credit........................................1

         1.01  The Commitments................................................1
         1.02  Minimum Amount of Each Borrowing...............................4
         1.03  Notice of Borrowing............................................4
         1.04  Disbursement of Funds..........................................5
         1.05  Notes..........................................................6
         1.06  Conversions....................................................7
         1.07  Pro Rata Borrowings............................................8
         1.08  Interest.......................................................8
         1.09  Interest Periods...............................................9
         1.10  Increased Costs, Illegality, etc..............................10
         1.11  Compensation..................................................12
         1.12  Change of Lending Office......................................13
         1.13  Incremental Term Loan Commitments.............................13
         1.14  Replacement of Lenders........................................17
         1.15  Additional Provisions Regarding the Incurrence of Eurodollar
                 Loans Prior to the Syndication Date.........................19

SECTION 2.  Letters of Credit................................................19

         2.01  Letters of Credit.............................................19
         2.02  Maximum Letter of Credit Outstandings; Final Maturities.......20
         2.03  Letter of Credit Requests; Minimum Stated Amount..............20
         2.04  Letter of Credit Participation................................21
         2.05  Agreement to Repay Letter of Credit Drawings..................23
         2.06  Increased Costs...............................................23

SECTION 3.  Fees; Reductions of Commitment...................................24

         3.01  Fees..........................................................24
         3.02  Voluntary Termination of Unutilized Commitments...............25
         3.03  Mandatory Reduction of Commitments............................26

SECTION 4.  Prepayments; Payments; Taxes.....................................27

         4.01  Voluntary Prepayments.........................................27
         4.02  Mandatory Repayments..........................................28
         4.03  Method and Place of Payment...................................34
         4.04  Net Payments; Taxes...........................................34

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                                                                           Page
                                                                           ----
SECTION 5A.  Conditions Precedent to Effective Date..........................37

         5A.01  Execution of Agreement; Notes................................37
         5A.02  Fees, etc....................................................37
         5A.03  Opinion of Counsel...........................................37
         5A.04  Corporate Documents; Proceedings; etc........................37
         5A.05  Employee Benefit Plans; Shareholders' Agreements; Management
                  Agreements; Collective Bargaining Agreements; Existing Indebtedness Agreements; Tax Sharing Agreements; Material
                  Leases.....................................................38
         5A.06  Senior Subordinated Notes....................................39
         5A.07  Refinancing..................................................39
         5A.08  Pledge Agreement.............................................40
         5A.09  Subsidiaries Guaranty........................................40
         5A.10  Security Agreement...........................................40
         5A.11  Mortgages; Title Insurance; Survey; etc......................41
         5A.12  Adverse Change; Approvals; etc...............................41
         5A.13  Litigation...................................................42
         5A.14  Pro Forma Balance Sheet; Projections.........................42
         5A.15  Solvency Certificate; Insurance Certificates.................42
         5A.16  Maximum Leverage Ratio.......................................42

SECTION 5B.  Conditions Precedent to each Incurrence of Incremental
             Term Loans......................................................42

         5B.01  Occurrence of Syndication Date...............................42
         5B.02  Incremental Term Loan Commitment Agreement; Related
                  Documentation..............................................42
         5B.03  Incremental Term Notes.......................................43
         5B.04  Officer's Certificate........................................43
         5B.05  Other Conditions Specified in the Relevant Incremental Term
                  Loan Commitment Agreement..................................43

SECTION 6.  Conditions Precedent to All Credit Events........................43

         6.01  No Default; Representations and Warranties....................43
         6.02  Notice of Borrowing; Letter of Credit Request.................43

SECTION 7.  Representations and Warranties...................................44

         7.01  Corporate and Other Status....................................44
         7.02  Corporate or Partnership Power and Authority..................44
         7.03  No Violation..................................................45
         7.04  Governmental Approvals........................................45
         7.05  Financial Statements; Financial Condition; Undisclosed
                  Liabilities; Projections; etc..............................45
         7.06  Litigation....................................................46
         7.07  True and Complete Disclosure..................................47
         7.08  Use of Proceeds; Margin Regulations...........................47
         7.09  Tax Returns and Payments......................................47
         7.10  Compliance with ERISA.........................................48

                                      ii
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                                                                           Page
                                                                           ----
         7.11  The Security Documents........................................49
         7.12  Approvals; etc................................................49
         7.13  Properties....................................................49
         7.14  Capitalization................................................50
         7.15  Subsidiaries..................................................50
         7.16  Compliance with Statutes, etc.................................50
         7.17  Investment Company Act........................................50
         7.18  Public Utility Holding Company Act............................50
         7.19  Environmental Matters.........................................50
         7.20  Labor Relations...............................................51
         7.21  Patents, Licenses, Franchises and Formulas....................51
         7.22  Indebtedness..................................................52
         7.23  Hospital Properties...........................................52
         7.24  Subordination.................................................52
         7.25  Legal Names; Organizational Identification Numbers; Jurisdiction
                  and Type of Organization; etc..............................52
         7.26  No Director, Executive Officer or Principal Shareholder.......52

SECTION 8.  Affirmative Covenants............................................52

         8.01  Information Covenants.........................................53
         8.02  Books, Records and Inspections................................55
         8.03  Maintenance of Property; Insurance, Reserves..................56
         8.04  Corporate Franchises..........................................56
         8.05  Compliance with Statutes, etc.................................56
         8.06  Compliance with Environmental Laws............................56
         8.07  ERISA.........................................................57
         8.08  End of Fiscal Years; Fiscal Quarters..........................58
         8.09  Performance of Obligations....................................58
         8.10  Payment of Taxes..............................................59
         8.11  Accreditation and Licensing...................................59
         8.12  Additional Security; Further Assurances.......................59
         8.13  Use of Proceeds...............................................61
         8.14  VHS Phoenix Health Plan, Inc..................................61

SECTION 9.  Negative Covenants...............................................61

         9.01  Liens.........................................................61
         9.02  Consolidation, Merger, Purchase or Sale of Assets, etc........64
         9.03  Dividends.....................................................67
         9.04  Indebtedness..................................................68
         9.05  Advances, Investments and Loans...............................71
         9.06  Transactions with Affiliates..................................73
         9.07  Capital Expenditures..........................................74
         9.08  Consolidated Interest Coverage Ratio..........................76
         9.09  Consolidated Leverage Ratio...................................77

                                      iii
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                                                                           Page
                                                                           ----
         9.10  Limitation on Payments of Certain Indebtedness; Modifications
                  of Certain Indebtedness and PIK Preferred Stock;
                  Modifications of Certificate of Incorporation, By-Laws and
                  Certain Agreements; etc....................................77
         9.11  Limitation on Certain Restrictions on Subsidiaries............78
         9.12  Limitation on Issuance of Capital Stock.......................79
         9.13  Business......................................................79
         9.14  Limitation on Creation of Subsidiaries and Health Care Joint
                  Ventures...................................................80
         9.15  Changes To Legal Names; Organizational Identification Numbers,
                  Jurisdiction or Type of Organization.......................81
         9.16  No Designation of Other Indebtedness as "Designated Senior
                  Indebtedness"..............................................82
         9.17  Limitation on Assets Held By Non-Guarantor Subsidiaries.......82

SECTION 10.  Events of Default...............................................82

         10.01  Payments.....................................................82
         10.02  Representations, etc.........................................82
         10.03  Covenants....................................................82
         10.04  Default Under Other Agreements...............................82
         10.05  Bankruptcy, etc..............................................83
         10.06  ERISA........................................................83
         10.07  Security Documents...........................................84
         10.08  Subsidiaries Guaranty........................................84
         10.09  Judgments....................................................84
         10.10  Change of Control............................................84

SECTION 11.  Definitions and Accounting Terms................................85

         11.01  Defined Terms................................................85
         11.02  Certain Pro Forma Calculations..............................114

SECTION 12.  The Agents and the Joint Lead Arrangers........................118

         12.01  Appointment.................................................118
         12.02  Nature of Duties............................................118
         12.03  Lack of Reliance on the Agents and the Joint Lead Arrangers.119
         12.04  Certain Rights of the Agents and the Joint Lead Arrangers...119
         12.05  Reliance....................................................119
         12.06  Indemnification.............................................119
         12.07  The Agents and the Joint Lead Arrangers in their Individual
                  Capacities................................................120
         12.08  Holders.....................................................120
         12.09  Resignation by the Agents and the Joint Lead Arrangers......120

SECTION 13.  Miscellaneous..................................................121

         13.01  Payment of Expenses, etc....................................121
         13.02  Right of Setoff.............................................122
         13.03  Notices.....................................................123
         13.04  Benefit of Agreement........................................124

                                      iv

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                                                                           Page
                                                                           ----
         13.05  No Waiver; Remedies Cumulative..............................125
         13.06  Payments Pro Rata...........................................126
         13.07  Calculations; Computations..................................126
         13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE;
                       WAIVER OF JURY TRIAL.................................127
         13.09  Counterparts................................................128
         13.10  Effectiveness...............................................128
         13.11  Headings Descriptive........................................128
         13.12  Amendment or Waiver; etc....................................128
         13.13  Survival....................................................130
         13.14  Domicile of Loans...........................................130
         13.15  Confidentiality.............................................130
         13.16  Register....................................................131
         13.17  Limitation on Increased Costs...............................132


SCHEDULE I      Commitments
SCHEDULE II     Lender Addresses
SCHEDULE III    Existing Letters of Credit
SCHEDULE IV     Real Property
SCHEDULE V      ERISA Matters
SCHEDULE VI     Subsidiaries
SCHEDULE VII    Intellectual Property
SCHEDULE VIII   Existing Indebtedness
SCHEDULE IX     Insurance
SCHEDULE X      Existing Liens
SCHEDULE XI     Existing Investments
SCHEDULE XII Legal Names; Organizational Identification Numbers; Jurisdiction of Organization; Type of Organization; etc.


EXHIBIT A       Notice of Borrowing
EXHIBIT B-1     Revolving Note
EXHIBIT B-2     Swingline Note
EXHIBIT B-3     Incremental Term Note
EXHIBIT C       Incremental Term Loan Commitment Agreement
EXHIBIT D       Letter of Credit Request
EXHIBIT E       Section 4.04(b)(ii) Certificate
EXHIBIT F-1     Opinion of Davis, Polk & Wardwell, Special Counsel to the Credit
                Parties
EXHIBIT F-2     Opinion of Ronald P. Soltman, Esq., General Counsel to the
                Credit Parties
EXHIBIT G       Officers' Certificate
EXHIBIT H       Pledge Agreement
EXHIBIT I       Subsidiaries Guaranty
EXHIBIT J       Security Agreement
EXHIBIT K       Compliance Certificate
EXHIBIT L       Solvency Certificate

                                      v
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EXHIBIT M       Intercompany Note
EXHIBIT N       Subordination Agreement
EXHIBIT O       Joinder Agreement
EXHIBIT P       Assignment and Assumption Agreement

     CREDIT AGREEMENT, dated as of July 30, 2001, among VANGUARD HEALTH SYSTEMS, INC., a Delaware corporation (the "Borrower"), the Lenders party hereto from time to time, BANC OF AMERICA SECURITIES LLC and MORGAN STANLEY SENIOR FUNDING, INC., as Joint Lead Arrangers and Book Managers (in such capacities, each a "Joint Lead Arranger" and, collectively, the "Joint Lead Arrangers"), BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), MORGAN STANLEY SENIOR FUNDING, INC., as Syndication Agent (in such capacity, the "Syndication Agent") and FIRST UNION NATIONAL BANK and GENERAL ELECTRIC CAPITAL CORPORATION, as Co-Documentation Agents (in such capacities, each a "Co-Documentation Agent" and, collectively, the "Co-Documentation Agents") (all capitalized terms used herein and defined in Section 11 are used herein as therein defined).



                              W I T N E S S E T H:
                              - - - - - - - - - -


          WHEREAS, subject to and upon the terms and conditions herein set forth, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;


          NOW, THEREFORE, IT IS AGREED:

          SECTION 1. Amount and Terms of Credit.

          1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender with a Revolving Loan Commitment severally agrees, at any time and from time to time on and after the Effective Date and prior to the Revolving Loan Maturity Date, to make a revolving loan or revolving loans (each, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be Base Rate Loans or, subject to Section 1.15, Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed at any time in accordance with the provisions hereof, (iii) shall not exceed for any such Lender at any time outstanding that aggregate principal amount which, when added to the product of
(A) such Lender's Percentage and (B) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Revolving Loan
Commitment of such Lender at such time and (iv) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Revolving Loan Commitment at such time.

          (b) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Swingline Loans) at such time, an amount equal to the Total Revolving Loan Commitment at such time, and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. The Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into an arrangement satisfactory to it and the Borrower, to eliminate the Swingline Lender's risk with respect to the Lender which is the subject of such Lender Default, including by cash collateralizing the Lender's Percentage of the outstanding Swingline Loans. Notwithstanding anything to the contrary contained in this Section 1.01(b), the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as (A) the Swingline Lender shall have received written notice (i) of rescission of all such notices from the party or parties originally delivering such notice, or
(ii) of the waiver of such Default or Event of Default by the Required Lenders or (B) the Administrative Agent in good faith believes that such Default or Event of Default has ceased to exist.

          (c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders with Revolving Loan Commitments that its outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section 10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all such Lenders pro rata based on each such Lender's Percentage (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each such Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding
(i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and (v) the amount of the Total Revolving Loan Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each such Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause such Lenders to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Total Revolving Loan Commitment pursuant to the last paragraph of Section
10), provided that (x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date, (y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter and (z) whenever the Swingline Lender receives a payment in respect of a Swingline Loan in which such a participation has been purchased, the Swingline Lender shall pay to the Lenders which acquired such participation an amount equal to such Lenders' share in such Swingline Loan.

          (d) Subject to Section 1.13, the other terms and conditions set forth herein and the relevant Incremental Term Loan Commitment Agreement, each Lender with an Incremental Term Loan Commitment severally agrees to make a term loan or term loans (each, an "Incremental Term Loan" and, collectively, the "Incremental Term Loans") to the Borrower, which Incremental Term Loans: (i) only may be incurred on one or more Incremental Term Loan Borrowing Dates (which dates, in any event (x) shall not be earlier than the Syndication Date and (y) shall not be later than the Revolving Loan Maturity Date); (ii) except as hereafter provided, shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that all Incremental Term Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Incremental Term Loans of the same Type; (iii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Incremental Term Loan
Commitment of such Lender (as set forth in the relevant Incremental Term Loan Commitment Agreement) on the respective Incremental Term Loan Borrowing Date and (iv) shall not exceed $150,000,000 in aggregate principal amount for all Incremental Term Loans made by all Incremental Term Loan Lenders pursuant to this Agreement and the various Incremental Term Loan Commitment Agreements, provided that the aggregate principal amount of Incremental Term Loans may exceed such $150,000,000 amount so long as at the time of the incurrence of Incremental Term Loans in excess of such $150,000,000 amount the Consolidated Senior Leverage Ratio (calculated on a Post-Test Period Pro Forma Basis and assuming that all Incremental Term Loans to be incurred on such date or pursuant to any other then existing Incremental Term Loan Commitment Agreements have been incurred and the proceeds thereof have been applied in a manner as certified to by an Authorized Officer of the Borrower to the Administrative Agent) is less than

2.50:1.00, provided further, however, that in no event shall the aggregate principal amount of all Incremental Term Loans made by all Incremental Term Loan Lenders pursuant to this Agreement and the various Incremental Term Loan Commitment Agreements exceed $250,000,000. Once repaid, Incremental Term Loans may not be reborrowed.

          1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date, but at no time shall there be outstanding as Eurodollar Loans under any Tranche a greater number of Borrowings than the Maximum Eurodollar Borrowing Number applicable to such Tranche.

          1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur a Borrowing of Loans (excluding Swingline Loans and Revolving Loans incurred pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of each Base Rate Loan and at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 1:00 P.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in the form of Exhibit A, appropriately completed to specify (i) the aggregate principal amount of the Loans to be incurred pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day) and (iii) whether the Loans being made pursuant to such Borrowing shall constitute Revolving Loans or Incremental Term Loans (and, if Incremental Term Loans, the Tranche under which such Incremental Term Loans are to be made, as designated in the relevant Incremental Term Loan Commitment Agreement) and whether the Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. Notwithstanding anything to the contrary contained above, if Incremental Term Loans are being extended which are being added to (and will form part of) an existing Tranche of Incremental Term Loans, then the Incremental Term Loans being so extended shall be added to the existing Borrowings of the respective Tranche in accordance with the requirements of Section 1.13 and the respective Notice of Borrowing shall be completed consistently therewith. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

                  (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 2:00 P.M. (New York time) on the date that a Swingline Loan is to be incurred, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business
Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

          (ii) Mandatory  Borrowings shall be made upon the notice specified in
Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(c).

          (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from an Authorized Officer of the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or the Swingline Lender's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans (absent manifest error).

          1.04 Disbursement of Funds. No later than 2:00 P.M. (New York time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 3:00 P.M. (New York time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 12:00 Noon (New York time) on the date specified in Section 1.01(c)), each Lender with a Commitment under the respective Tranche will disburse its pro rata portion of each Borrowing requested to be made on such date (or, in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts shall be disbursed in Dollars and in immediately available funds at the Payment Office and the Administrative Agent will promptly disburse to the Borrower at the Payment Office, in Dollars and in immediately available funds, the aggregate of the amounts so made available by the Lenders (other than in respect of Mandatory Borrowings). Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to disburse to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has disbursed such amount to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, disburse to the Borrower a corresponding amount. If such corresponding amount is not in fact disbursed to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall within three Business Days thereafter pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover (without duplication) on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was disbursed by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate for the first three days and the interest rate otherwise applicable to such Loans for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

          1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender to the Borrower shall be evidenced in the Register maintained by the Administrative Agent pursuant to
Section 13.16 and shall, if requested by such Lender, also be evidenced by (i) if Revolving Loans, a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a "Revolving Note" and, collectively, the "Revolving Notes"), (ii) if Swingline Loans, by a promissory note duly executed by the Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note") and (iii) if Incremental Term Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith and the relevant Incremental Term Loan Commitment Agreement (each an "Incremental Term Note" and collectively, the "Incremental Term Notes").

          (b) The Revolving Note issued to each Lender that has a Revolving Loan Commitment or outstanding Revolving Loans shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Effective Date (or, if issued after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Revolving Loan Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Revolving Loan Maturity Date, (v) bear interest as provided in the appropriate clause of
Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (c) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

          (d) The Incremental Term Note issued to each Lender that has an Incremental Term Loan Commitment or outstanding Incremental Term Loans of a given Tranche shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender or its registered assigns and be dated the date of the issuance thereof, (iii) be in a stated principal amount equal to the principal amount of outstanding Incremental Term Loans of such Lender of the respective Tranche on such date and be payable in the principal amount of Incremental Term Loans evidenced thereby, (iv) mature on the Incremental Term Loan Maturity Date of the respective Tranche, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02 and (vii) be entitled to the benefits of this Agreement and the other Credit Documents. In connection with the foregoing, it is understood and agreed that (x) any Lender that has Incremental Term Loans outstanding pursuant to more than one Tranche shall be entitled, upon its request, to receive an Incremental Term Note with respect to each Tranche of its outstanding Incremental Term Loans and (y) if any Lender extends additional Incremental Term Loans pursuant to an existing Tranche of Incremental Term
Loans where such Lender already had outstanding Incremental Term Loans, such Lender shall be entitled to request a new Incremental Term Loan for such Tranche reflecting the aggregate principal amount of Incremental Term Loans of such Lender of such Tranche then outstanding.

          (e) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any Note endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation (or any error in such notation) shall not affect the Borrower's obligations in respect of such Loans.

          (f) Notwithstanding  anything to the contrary contained above in this
Section 1.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders which at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Loans to the Borrower shall affect or in any manner impair the obligations of the Borrower to pay the Loans (and all related Obligations) incurred by the Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guaranties therefor provided pursuant to the various Credit Documents. Any Lender which does not have a Note evidencing its outstanding Loans shall in no event be required to make the notations otherwise described in preceding clause (e). At any time when any Lender requests the delivery of a Note to evidence its Loans of a given Tranche or Tranches, the Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Loans.

          1.06 Conversions. The Borrower shall have the option to convert, on any Business Day occurring after the Effective Date, all or a portion equal to at least the applicable Minimum Borrowing Amount of the outstanding principal amount of Loans (other than Swingline Loans which may not be converted pursuant to this Section 1.06) of a given Tranche made to the Borrower into a Borrowing or Borrowings (of the same Tranche) of another Type of Loan, provided that (i) each conversion of Eurodollar Loans into Base Rate Loans on a day other than the last day of an Interest Period applicable to such Eurodollar Loans shall be subject to the provisions contained in Section 1.11 and no partial conversion of a Borrowing of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise consent, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion, (iii) no conversion pursuant to this Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02 and (iv) any conversions pursuant to this Section 1.06 shall be subject to Section 1.15. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 1:00 P.M. (New York time) at least three Business Days' prior written notice (each a "Notice of Conversion") specifying the Loans to be so converted, the Borrowing(s) pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Loans.

          1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans and Incremental Term Loans of a particular Tranche under this Agreement shall be incurred from the Lenders pro rata on the basis of their respective Revolving Loan Commitments or Incremental Term Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

          1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date the proceeds thereof are made available to the Borrower or from the date of any conversion to a Base Rate Loan pursuant to Sections 1.06, 1.09 or 1.10, as applicable, until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.06, at a rate per annum which shall be equal to the sum of the Applicable Margin in effect from time to time for the Tranche under which such Loans were incurred, plus the Base Rate in effect from time to time.

          (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date the proceeds thereof are made available to the Borrower or from the date of any conversion to a Eurodollar Loan pursuant to Section 1.06 until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.06, 1.09 or 1.10, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin in effect from time to time during such Interest Period for the Tranche under which such Loans were incurred, plus the Eurodollar Rate for such Interest Period.

          (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans of the respective Tranche from time to time and (y) the rate which is 2% in excess of the rate otherwise applicable to such Loans, and all other amounts payable hereunder and under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Revolving Loans maintained as Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

          (d) Accrued (and theretofore unpaid) interest (other than overdue interest described in preceding clause (c) which shall be payable as provided in such preceding clause (c)) shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

          (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period commencing two Business Days thereafter and shall promptly notify the Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

          1.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be (i) a one, two, three or six-month period or (ii) if deemed available in the sole discretion of the Administrative Agent, a one-week or nine or twelve-month period or (iii) if available to each of the Lenders of the respective Tranche, and selected in order to ensure compliance with clause (vii) of this Section 1.09, any period between one week and three months which ends on a Scheduled Incremental Term Loan Repayment Date, provided that:

          (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

          (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Loan of a different Type) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

          (iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

          (iv) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

          (v) unless the Required Lenders consent thereto, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence;

          (vi) no Interest Period in respect of any Borrowing of any Tranche of Loans shall be selected which extends beyond the Maturity Date of such Tranche; and

          (vii) no Interest Period in respect of any Borrowing of any Tranche of Incremental Term Loans shall be selected which extends beyond any Scheduled Incremental Term Loan Repayment Date applicable thereto if the aggregate principal amount of such Tranche of Incremental Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche of Incremental Term Loans then outstanding less the aggregate amount of the Scheduled Incremental Term Loan Repayment with respect thereto which will be due on such Scheduled Incremental Term Loan Repayment Date.

          If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

          1.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

          (i) on any Interest Determination Date that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

          (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on such Eurodollar Loan or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender, or any franchise tax based on the net income or net profits of a Lender, in either case pursuant to the laws of the jurisdiction in which such Lender is organized or in which such Lender's principal office or applicable lending office is located or any subdivision thereof or therein), or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances since the Effective Date affecting such Lender or the interbank Eurodollar market or the position of such Lender in such market; or

          (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed a Notice of Borrowing or Notice of Conversion for or into Base Rate Loans unless such Notice of Borrowing or Notice of Conversion is rescinded by the Borrower prior to the making of such Borrowing or such conversion, (y) in the case of clause (ii) above, the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, submitted to the Borrower by such Lender in good faith shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to the Borrower of any of the events described in clause (i) or (iii) above, it shall promptly notify the Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist. If any such event described in clause (iii) above ceases to exist as to a Lender, the obligations of such Lender to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein shall be reinstated. In addition, if the Administrative Agent gives notice to the Borrower that the events described in clause (i) above cease to exist, then the obligations of the Lenders to make Eurodollar Loans and to convert Base Rate Loans into Eurodollar Loans on the terms and conditions contained herein (but subject to clause (iii) above) shall also be reinstated.

          (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) the Borrower shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or
(iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative

Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

          (c) If at any time any Lender determines that, after the Effective Date, the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law and including, without limitation, those announced or published prior to the Effective Date) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitments hereunder or its Obligations hereunder, then the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's reasonable good faith determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show the basis for calculation of such additional amounts. In addition, each such Lender, upon determining that the circumstances giving rise to the payment of additional amounts pursuant to this Section 1.10(c) cease to exist, will give prompt written notice thereof to the Borrower.

          1.11 Compensation. The Borrower shall compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation), for all reasonable losses, expenses and liabilities
(including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a));
(ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of the Borrower's Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of the Borrower's Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; (iv) prior to the Syndication Date in connection with the primary syndication of the Loans and/or Commitments unless the Borrower has selected only one week Interest Periods prior to such Syndication Date; or (v) as a consequence of (x) any other default by the Borrower to repay its Loans when required by the terms of this Agreement or the Note, if any, held by such Lender or (y) any election made pursuant to Section 1.10(b).

          1.12 Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans and/or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no material (as determined by such Lender in its sole discretion) economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

          1.13 Incremental Term Loan Commitments. (a) So long as no Default or Event of Default then exists or would result therefrom, the Borrower shall, in consultation with the Administrative Agent, have the right to request on one or more occasions on and after the Syndication Date and prior to the Revolving Loan Maturity Date that one or more Lenders (and/or one or more other Persons which will become Lenders as provided below) provide Incremental Term Loan Commitments under a given Tranche of Incremental Term Loans as designated (with the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed if such designation is otherwise made in accordance with the provisions of this Agreement)) in the Incremental Term Loan Commitment Agreement and, subject to the terms and conditions contained in this Agreement and the relevant Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto, it being understood and agreed, however, that:

          (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by the Borrower, and until such time, if any, as such Lender has agreed in its sole discretion to provide an Incremental Term Loan Commitment and executed and delivered to the Administrative Agent an Incremental Term Loan Commitment Agreement as provided in clause (b) of this Section 1.13, such Lender shall not be obligated to fund any Incremental Term Loans;

          (ii) except as otherwise provided in clauses (ix) and (x) below, any Lender (or, in the circumstances contemplated by clause (vii) below, any other Person which is an Eligible Transferee) may so provide an Incremental Term Loan Commitment without the consent of any other Lender;

          (iii) each provision of Incremental Term Loan Commitments pursuant to this Section 1.13 on a given date shall be in a minimum aggregate amount (for all Lenders (including in the circumstances contemplated by clause
     (vii)  below,   Eligible   Transferees   who  will  become   Lenders))  of
     $25,000,000;

          (iv) the aggregate amount of all Incremental Term Loan Commitments permitted to be provided pursuant to this Section 1.13 shall not exceed $150,000,000, provided that the Borrower may request Incremental Term Loan Commitments to be provided (as set forth in this Section 1.13) in excess of $150,000,000 so long as at the time of such request and at the time of the provision of such Incremental Term Loan Commitments the

     Consolidated Senior Leverage Ratio (calculated on a Post-Test Period Pro Forma Basis and assuming that all Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments (and any other then existing Incremental Term Loan Commitments) have been incurred and the proceeds thereof have been applied in a manner as certified to by an Authorized Officer of the Borrower to the Administrative Agent) is less than 2.50:1.00, provided further, however, that in no event shall the aggregate amount of Incremental Term Loan Commitments permitted to be provided pursuant to this Section 1.13 exceed $250,000,000;

          (v) each Incremental Term Loan Commitment Agreement shall specifically designate (with the approval of the Administrative Agent (which approval shall not be unreasonably withheld or delayed if such designation is otherwise made in accordance with the provisions of this Agreement)) the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans or Incremental Term Loan Commitments) unless the requirements of following Section 1.13(c) are satisfied);

          (vi) each Lender agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement as provided in Section 1.01(d) and such Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other Credit Documents;

          (vii) if, within 10 Business Days after the Borrower has requested the then existing Lenders (other than Defaulting Lenders) to provide Incremental Term Loan Commitments pursuant to this Section 1.13 the Borrower has not received Incremental Term Loan Commitments in an aggregate amount equal to that amount of Incremental Term Loan Commitments which the Borrower desires to obtain pursuant to such request (as set forth in the notice provided by the Borrower as provided in clause (b) of this Section 1.13), then the Borrower may, with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), request Incremental Term Loan Commitments from Persons which are Eligible Transferees in an aggregate amount equal to such deficiency (and with the fees and interest to be paid to such Eligible Transferee to be no greater than that to be paid (or which was offered to) to the then existing Lenders providing (or which were requested to provide) the requested Incremental Term Loan Commitments);

          (viii) all Incremental Term Loans to be incurred pursuant to Incremental Term Loan Commitments provided in response to a particular request for same made by the Borrower in accordance with clause (b) of this Section 1.13 shall be incurred pursuant to Incremental Term Loan Commitments provided pursuant to a single Incremental Term Loan Commitment Agreement, which may be executed in counterparts;

          (ix) unless those Lenders holding (as outstanding Loans or existing Revolving Loan Commitments, as the case may be) (x) a majority of the aggregate principal amount of outstanding Incremental Term Loans having a Maturity Date after such proposed Maturity Date plus (y) if such proposed Maturity Date is to be prior to the Revolving Loan Maturity Date, more than 66-2/3% of the Total Revolving Loan Commitment, expressly agree in writing, in no event shall the Maturity Date of the Incremental Term Loans to be provided pursuant to any Incremental Term Loan Commitment Agreement be earlier than the Maturity Date of any other Tranche of Loans (or Revolving Loan Commitment) outstanding at the time such Incremental Term Loans are incurred;

          (x) unless those Lenders holding (as outstanding Loans or existing Revolving Loan Commitments, as the case may be) (x) a majority of the aggregate principal amount of outstanding Incremental Term Loans having a Weighted Average Life to Maturity which is longer than the Weighted Average Life to Maturity of the Incremental Term Loans to be made pursuant to the relevant Incremental Term Loan Commitments plus (y) if the proposed Weighted Average Life to Maturity of the Incremental Term Loans to be made pursuant to the respective Incremental Term Loan Commitment Agreement is shorter than the Weighted Average Life to Maturity of the Revolving Loans, more than 66-2/3% of the Total Revolving Loan Commitment, expressly agree in writing, in no event shall the Weighted Average Life to Maturity of the Incremental Term Loans to be provided pursuant to any Incremental Term Loan Commitment Agreement be less than the Weighted Average Life to Maturity of any other Tranche of Loans (or Revolving Loan Commitments) outstanding at the time such Incremental Term Loans are incurred; and

          (xi) all actions taken by the Borrower pursuant to this Section 1.13 shall be take in coordination with the Administrative Agent.

          (b) At the time of any provision of Incremental Term Loan Commitments of a given Tranche pursuant to this Section 1.13, (i) the Borrower, the Administrative Agent and each Lender or other Eligible Transferee which agrees to provide an Incremental Term Loan Commitment (each an "Incremental Term Loan Lender") shall execute (which execution may be in counterparts) and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement (it being understood that a single Incremental Term Loan Commitment Agreement shall be executed and delivered by all Incremental Term Loan Lenders providing Incremental Term Loan Commitments in response to a particular request for same made by the Borrower) substantially in the form of Exhibit C (appropriately completed and with such modifications as may be reasonably acceptable to the Administrative Agent), with the effectiveness of the Incremental Term Loan Commitment(s) provided therein to occur on the date set forth in such Incremental Term Loan Commitment Agreement and the payment of any fees required in connection therewith; (ii) the Borrower and its Subsidiaries shall have delivered such amendments, modifications and/or supplements to the Security Documents as are necessary or, in the reasonable opinion of the Administrative Agent, desirable to ensure that the additional Obligations to be incurred pursuant to the Incremental Term Loan Commitments are secured by, and entitled to the benefits of, the Security Documents; (iii) the Administrative Agent shall receive an acknowledgment from the Credit Parties that the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments are entitled to the benefits of the

Subsidiaries Guaranty and the Security Documents, together with resolutions executed by (x) the Borrower, authorizing the incurrence of such Incremental Term Loans pursuant to such Incremental Term Loan Commitments and (y) each other Credit Party, stating that the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments are entitled to benefits of the Subsidiaries Guaranty and the Security Documents; (iv) the Administrative Agent shall have received evidence satisfactory to it that the additional Obligations to be incurred pursuant to the Incremental Term Loan Commitments are permitted by, and constitute "Senior Indebtedness" and "Designated Senior Indebtedness" (or any similar term) under, the Senior Subordinated Note Documents and the Permitted Subordinated Note Documents (if any); and (v) the Borrower shall deliver to the Administrative Agent an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Borrower reasonably satisfactory to the Administrative Agent (which, unless otherwise requested by the Administrative Agent or the Required Lenders, may be the Borrower's General Counsel) and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Effective Date pursuant to Section 5.03 as may be reasonably requested by the Administrative Agent, and such other matters as the Administrative Agent may reasonably request (including, without limitation, the matters described in immediately preceding clause (iv)). The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement, and shall deliver to each Lender a copy of same, and (i) at such time Annex I shall be deemed modified to reflect the Incremental Term Loan Commitments (including the Tranche or Tranches thereof) of such Incremental Term Loan Lenders and (ii) to the extent requested by such Incremental Term Loan Lenders, the appropriate Notes will be issued, at the Borrower's expense, to such Incremental Term Loan Lenders, to be consistent with the requirements of Section 1.05 (with appropriate modifications, to the extent needed) to reflect the Incremental Term Loans made by such Incremental Term Loan Lenders or such Incremental Term Loan Lender, as the case may be.

          (c) Notwithstanding anything to the contrary contained above, the Incremental Term Loan Commitments provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Commitment Agreement shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement (with a designation reasonably satisfactory to the Administrative Agent, which designation may be made in letters (i.e., A, B, C, etc.), numbers (1, 2, 3, etc.) or a combination thereof (i.e., A-1, A-2, B-1, B-2, etc.), provided that the parties to a given Incremental Term Loan Commitment Agreement may specify therein that the respective Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Incremental Term Loans, so long as the following requirements are satisfied:

          (i) the Incremental Term Loans to be made pursuant to such Incremental Term Loan Commitment Agreement shall have the same Maturity Date and the same Weighted Average Life to Maturity as the Tranche of Incremental Term Loans to which the new Incremental Term Loans are being added, and shall bear interest at the same rates (i.e., have the same Applicable Margins) applicable to such Tranche;

          (ii) the new Incremental Term Loans shall have the same Scheduled Incremental Term Loan Repayment Dates as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of each Scheduled Incremental Term Loan Repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining Scheduled Incremental Term Loan Repayment of the respective Tranche proportionately; and

          (iii) on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 1.09, same shall be added to (and form part of) each Borrowing of outstanding Incremental Term Loans of the respective Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender will participate proportionately in each then outstanding Borrowing of Loans of the respective Tranche, and so that the existing Lenders with respect to such Tranche continue to have the same participation (by amount) in each Borrowing as they had before the making of the new Incremental Term Loans of such Tranche.

          To the extent the provisions of preceding clause (iii) require that Lenders making new Incremental Term Loans add same to then outstanding Borrowings of Eurodollar Loans, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having short Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Eurodollar Loans and which will end on the last day of such Interest Period). In connection therewith, the Borrower may agree, in the respective Incremental Term Loan Commitment Agreement, to compensate the Lenders making the new Incremental Term Loans of the respective Tranche for funding Eurodollar Loans during an existing Interest Period on such basis as may be agreed by the Borrower and their respective Lender or Lenders.

          1.14 Replacement of Lenders. (a) (x) If any Lender (i) becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans or fund Unpaid Drawings or (ii) refuses to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in Section 13.12(b) or (y) upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or (iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders, the Borrower shall have the right, in accordance with the requirements of Section 13.04(b), if no Default or Event of Default will exist after giving effect to such replacement, to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferee or Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender"), reasonably acceptable to the Administrative Agent or, at the option of the Borrower, to replace only (A) the Revolving Loan Commitment (and outstanding Revolving Loans pursuant thereto) of the Replaced Lender with an identical Revolving Loan Commitment provided by the Replacement Lender, or (B) in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches, the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that, (i) at the time of any replacement pursuant to this Section 1.13, the Replaced Lender and the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and all of the outstanding Loans (or, in the case of the replacement of only
(a) the Revolving Loan Commitment, outstanding Revolving Loans and participations in Letter of Credit Outstandings and Swingline Loans and/or (b) a particular Tranche or Tranches of Incremental Term Loans, the outstanding principal amount of such Tranche or Tranches of Incremental Term Loans) of, and in each case (except for the replacements of only one or more Tranches of Incremental Term Loans of a Replaced Lender) participations in Letters of
Credit and Swingline Loans by, the Replaced Lender and, in connection therewith, shall pay to (A) the Replaced Lender in respect thereof an amount equal to the sum of (1) an amount equal to the principal of all outstanding Loans of the Replaced Lender (or, in the case of the replacement of only (i) the Revolving Loan Commitment of the Replaced Lender, all outstanding Revolving Loans of the Replaced Lender or (ii) the outstanding principal amount of a particular Tranche or Tranches of Incremental Term Loans of the Replaced Lender, all outstanding Incremental Term Loans of such Tranche or Tranches of the Replaced Lender) and (2) except in the case of the replacement of only one or more Tranches of Incremental Term Loans of a Replaced Lender, an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, (B) in the case of any replacement of Revolving Loan Commitments, the respective Issuing Lender an amount equal to such Replaced Lender's Percentage of any Unpaid Drawing relating to Letters of Credit issued by such Issuing Lender (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (C) in the case of any replacement of Revolving Loan Commitments, the Swingline Lender an amount equal to such Replaced Lender's Percentage of any Mandatory Borrowing to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender and (ii) all obligations of the Borrower owing to the Replaced Lender (other than (a) those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid or (b) relating to any Tranche of Loans and/or Commitments of the respective Replaced Lender which will remain outstanding after giving effect to the respective replacement) shall be paid in full to such Replaced Lender concurrently with such replacement. All amounts of (i) interest in respect of all outstanding Loans of any such Replaced Lender (or, in the case of the replacement of only (x) the Revolving Loan Commitment of such Replaced Lender, in respect of all outstanding Revolving Loans of such Replaced Lender or (y) the outstanding principal amount of a particular Tranche or Tranches of Incremental Term Loans of such Replaced Lender, in respect of all outstanding Incremental Term Loans of such Tranche or Tranches of such Replaced Lender) which has accrued to the date of such replacement and has not been paid as of such date shall be paid to such Replaced Lender at the time such interest would otherwise be payable in accordance with the provisions of Section 1.08(d) and (ii) all accrued, but theretofore unpaid Fees owing to the Replaced Lender pursuant to the Section
3.01 at the time of such replacement (but only with respect to the relevant Tranches, in the case of a replacement of less than all of the Tranches of the respective Replaced Lender) shall be paid to such Replaced Lender at the time such fees would otherwise be payable in accordance with the provisions of Section 3.01.

          (b) Upon the execution of the respective Assignment and Assumption Agreements, the payment of amounts referred to in clauses (i) and (ii) of
Section 1.13(a) and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by the Borrower, the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have a Revolving Loan Commitment or outstanding Incremental Term Loans hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender.

          1.15 Additional Provisions Regarding the Incurrence of Eurodollar Loans Prior to the Syndication Date. Notwithstanding anything to the contrary contained in this Section 1 or elsewhere in this Agreement, prior to the Syndication Date, the Borrower shall only be permitted to incur and/or maintain Eurodollar Loans with an Interest Period of (A) subject to Section 1.09, one week, and only so long as all Eurodollar Loans incurred and/or maintained prior to such earlier date shall be subject to the same one week Interest Period or
(B) any other Interest Period otherwise permitted hereunder, but, in the case of this clause (B), only so long as the Borrower compensates each Lender for any and all expenses of the type described in Section 1.11 incurred by such Lender in connection with the primary syndication of the Loans and/or Commitments.

          SECTION 2. Letters of Credit.

          2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that any Issuing Lender issue, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Revolving Loan Maturity Date, (x) for the account of the Borrower and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such standby letter of credit, a "Standby Letter of Credit") in support of such L/C Supportable Obligations and (y) for the account of the Borrower and for the benefit of sellers of goods and materials used in the ordinary course of business of the Borrower or any of its Subsidiaries an irrevocable sight commercial letter of credit in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such commercial letter of credit, a "Trade Letter of Credit," and each such Trade Letter of Credit and each Standby Letter of Credit, a "Letter of Credit") in support of commercial transactions of the Borrower and its Subsidiaries. All Letters of Credit shall be denominated in Dollars. It is acknowledged and agreed that each of the letters of credit which were issued under the Existing Credit Agreement and which remain outstanding on the Effective Date and are set forth on Schedule III (each such letter of credit, an "Existing Letter of Credit" and, collectively, the "Existing Letters of Credit") shall, from and after the Effective Date, constitute a Letter of Credit for all purposes of this Agreement and shall, for purposes of Sections 2.04 and 3.01, be deemed issued on the Effective Date. The Stated Amount of each Existing Letter of Credit and the expiry date therefor, each as in effect on the Effective Date, is set forth on Schedule III.

          (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender hereby agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Revolving Loan Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit (x) in the case of Standby Letters of Credit, in support of such L/C Supportable Obligations of the Borrower or any of its Subsidiaries as are permitted to exist without giving rise to a Default or an Event of Default and
(y) in the case of Trade Letters of Credit, for the benefit of sellers of goods or materials used in the ordinary course of business of the Borrower or any of its Subsidiaries as referenced in Section 2.01(a), provided that the respective Issuing Lender shall be under no obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

          (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise promptly compensated by the Borrower) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Lender as of the date hereof and which such Issuing Lender reasonably and in good faith deems material to it; or

          (ii) such Issuing Lender shall have received notice from the Required Lenders prior to the issuance of such Letter of Credit of the type described in the second sentence of Section 2.03(b).

          2.02 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the initial Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $50,000,000 or (y) when added to the aggregate principal amount of all Revolving Loans then outstanding and the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Revolving Loan Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before (A) in the case of Standby Letters of Credit, the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any such Standby Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the third Business Day prior to the Revolving Loan Maturity Date, on terms acceptable to the Issuing Lender thereof) and (y) the third Business Day prior to the Revolving Loan Maturity Date and (B) in the case of Trade

Letters of Credit, the earlier of (x) the date which occurs 360 days after the date of issuance thereof and (y) 30 days prior to the Revolving Loan Maturity Date.

          2.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least three Business Days' (or such shorter period as is acceptable to the respective Issuing Lender) written notice thereof. Each notice shall be in the form of Exhibit D (each a "Letter of Credit Request").

          (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section
2.02. Unless the respective Issuing Lender has received notice from the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 5 are not satisfied on the Effective Date or
Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Lender shall issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices. Upon the issuance of or amendment or modification to a Letter of Credit, the respective Issuing Lender shall promptly notify the Borrower and the Administrative Agent of such issuance, amendment or modification and such notification shall be accompanied by a copy of the issued Letter of Credit or amendment or modification.

          (c) The initial Stated Amount of each Letter of Credit shall not be less than $100,000 or such lesser amount as is acceptable to the respective Issuing Lender.

          2.04 Letter of Credit Participation. (a) Immediately upon the issuance by the respective Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender, other than such Issuing Lender (each such Lender, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Revolving Loan Commitments of the Lenders pursuant to Section 1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assignor and assignee Lender, as the case may be.

                  (b) In determining whether to pay under any Letter of Credit, the respective Issuing Lender shall have no obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit if taken or omitted in the absence of gross negligence or willful mis-conduct, shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person.

          (c) In the event that any Issuing Lender makes any payment under any Letter of Credit and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 A.M. (New York time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to such Issuing Lender in Dollars such Participant's Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to such Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Revolving Loans maintained as Base Rate Loans for each day thereafter. The failure of any Participant to make available to such Issuing Lender its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to such Issuing Lender its Percentage of any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant's Percentage of any such payment.

          (d) Whenever any Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

          (e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation relating thereto as may reasonably be requested by such Participant.

          (f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

          (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Administrative Agent, any Participant, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

          (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

          (v) the occurrence of any Default or Event of Default.

          2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower hereby agrees to reimburse the respective Issuing Lender, by making payment to the Administrative Agent in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), immediately after, and in any event on the date of, such payment or disbursement, with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 3:00 P.M. (New York time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans; provided, however, to the extent such amounts are not reimbursed prior to 3:00 P.M. (New York time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the Base Rate in effect from time to time plus the Applicable Margin for Revolving Loans maintained as Base Rate Loans plus 2%, in each such case, with interest to be payable on demand. The respective Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

          (b) The obligations of the Borrower under this Section 2.05 to reimburse the respective Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or mis-application by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse any Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender.

          2.06 Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by any such authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by such Issuing Lender or any Participant, the Borrower shall, subject to the provisions of Section 13.17 (to the extent applicable), pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Any Issuing Lender or any Participant, upon determining that any additional amounts will be payable pursuant to this
Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. In determining such additional amounts, each Issuing Lender and each Participant will act reasonably and in good faith, provided that the certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.

          SECTION 3. Fees; Reductions of Commitment.

          3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with a Revolving Loan Commitment a commitment commission (the "Commitment Commission") for the period from the Effective Date to but not including the Revolving Loan Maturity Date (or to but not including such earlier date as the Total Revolving Loan Commitment shall have been terminated), computed at a rate per annum for each day equal to 0.50% on the Unutilized Revolving Loan Commitment of such Non-Defaulting Lender on such day. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Revolving Loan Maturity Date or such earlier date upon which the Total Revolving Loan Commitment is terminated.

          (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Non-Defaulting Lender with an Incremental Term Loan Commitment such facility fees, commitment commission and other amounts, if any, as are specified in the Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loan Commitment Agreement has been provided, with such facility fees, commitment commission and other amounts, if any, to be payable at the times set forth in such Incremental Term Loan Commitment Agreement.

          (c) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on each such Lender's respective Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee"), for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin for Revolving Loans maintained as Eurodollar Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day after the termination of the Total Revolving Loan Commitment upon which no Letters of Credit remain outstanding.

          (d) The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued by such Issuing Lender (the "Facing Fee") (x) in the case of each Standby Letter of Credit, for the period from and including the date of issuance of such Standby Letter of Credit to and including the date of the termination of such Standby Letter of Credit, computed at a rate equal to 1/4 of 1% per annum (or such lesser rate as is agreed on by the Borrower and the respective Issuing Lender) of the daily Stated Amount of such Standby Letter of Credit and (y) in the case of each Trade Letter of Credit, in an amount equal to 1/4 of 1% (or such lesser rate as is agreed on by the Borrower and the respective Issuing Lender) of the Stated Amount of such Trade Letter of Credit as of the date of issuance thereof. Accrued Facing Fees payable with respect to Standby Letters of Credit shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day after the termination of the Total Revolving Loan Commitment upon which no Standby Letters of Credit remain outstanding and all Facing Fees payable with respect to each Trade Letter of Credit shall be due and payable on the date of issuance of such Trade Letter of Credit.

          (e) The Borrower agrees to pay, upon each drawing under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the applicable Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit.

          (f) The Borrower agrees to pay to the Joint Lead Arrangers and each Agent, for their respective accounts, such other fees as have been agreed to in writing by the Borrower with the Joint Lead Arrangers or such Agent, as the case may be.

          3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least one Business Day's prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate or partially reduce (i) the Total Unutilized Revolving Loan Commitment, in an integral multiple of $1,000,000 in the case of partial reductions to the Total Revolving Loan Commitment; provided that each such reduction shall apply proportionately to permanently reduce the Revolving Loan Commitment of each Lender with such a Commitment, and/or (ii) unless otherwise provided in the respective Incremental Term Loan Commitment Agreement, the Incremental Term Loan Commitments provided pursuant to any Incremental Term Loan Commitment
Agreement, in an integral multiple of $1,000,000 (or as may otherwise be provided in the respective Incremental Term Loan Commitment Agreement) in the case of partial reductions to the aggregate amount of Incremental Term Loan Commitments provided pursuant to the respective Incremental Term Loan Commitment Agreement; provided that each such reduction shall apply proportionately to permanently reduce the Incremental Term Loan Commitments of the various Lenders provided pursuant to the respective Incremental Term Loan Commitment Agreement.

          (b) In the event of certain refusals by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
Section 13.12(b), the Borrower may, subject to the requirements of said Section 13.12(b) and upon five Business Days' written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the entire Revolving Loan Commitment of such Lender so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts owing to such Lender (other than amounts owing in respect of any Tranche of Incremental Term Loans of such Lender, if such Tranche of Incremental Term Loans are not being repaid pursuant to Section 13.12(b)) are repaid concurrently with the effectiveness of such termination pursuant to this Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts) and, in the case of any replacement of Revolving Loan Commitments, such Lender's Percentage of all outstanding Letters of Credit is cash collateralized in a manner satisfactory to the Administrative Agent and the respective Issuing Lenders, and at such time, unless the respective Lender continues to have outstanding Incremental Term Loans hereunder, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04,
13.01 and 13.06), which shall survive as to such repaid Lender.

          3.03 Mandatory Reduction of Commitments. (a) The Total Commitments (and each of the Commitments of each Lender) shall terminate in their entirety on August 15, 2001, unless the Effective Date shall have occurred on or prior to such date.

          (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment (and the Revolving Loan Commitment of each Lender) shall terminate in its entirety on the earlier of (i) unless the Required Lenders otherwise agree in writing in their sole discretion, the date on which a Change of Control occurs and (ii) the Revolving Loan Maturity Date.

          (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Revolving Loan Commitment shall be permanently reduced at the times, and in the amounts, required by Section 4.02(h).

          (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, (i) the Incremental Term Loan Commitment of each Lender provided pursuant to a particular Incremental Term Loan Commitment Agreement shall be permanently reduced on each Incremental Term Loan Borrowing Date on which Incremental Term Loans are incurred pursuant to such Incremental Term Loan Commitment Agreement in an amount equal to the aggregate principal amount of Incremental Term Loans made by such Lender pursuant to such Incremental Term Loan Commitment Agreement on such date, (ii) the Incremental Term Loan Commitment of each Lender provided pursuant to a particular Incremental Term Loan Commitment Agreement shall terminate at 5:00 P.M. (New York City time) on the earlier of (i) the date specified in such Incremental Term Loan Commitment and (ii) the Revolving Loan Maturity Date (whether or not any Incremental Term Loans are incurred on either such date), (iii) the aggregate Incremental Term Loan Commitments provided pursuant to any Incremental Term Loan Commitment Agreement shall be permanently reduced at the times, and in the amounts, required by Section 4.02(h) and (iv) unless the Required Lenders otherwise agree in writing in their sole discretion, any then existing Incremental Term Loan Commitments shall terminate in their entirety on the date on which a Change in Control occurs.

          (e) Each reduction to the Total Revolving Loan Commitment pursuant to this Section 3.03 shall be applied proportionately to reduce the Revolving Loan Commitment of each Lender with such a Commitment. Each reduction to Incremental Term Loan Commitments provided pursuant to any Incremental Term Loan Commitment Agreement pursuant to this Section 3.03 shall, except as otherwise expressly provided above, be applied proportionately to reduce the Incremental Term Loan Commitment of each Lender provided pursuant to the respective Incremental Term Loan Commitment Agreement.

          SECTION 4. Prepayments; Payments; Taxes.

          4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 2:00 P.M. (New York time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Base Rate Loans and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of the Borrower's intent to prepay Eurodollar Loans, whether Revolving Loans, Swingline Loans or one or more specified Tranches of Incremental Term Loans shall be prepaid, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall promptly transmit to each of the Lenders; (ii) each prepayment of Loans shall be in an aggregate principal amount of at least $1,000,000 (or $100,000 in the case of Swingline Loans), and thereafter, in integral multiples of $100,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans and any election of an Interest Period with respect thereto given by the Borrower shall have no force or effect; (iii) at the time of any prepayment of Eurodollar Loans pursuant to this Section 4.01 on any date other than the last day of the Interest Period applicable thereto, the Borrower shall pay the amounts required pursuant to
Section 1.11; (iv) each prepayment pursuant to this Section 4.01(a) in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans, such prepayment shall not be applied to the prepayment of Revolving Loans of a Defaulting Lender; (v) each voluntary prepayment of Incremental Term Loans pursuant to this Section 4.01(a) shall be applied pro rata to each Tranche of Incremental Term Loans, with each such Tranche of Incremental Term Loans to be allocated its Relevant Incremental Term Loan Percentage of such repayment; and (vi) the amount of each voluntary prepayment of Incremental Term Loans made pursuant to this Section 4.01(a) and applied to a particular Tranche of Incremental Term Loans as provided in preceding clause (v) shall be applied (A) (1) first, to reduce the Scheduled Incremental Term Loan Repayments of the respective Tranche which will become due within twelve months after the date of such prepayment in direct order of maturity of the dates of such Scheduled Incremental Term Loan Repayments and
(2) second, to the extent in excess of the amount required to be applied as provided in the preceding clause (1), to reduce the then remaining Scheduled Incremental Term Loan Repayments of the respective Tranche on a pro rata basis (based on the then remaining principal amounts of such Scheduled Incremental Term Loan Repayments), or (B) as otherwise provided in the Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loans are made, or (C) in the case of any Tranche of Incremental Term Loans extended pursuant to more than one Incremental Term Loan Commitment Agreement, as may otherwise be provided in the first Incremental Term Loan Commitment Agreement executed and delivered with respect to such Tranche.

          (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as provided in
Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) repay all Loans, together with accrued and unpaid interest, Fees, and all other amounts owing to such Lender (or owing to such Lender with respect to the Tranche or Tranches which gave rise to the need to obtain such Lender's individual consent) in accordance with said Section 13.12(b) so long as (A) in the case of the repayment of any Revolving Loans of any Lender pursuant to this Section 4.01(b), the Revolving Loan Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time
Schedule I shall be deemed modified to reflect the changed Revolving Loan Commitment) and (B) the consents required by Section 13.12(b) in connection with the repayment pursuant to this Section 4.01(b) have been obtained.

          4.02 Mandatory Repayments. (a) On any day on which the sum of (I) the aggregate outstanding principal amount of Revolving Loans, plus (II) the aggregate outstanding principal amount of Swingline Loans plus (III) the Letter of Credit Outstandings, exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall prepay on such day principal of Swingline Loans and, after all Swingline Loans have been repaid in full, Revolving

Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Revolving Loan Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash or Cash Equivalents to be held as security for all obligations of the Borrower hereunder in a cash collateral account to be established by the Administrative Agent.

          (b) (i) In addition to any mandatory repayments or commitment reductions pursuant to this Section 4.02, the Borrower shall be required to repay the principal amount of Incremental Term Loans on the dates and in the amounts set forth in the respective Incremental Term Loan Commitment Agreement or Agreements relating to such Incremental Term Loans (each such repayment as the same may be reduced as provided in Sections 4.01 and 4.02(h) and (i), a "Scheduled Incremental Term Loan Repayment," and each such date a "Scheduled Incremental Term Loan Repayment Date"), provided that if any Incremental Term Loans are incurred which will be added to (and form part of) an existing Tranche of Incremental Term Loans, the amount of the then remaining Scheduled Incremental Term Loan Repayments of the respective Tranche shall be proportionally increased (with the aggregate amount of increases to the then remaining Scheduled Incremental Term Loan Repayments to equal the aggregate principal amount of such new Incremental Term Loans then being incurred) in accordance with the requirements of Section 1.13(c).

          (c) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, promptly, but in any event no later than the third Business Day, after each date on or after the Effective Date upon which the Borrower receives any cash proceeds from any Qualified Public Offering, an amount equal to 50% of the Net Equity Proceeds therefrom shall be applied as a mandatory repayment (and/or commitment reduction, as the case may be), of outstanding Incremental Term Loans (if any) (and/or Incremental Term Loan Commitments) in accordance with the requirements of Sections 4.02(h) and
(i).

          (d) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, promptly, but in any event no later than the third Business Day, after each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (excluding Indebtedness for borrowed money permitted to be incurred pursuant to Section 9.04), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment (and/or commitment reduction, as the case may be) of outstanding Loans (and/or Commitments) in accordance with the requirements of Sections 4.02(h) and (i).

          (e) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, promptly, but in any event no later than the third Business Day, after each date on or after the Effective Date upon which the Borrower or any of its Subsidiaries receives proceeds from any sale or other disposition of assets, including sales or other dispositions of capital stock, other Equity Interests and securities held by the Borrower or any of its Subsidiaries, but excluding (A) sales or transfers of assets permitted by Sections 9.02(ii), (v), (vi), (ix), (x), (xi), (xii), (xiii), (xv) and (xvi),
(B) sales or other dispositions of assets (other than those dispositions described in clauses (A) and (C) of this Section 4.02(e)) the Net Sale Proceeds of which do not exceed $5,000,000 in any fiscal year of the Borrower and (C) so long as no Default or Event of Default then exists, sales or other dispositions of assets (other than those dispositions described in clauses (A) and (B) of this Section 4.02(e)), the Net Sale Proceeds of which do not exceed either $20,000,000 in any fiscal year of the Borrower or $50,000,000 in the aggregate, provided that in the case of preceding clause (C), such Net Sale Proceeds are used to purchase or improve tangible assets for use in the business of the Borrower and its Subsidiaries within 270 days following the receipt of such Net Sale Proceeds and the Borrower delivers a certificate to the Administrative Agent on or prior to such date of receipt stating that such Net Sale Proceeds shall be used to purchase or improve such tangible assets within 270 days following the date of the receipt of such Net Sale Proceeds (which certificate shall set forth the estimates of the proceeds to be so expended), an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment (and/or commitment reduction, as the case may be) of outstanding Loans (and/or Commitments) in accordance with the requirements of Sections 4.02(h) and (i). To the extent Net Sale Proceeds are not required to be applied pursuant to this Section 4.02(e) as a result of clause (C) contained in the parenthetical appearing in the first sentence of this Section 4.02(e) and all or any portion of such Net Sale Proceeds are not so reinvested in tangible assets within such 270 day period, then the remaining portion of such Net Sale Proceeds shall be applied on the last day of such applicable period as otherwise required by this Section 4.02(e) (determined without regard to such clause (C)). Without limiting the aforementioned provisions of this Section 4.02(e), to the extent that the Borrower is not otherwise required to apply Net Sale Proceeds from any such asset sale or other disposition to repay Loans and/or reduce Commitments hereunder and the Borrower is (or would be) required to make an offer to prepay the Senior Subordinated Notes or any Permitted Subordinated Notes with such Net Sale Proceeds, the Borrower shall instead apply such Net Sale Proceeds as a mandatory repayment or commitment reduction (as the case may be) of outstanding Loans or Commitments in accordance with the requirements of Section 4.02(h) and (i) prior to the time when the Borrower would otherwise be required to make any such offer to prepay the Senior Subordinated Notes or any Permitted Subordinated Notes with such Net Sale Proceeds.

          (f) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, on each Excess Cash Payment Date, so long as Excess Cash Flow for the relevant Excess Cash Payment Period exceeds $1,000,000, an amount equal to 50% of the Excess Cash Flow in excess of $1,000,000 for the relevant Excess Cash Payment Period shall be applied as a mandatory repayment (and/or commitment reduction, as the case may be) of outstanding Incremental Term Loans (if any) (and/or Incremental Term Loan Commitments) in accordance with the requirements of Sections 4.02(h) and (i).

          (g) In addition to any other mandatory repayments or commitment reductions pursuant to this Section 4.02, within 10 days following each date on or after Effective Date on which the Borrower or any of its Subsidiaries receives any proceeds in excess of $1,000,000 from any Recovery Event, an amount equal to 100% of the Net Insurance Proceeds (and not just the portion in excess of $1,000,000) shall be applied as a mandatory repayment (and/or commitment reduction, as the case may be) of outstanding Loans (and/or Commitments) in accordance with

Sections 4.02(h) and (i), provided that (i) so long as no Default or Event of Default then exists and such Net Insurance Proceeds do not exceed $3,000,000, such Net Insurance Proceeds shall not be required to be so applied on such date of receipt to the extent that the Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used or shall be committed to be used to replace or restore any properties or assets in respect of which such proceeds were paid within 270 days following the date of receipt of such proceeds (which certificate shall set forth the estimates of the proceeds to be so expended) and (ii) so long as no Default or Event of Default then exists and to the extent that (a) the amount of such Net Insurance Proceeds exceeds $3,000,000, (b) the amount of such Net Insurance Proceeds, together with other cash available to the Borrower and its Subsidiaries and permitted to be spent by them on Capital Expenditures during the relevant period, equals at least 100% of the cost of replacement or restoration of the properties or assets in respect of which such Net Insurance Proceeds were paid as determined by the Borrower and as supported by such estimates or bids from contractors or subcontractors or such other supporting information as the Administrative Agent may reasonably require, (c) the Borrower has delivered to the Administrative Agent a certificate on or prior to the date the certificate would otherwise be required pursuant to this Section 4.02(g) in the form described in clause (i) above and also certifying its determination as required by preceding clause (b) and certifying the sufficiency of business interruption insurance as required by succeeding clause
(d), and (d) the Borrower has delivered to the Administrative Agent such evidence as the Administrative Agent may reasonably request in form and substance satisfactory to the Administrative Agent establishing that the amount of business interruption insurance which the Borrower has, if any, is sufficient and that the Borrower will receive payment thereunder in such amounts and at such times as, when combined with funds from operations and any equity contributions received from Shareholders, may reasonably be expected to be necessary to satisfy all obligations and expenses of the Borrower (including, without limitation, all debt service requirements, including pursuant to this Agreement), without any delay or extension thereof, for the period from the date of the respective casualty, condemnation or other event giving rise to the Recovery Event and continuing through the completion of the replacement or restoration of respective properties or assets, then the entire amount of the Net Insurance Proceeds of such Recovery Event and not just the portion in excess of $3,000,000 shall be deposited with the Administrative Agent pursuant to a cash collateral arrangement reasonably satisfactory to the Administrative Agent whereby such proceeds shall be disbursed to the Borrower from time to time as needed to pay or reimburse the Borrower or such Subsidiary for the actual costs incurred by it in connection with the replacement or restoration of the respective properties or assets (pursuant to such certification requirements as may be established by the Administrative Agent), provided further, that at any time while an Event of Default has occurred and is continuing, the Required Lenders may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrower to, follow said directions) to apply any or all proceeds then on deposit in such collateral account to the repayment (and/or the reduction of commitments) of outstanding Loans (and/or Commitments) hereunder, and provided further, that if all or any portion of such Net Insurance Proceeds not required to be applied to the repayment of Loans pursuant to the second preceding proviso (whether pursuant to clause (i) or (ii) thereof) are either (A) not so used or committed to be so used within 270 days after the date of receipt of such proceeds or (B) if committed to be used within 270 days after the date of receipt of such Net Insurance Proceeds and not so used within 360 days after the date of receipt of such proceeds then, in either such case, such remaining portion not used or committed to be used in the case of preceding clause (A) and not used in the case of preceding clause (B) shall be applied on the date occurring 270 days after the date of receipt of such proceeds in the case of clause (A) above or the date occurring 360 days after the date of receipt of such proceeds in the case of clause (B) above as a mandatory repayment (and/or commitment reduction, as the case may be) of outstanding Loans (and/or Commitments) in accordance with Sections 4.02(h) and
(i).

          (h) Each amount required to be applied pursuant to any of Sections 4.02(c), (d), (e), (f) and (g) shall be applied as follows:

          (i) Each amount required to be applied to repay Loans (and/or to reduce Commitments) pursuant to any of Sections 4.02(c) and (f) shall be applied (1) first, to repay the outstanding principal of Incremental Term Loans and (2) second, to the extent such amount is in excess of the amount required to be applied as provided in preceding clause (1), to permanently reduce any then outstanding Incremental Term Loan Commitments (with the amount of any such permanent reduction to the then outstanding Incremental Term Loan Commitments being deemed to be an application of cash in such amount, it being understood that, if the amount required to be applied pursuant to this clause (i) exceeds the amount required to be applied to repay outstanding principal of Incremental Term Loans pursuant to preceding clause (1) and so long as any required reduction to Incremental Term Loan Commitments is actually made as required by preceding clause
     (2), the Borrower and its Subsidiaries may retain any excess cash generated from the events described above in this clause (i) and use same for their own purposes).

          (ii) Each amount required to be applied to repay Loans (and/or to reduce Commitments) pursuant to Sections 4.02(d), (e) and (g) shall be applied (1) first, to repay outstanding Incremental Term Loans and permanently reduce the Total Revolving Loan Commitment, with such outstanding Incremental Term Loans to be allocated the Incremental Term Loan Tranches Percentage of such amount and the Total Revolving Loan Commitment to be reduced by the Revolving Loan Tranche Percentage of such amount (it being understood that cash in an amount up to the Revolving Loan Tranche Percentage of such amount shall be applied to the extent then required pursuant to following clause (vi) and/or (without duplication)
     Section 4.02(a), with any excess above the amount required to be so applied to be retained by the Borrower and its Subsidiaries for their own purposes), and (2) second, to the extent in excess of the amount required to be applied as provided in preceding clause (1), to permanently reduce any then outstanding Incremental Term Loan Commitments (it being understood that the amount of any reduction to Incremental Term Loan Commitments pursuant to this clause (2) shall be deemed an application of cash, with the Borrower and its Subsidiaries permitted to retain the cash so deemed applied for their own purposes).

          (iii) The amount of each principal repayment of Incremental Term Loans made as required by preceding clauses (i) and (ii) (and Sections 4.02(c), (d), (e), (f) and (g)) shall be applied pro rata to each Tranche of then outstanding Incremental Term Loans, with each such Tranche of Incremental Term Loans to be allocated its Relevant Incremental Term Loan Percentage of such payment.

          (iv) The amount of each principal repayment of Incremental Term Loans made as required by preceding clauses (i) and (ii) (and Sections 4.02(c), (d), (e), (f) and (g)) and applied to a particular Tranche of Incremental Term Loans as provided in preceding clause (iii) shall be applied (A) (1) first, to reduce the Scheduled Incremental Term Loan Repayments of the respective Tranche which will become due within twelve months after the date of such repayment in direct order of maturity of the dates of such Scheduled Incremental Term Loan Repayments and (2) second, to the extent in excess of the amount required to be applied as provided in the preceding clause (1), to reduce the then remaining Scheduled Incremental Term Loan Repayments of the respective Tranche on a pro rata basis (based on the then remaining principal amounts of such Scheduled Incremental Term Loan Repayments), or (B) as otherwise provided in the Incremental Term Loan Commitment Agreement pursuant to which such Incremental Term Loans are made, or (C) in the case of any Tranche of Incremental Term Loans extended pursuant to more than one Incremental Term Loan Commitment Agreement, as may otherwise be provided in the first Incremental Term Loan Commitment Agreement executed and delivered with respect to such Tranche.

          (v) Each amount required to be applied to Incremental Term Loan Commitments pursuant to preceding clauses (i) and (ii) (and by Sections 4.02(c), (d), (e), (f) and (g)) shall be applied pro rata to each Tranche of then outstanding Incremental Term Loan Commitments, with each such Tranche of Incremental Term Loan Commitments to be allocated its Relevant Incremental Term Loan Commitment Percentage of such amount (and each Incremental Term Loan Lender's Incremental Term Loan Commitments under each such Tranche to be proportionately reduced based on the relative amount of each such Incremental Term Loan Lender's Incremental Term Loan Commitments under such Tranche).

          (vi) At the time of each reduction to the Total Revolving Loan Commitment as provided in clause (ii) of this Section 4.02(h), outstanding principal of Swingline Loans and Revolving Loans (to the extent then outstanding) shall be repaid in a like amount.

          (i) With respect to each repayment of Loans required by this Section 4.02, the Borrower may designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 shall be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of Loans made pursuant to a Borrowing shall be applied pro rata among such Loans of all Lenders. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion. Notwithstanding the foregoing provisions of this Section 4.02 (other than Section 4.02(a) and (b), which Sections shall not have the benefits of this sentence), if at any time the mandatory repayment of Loans pursuant to this Section 4.02 would result, after giving effect to the procedures set forth above in this clause (i), in the Borrower incurring breakage costs under Section 1.11 as a result of Eurodollar Loans being repaid other than on the last day of an Interest Period applicable hereto (any such Eurodollar Loans, "Affected Loans"), the Borrower may elect, by written notice to the Administrative Agent, to have the provisions of the following sentence be applicable so long as no Default or Event of Default then exists. At the time any Affected Loans are otherwise required to be prepaid, the Borrower may elect to deposit 100% (or such lesser percentage elected by the Borrower as not being repaid) of the principal amounts that otherwise would have been paid in respect of the Affected Loans with the Administrative Agent to be held as security for the obligations of the Borrower hereunder pursuant to a cash collateral agreement to be entered into in form and substance satisfactory to the Administrative Agent, with such cash collateral to be released from such cash collateral account (and applied to repay the principal amount of such Eurodollar Loans) upon each occurrence thereafter of the last day of an Interest Period applicable to such Eurodollar Loans (or such earlier date or dates as shall be requested by the Borrower, with the amount to be so released and applied on the last day of each Interest Period to be the amount of such Eurodollar Loans to which such Interest Period applies (or, if less, the amount remaining in such cash collateral account); provided, however, that at any time while an Event of Default has occurred and is continuing, the Required Lenders may direct the Administrative Agent (in which case the Administrative Agent shall, and is hereby authorized by the Borrower to, follows said directions) to apply any or all proceeds then on deposit in such collateral account to the payment of such Affected Loans.

          (j) Notwithstanding anything to the contrary contained elsewhere in the Agreement, (i) all then outstanding Loans of any Tranche shall be repaid in full on the respective Maturity Date for such Tranche of Loans, and (ii) unless the Required Lenders otherwise agree in writing (in their sole discretion), all then outstanding Loans shall be repaid in full on the date on which a Change of Control occurs.

          4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 2:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          4.04 Net Payments; Taxes. (a) All payments made by any Credit Party hereunder or under any Note or other Credit Document will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Lender, or any franchise tax based on the net income or net profits of a Lender, in either case pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as "Taxes"). Subject to Section 4.04(b), if any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, promptly after the written request of such Lender, for taxes imposed on or measured by the net income or net profits of such Lender, or any franchise tax based on the net income or net profits of a Lender, in either case pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of income or similar taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender. All amounts payable pursuant to this
Section 4.04(a) shall be subject to the provisions of Section 13.17 (to the extent applicable).

          (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or
13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under any income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of Section 881(c)(3)(A)
of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit E (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such form or certificate, in which case such Lender shall not be required to deliver any such form or certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) to indemnify or pay additional amounts to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such Forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes.

          (c) If the  Borrower  pays any  additional  amount under this Section
4.04 to a Lender and such Lender determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such

Lender shall pay to the Borrower an amount that the Lender shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by the Lender in such year as a consequence of such Tax Benefit; provided, however, that (i) any Taxes that are imposed on a Lender as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Lender that otherwise would not have expired) of any Tax Benefit with respect to which such Lender has made a payment to the Borrower pursuant to this Section 4.04(c) shall be treated as a Tax for which the Borrower is obligated to indemnify such Lender pursuant to this Section 4.04 without any exclusions or defenses; (ii) nothing in this
Section 4.04(c) shall require the Lender to disclose any confidential information to the Borrower (including, without limitation, its tax returns);
(iii) any Lender may determine in its sole discretion consistent with the policies of such Lender whether to seek a Tax Benefit; and (iv) no Lender shall be required to pay the Borrower any amount pursuant to this Section 4.04(c) for so long as a Default or an Event of Default exists, until such Default or Event of Default is no longer continuing.

          (d) Each Lender and the Administrative Agent agrees that it will (i) take all actions reasonably requested by the Borrower that are without risk or material cost to such Lender or the Administrative Agent (as the case may be) to maintain all exemptions available to it from withholding taxes (whether available by treaty or existing administrative waiver), and (ii) to the extent reasonable and without material cost to it, otherwise cooperate with the Borrower to minimize any amounts payable by the Borrower under this Section; provided, however, a Lender will not be obligated to deliver any tax returns, income tax schedules or computations, or any other documentation that would require such Lender to disclose any other information that would adversely affect such Lender, as determined by such Lender in its sole discretion.

          SECTION 5A. Conditions Precedent to Effective Date. The occurrence of the Effective Date pursuant to Section 13.10 is subject to the satisfaction of the following conditions:

          5A.01 Execution of Agreement; Notes. On or prior to the Effective Date, there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same the appropriate Revolving Note executed by the Borrower and to the Swingline Lender, the Swingline Note executed by the Borrower, in each case in the amount, maturity and as otherwise provided herein.

          5A.02 Fees, etc. On or prior to the Effective Date, the Borrower shall have paid to each Agent, the Joint Lead Arrangers and the Lenders all Fees and all other reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to each Agent, the Joint Lead Arrangers and the respective Lenders to the extent then due.

          5A.03 Opinion of Counsel. On the Effective Date, the Administrative Agent shall have received (i) from Davis, Polk & Wardwell, special counsel to the Credit Parties, an opinion addressed to the Agents and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit F-1 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, (ii) from Ronald P. Soltman, Esq., General Counsel to the Credit Parties, an opinion addressed to the Agents and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit F-2 and such other matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request, and (iii) from local counsel in the States of Illinois, Arizona and California, opinions each in form and substance reasonably satisfactory to the Agents and addressed to the Agents, the Collateral Agent and each of the Lenders and dated the Effective Date and covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

          5A.04 Corporate Documents; Proceedings; etc. (a) On the Effective Date, the Administrative Agent shall have received a certificate, dated the Effective Date, signed by the chairman of the board, the president, any vice president or the treasurer of the Borrower and each Credit Party, and attested to by the secretary or any assistant secretary of the respective Credit Party, in the form of Exhibit G with appropriate insertions, together with copies of the certificate of incorporation and by-laws of such Credit Party, and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be reasonably acceptable to the Agents.

          (b) On or prior to the Effective Date, all corporate, and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agents, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate and partnership proceedings, governmental approvals (to the extent required), good standing certificates and bring-down telegrams, if any, which the Agents may have reasonably requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate, or governmental authorities.

          5A.05 Employee Benefit Plans; Shareholders' Agreements; Management Agreements; Collective Bargaining Agreements; Existing Indebtedness Agreements; Tax Sharing Agreements; Material Leases. On or prior to the Effective Date, there shall have been delivered to the Administrative Agent true and correct copies of the following documents, in each case as same will be in effect on the Effective Date:

          (i) all Plans (and for each Plan that is required to file an annual report on Internal Revenue Service Form 5500-series, a copy of the most recent such report (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information), and for each Plan that is a "single-employer plan," as defined in Section 4001(a)(15) of ERISA, the most recently prepared actuarial valuation therefor) and any other "employee benefit plans," as defined in Section 3(3) of ERISA, and any other material agreements, plans or arrangements, with or for the benefit of current or former employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate (provided that the foregoing shall apply in the case of any multiemployer plan, as defined in 4001(a)(3) of ERISA, only to the extent that any document described therein is in the possession of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate or reasonably available thereto from the sponsor or trustee of any such plan) (collectively, the "Employee Benefit Plans");

          (ii) all material agreements entered into by the Borrower or any of its Subsidiaries governing the terms and relative rights of its capital stock and any agreements entered into by shareholders relating to any such entity with respect to its capital stock (collectively, the "Shareholders' Agreements"); provided, that at the Borrower's election, the Borrower may, in the alternative, in cases where there are two or more instances of a Shareholders' Agreement based upon a model form, deliver to the
     Administrative Agent a copy of such model form, together with a certificate, signed by an Authorized Officer of the Borrower, which lists all Shareholders' Agreements based on that form other than those which the Borrower has independently delivered to the Administrative Agent, together with the parties to each such Shareholders' Agreement, the amounts of shares subject to each such Shareholders' Agreement, and any material divergence of each such Shareholders' Agreement from the model form of Shareholders' Agreement delivered therewith;

          (iii) all material agreements with members of, or with respect to, the senior management of the Borrower or any of its Subsidiaries (collectively, the "Management Agreements"); provided that at the Borrower's election, the Borrow may, in the alternative, in cases where there are two or more instances of a Management Agreement based upon a model form, deliver to the Administrative Agent a copy of such model form, together with a certificate, signed by an Authorized Officer of the Borrower, which lists all Management Agreements based on that form other than those which the Borrower has independently delivered to the Administrative Agent, together with the parties to each such Management Agreement, the amounts thereof, and any material divergence of each such Management Agreement from the model form of Management Agreement delivered therewith;

          (iv) all collective bargaining agreements applying or relating to any employee of the Borrower or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements");

          (v) all agreements evidencing or relating to Indebtedness for borrowed money of the Borrower or any of its Subsidiaries which is to remain outstanding after giving effect to the Effective Date, other than agreements in respect of Capitalized Lease Obligations to the extent such Indebtedness is less than $100,000 (collectively, the "Existing Indebtedness Agreements");

          (vi) all tax sharing, tax allocation and other similar agreements entered into by the Borrower or any of its Subsidiaries (collectively, the "Tax Sharing Agreements"); and

          (vii) all material leases under which the Borrower or any of its Subsidiaries lease (as lessee) any real property (collectively, the "Material Leases");

all of which Employee Benefit Plans, Shareholders' Agreements, Management Agreements, Collective Bargaining Agreements, Existing Indebtedness Agreements, Tax Sharing Agreements and Material Leases shall be in full force and effect on the Effective Date.

          5A.06 Senior Subordinated Notes. On the Effective Date, (i) the Borrower shall have received gross cash proceeds of at least $150,000,000 from the issuance by it of Senior Subordinated Notes and (ii) the Borrower shall have utilized an amount of the net cash proceeds received from the issuance of the Senior Subordinated Notes sufficient to effect the Refinancing without utilizing any proceeds of the Loans for such purpose. There shall have been delivered to the Agents and the Lenders true and correct copies of all Senior Subordinated Note Documents, and all of the terms and conditions of the Senior Subordinated Note Documents shall be in form and substance satisfactory to the Agents. In addition, the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the matters set forth in this Section 5A.06 have been satisfied as of the Effective Date.

          5A.07 Refinancing. On the Effective Date, the total commitments pursuant to the Existing Credit Agreement shall have been terminated, and all loans and notes with respect thereto shall have been repaid in full (together with interest thereon), all letters of credit issued thereunder shall have been terminated (or either incorporated as Letters of Credit hereunder or fully supported with Letters of Credit issued hereunder) and all other amounts (including premiums) owing pursuant to the Existing Credit Agreement shall have been repaid in full. The creditors in respect of the Existing Credit Agreement shall have terminated and released all security interests in and Liens on the assets of the Borrower and its Subsidiaries created pursuant to the security documentation relating to the Existing Credit Agreement, and such creditors shall have returned all such assets to the Borrower or such Subsidiary, and the Administrative Agent shall have received evidence, in form and substance reasonably satisfactory to it, that the matters set forth in this Section 5A.07 have been satisfied as of the Effective Date.

          5A.08 Pledge Agreement. On or prior to the Effective Date, each Credit Party shall have duly authorized, executed and delivered a Pledge Agreement in the form of Exhibit H (as modified, supplemented or amended from time to time, the "Pledge Agreement") and shall have delivered to the Collateral Agent, as Pledgee thereunder, all the certificated Pledge Agreement Collateral, if any, referred to therein then owned by such Credit Party, (x) endorsed in blank in the case of promissory notes constituting Pledge Agreement Collateral and (y) together with executed and undated stock powers, in the case of capital stock or other Equity Interests constituting Pledge Agreement Collateral.

          5A.09 Subsidiaries Guaranty. On or prior to the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit I (as modified, supplemented or amended from time to time, the "Subsidiaries Guaranty").

          5A.10 Security Agreement. On or prior to the Effective Date, each Credit Party shall have duly authorized, executed and delivered the Security Agreement in the form of Exhibit J (as modified, supplemented or amended from time to time, the "Security Agreement") covering all of such Credit Party's present and future Security Agreement Collateral, together with:

          (i) proper Financing Statements (Form UCC-1 or the equivalent) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests purported to be created by the Security Agreement;

          (ii) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing all effective financing statements that name any Credit Party or any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (i) above or in any other jurisdiction which might result in the existence of perfected security interests, together with copies of such other financing statements that name any Credit Party or any of its Subsidiaries as debtor (none of which shall cover any of the Collateral except to the extent evidencing Permitted Liens or in respect of which the Collateral Agent shall have received termination statements (Form UCC-3) or such other termination statements as shall be required by local law fully executed for filing); and

          (iii) evidence of the completion of all other actions necessary or, in the reasonable opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Security Agreement.

          5A.11 Mortgages; Title Insurance; Survey; etc. On or prior to the Effective Date, the Collateral Agent shall have received:

          (i) fully executed counterparts of Mortgages, each in form and substance reasonably satisfactory to the Agents, which Mortgages shall cover the Real Property owned or leased by the Borrower and its Subsidiaries on the Effective Date and designated as "Mortgaged Property" on Schedule IV, together with evidence that counterparts of such Mortgages have been delivered to the title insurance company insuring the Lien of such Mortgages for recording in all places to the extent necessary or, in the reasonable opinion of the Collateral Agent, desirable, to effectively create a valid and enforceable mortgage lien on each such Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors; and

          (ii) a mortgagee title insurance policy (or a binding commitment with respect thereto) (each, a "Mortgage Policy") on the Mortgaged Properties issued by a title insurer reasonably satisfactory to the Agents in amounts satisfactory to the Agents assuring the Collateral Agent that the Mortgages on such Mortgaged Properties are valid and enforceable mortgage liens on the respective Mortgaged Properties, free and clear of all defects and encumbrances except such defects and encumbrances as may be reasonably acceptable to the Administrative Agent and such Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to the Agents.

          5A.12 Adverse Change; Approvals; etc. (a) Since June 30, 2000, nothing shall have occurred (and no Agent nor any Lender shall have become aware of any facts or conditions not previously known by, or disclosed in writing to, such Agent or such Lender) which could reasonably be expected to have a material adverse effect (i) on the rights or remedies of any Agent or the Lenders, or on the ability of any Credit Party to perform its respective obligations to any Agent or the Lenders under the Credit Documents or (ii) on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals and/or consents (if any) required in connection with (i) the making of the Loans and (ii) the transactions contemplated by the Credit Documents and otherwise referred to herein or therein, in each case shall have been obtained and remain in effect, except in the case of clause (ii) above for such consents and/or approvals the failure of which to obtain could not reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement or the other Documents or on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole and all applicable waiting periods shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the making of the Loans and the transactions contemplated by the Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the making of the Loans or the consummation of the Transaction or the other transactions contemplated by the Documents.

          5A.13 Litigation. On the Effective Date, no litigation by any entity (private or governmental) shall be pending or, to the best of the Borrower's knowledge, threatened with respect to the Documents or any other documentation executed in connection herewith or therewith or the transactions contemplated hereby or thereby.

          5A.14 Pro Forma Balance Sheet; Projections. On or prior to the Effective Date, the Agents shall have received the pro forma financial statements and the Projections referred to in Sections 7.05(b) and (e) which, pro forma financial statements and Projections shall be in form and substance reasonably satisfactory to the Agents.

          5A.15 Solvency Certificate; Insurance Certificates. On or prior to the Effective Date, there shall have been delivered to the Administrative
Agent:

          (a) a solvency certificate in the form of Exhibit L, addressed to each Agent and each of the Lenders and dated the Effective Date from the chief financial officer of the Borrower; and

          (b)  certificates  of insurance  complying with the  requirements  of
     Section 8.03 for the business and properties of the Borrower and its Subsidiaries, in scope, form and substance reasonably satisfactory to the Agents and stating that such insurance shall not be canceled or materially changed without at least 30 days' prior written notice by the respective insurer to the Administrative Agent.

          5A.16 Maximum Leverage Ratio. On the Effective Date, (x) the Consolidated Leverage Ratio (calculated after giving effect to the Transaction) shall not be greater than 4.00:1.00 and (y) the Borrower shall have delivered to the Administrative Agent a certificate showing the calculations required by preceding clause (x), and compliance therewith, in reasonable detail.

          SECTION 5B. Conditions Precedent to each Incurrence of Incremental Term Loans. The obligation of each Lender party to any Incremental Term Loan Commitment Agreement to make Incremental Term Loans as contemplated therein and by this Agreement, is subject at the time of the making of such Incremental Term Loans to the satisfaction of the following conditions:

          5B.01 Occurrence of Syndication Date. The Syndication Date shall have already occurred.

          5B.02 Incremental Term Loan Commitment Agreement; Related Documentation. The Administrative Agent shall have received the respective Incremental Term Loan Commitment Agreement, executed by each party thereto (which execution may be in counterparts), and the Administrative Agent shall have received all related documentation in accordance with the requirements of
Section 1.13(b), in each case to the reasonable satisfaction of the Administrative Agent.

          5B.03 Incremental Term Notes. There shall have been delivered to the Administrative Agent for the account of each of the relevant Lenders that has requested same the appropriate Incremental Term Note executed by the Borrower in the amount, with the maturity and in the form as otherwise provided herein.

          5B.04 Officer's Certificate. On the date of each incurrence of Incremental Term Loans, the Administrative Agent shall have received a certificate, dated the date of such Incurrence, signed by the chairman of the board, the president, any vice president or the treasurer of the Borrower certifying that the Incremental Term Loans are being incurred in accordance with all relevant requirements of this Agreement, including without limitation Sections 1.01(d) and 1.13, and showing in reasonable detail calculations of compliance with the requirements of clause (iv) of the first sentence of
Section 1.01(d) and clause (iv) of Section 1.13(a).

          5B.05 Other Conditions Specified in the Relevant Incremental Term Loan Commitment Agreement. If any other conditions precedent are specified in the relevant Incremental Term Loan Commitment Agreement, such conditions precedent shall be satisfied on the date of the incurrence of the respective Incremental Term Loans.

          SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including any Loans made on the Effective Date or at any time thereafter), and the obligation of each Issuing Lender to issue Letters of Credit (including any Letters of Credit issued on the Effective
Date), is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

          6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit

Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of the making of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Loan (other than a Swingline Loan or a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

          (b)  Prior  to  the   issuance   of  each   Letter  of  Credit,   the
Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03.

          The acceptance of the proceeds of each Loan and the making of each Letter of Credit Request shall constitute a representation and warranty by the Borrower to the Administrative Agent and each of the Lenders that all the conditions specified in Section 5A (with respect to Credit Events on the Effective Date), Section 5B (with respect to each incurrence of Incremental Term Loans) and in this Section 6 (with respect to all Credit Events on and after the Effective Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in Section 5A, 5B and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders and shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders.

          SECTION 7. Representations and Warranties. In order to induce the Lenders to enter into this Agreement and to make the Loans and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the transactions contemplated by this Agreement as consummated on the Effective Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct on and as of the Effective Date and on the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          7.01  Corporate  and  Other  Status.  The  Borrower  and  each of its
Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company in good standing under the laws of the jurisdiction of its organization or formation, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and, to the extent applicable, is in good standing in each jurisdiction where the conduct of its business requires such qualifications except for failures to be so qualified which, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          7.02 Corporate or Partnership Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is a party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is a party, and each of such Credit Documents constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, nor the consummation of the transactions contemplated therein, (i) will contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the properties or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation or by-laws (or equivalent organizational document(s)) of the Borrower or any of its Subsidiaries.

          7.04 Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made and which remain in full force and effect), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Document or
(ii) the legality, validity, binding effect or enforceability of any such Credit Document.

          7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) The consolidated balance sheets of the Borrower and its Subsidiaries for the fiscal years ended on June 30, 1998, June 30, 1999 and June 30, 2000 and the interim nine-month period ended March 31, 2001, and the related consolidated statements of income, cash flows and shareholders' equity of the Borrower for the fiscal year or nine-month period ended on such dates, copies of which have been furnished to the Lenders prior to the Effective Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the dates of such balance sheets and the consolidated results of the operations of the Borrower and its Subsidiaries for the periods covered thereby. All of the foregoing financial statements have been prepared in accordance with GAAP (except, in the case of the aforementioned interim financial statements, for normal year-end audit adjustments and the absence of footnotes). After giving effect to the Transaction (but for this purpose assuming the Transaction had occurred prior to June 30, 2000), since June 30, 2000 nothing has occurred which has had, or could reasonably be expected to have, a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          (b) The consolidated pro forma balance sheet of the Borrower and its Subsidiaries at June 30, 2001 (calculated after giving effect to the
Transaction, and assuming that the Transaction had occurred on such date), copies of which have been furnished to the Lenders prior to the Effective Date, present fairly the pro forma financial position of the Borrower and its Subsidiaries, and the related pro forma consolidated statements of income of the Borrower and its Subsidiaries for the twelve-month period ended on June 30, 2001 (calculated after giving effect to the Transaction, and assuming that the Transaction had occurred on July 1, 2000).

          (c) On and as of the Effective Date and after giving effect to the Transaction and to all Indebtedness (including the Senior Subordinated Notes and the Loans (if any)) being incurred or assumed and Liens created by the Credit Parties in connection therewith, (i) the sum of the assets, at a fair valuation, of each of the Borrower on a stand alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed its debts; (ii) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature; and (iii) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(c), "debt" means any liability on a claim, and "claim" means (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          (d) Except as fully disclosed in the financial statements delivered pursuant to Section 7.05(a) or in other information delivered to the Lenders in writing, there were as of the Effective Date no liabilities or obligations with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, would reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.

          (e) On and as of the Effective Date, the Projections delivered to the Administrative Agent and the Lenders prior to the Effective Date have been prepared in good faith and are based on assumptions believed by the Borrower to be reasonable, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the Effective Date, the Borrower believes that the Projections are reasonable and attainable, it being understood that the Projections include assumptions as to future events that are not to be viewed as facts and there can be no assurance that such assumptions, statements, estimates and Projections will be realized and that actual results may differ from the projected results and such differences may be material and adverse.

          7.06 Litigation. There are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened (i) with respect to any Credit Document, (ii) on and as of the Effective Date with respect to the Transaction, or (iii) with respect to any matter that could reasonably be expected to have a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          7.07 True and Complete Disclosure. All factual information (taken as a whole) regarding the Borrower or any of its Subsidiaries furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the
Administrative Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided. It is understood that the Projections do not constitute factual information for purposes of this Section 7.07.

          7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Revolving Loans and the Swingline Loans shall be used solely to finance
Permitted Acquisitions and for the working capital purposes, Capital Expenditures and other general corporate purposes of the Borrower and its Subsidiaries; provided that no Revolving Loans or Swingline Loans may be used to make payments pursuant to the Refinancing or to pay the fees and expenses incurred in connection therewith.

          (b) All proceeds of Incremental Term Loans shall be used solely (i) to finance Permitted Acquisitions, (ii) to finance Capital Expenditures and the Borrower's and its Subsidiaries' other general corporate purposes and (iii) to repay outstanding Revolving Loans.

          (c) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

          7.09 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those contested in good faith fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP. The Borrower and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Borrower) for the payment of, all federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries that could reasonably be expected to have a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. Neither the Borrower nor any of its Subsidiaries has entered into an agreement or waiver which is currently in effect or has pending a request to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          7.10 Compliance with ERISA. Schedule V sets forth each Plan; each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including, without limitation, ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; except as would not result in any material liability, no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability which, when added to the aggregate amount of Unfunded Current Liabilities with respect to all other Plans, exceeds $250,000; no Plan which is subject to
Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such Sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; except as would not result in any material liability, all contributions required to be made with respect to a Plan have been timely made; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any material liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201,
4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan ended prior to the date of the most recent Credit Event, would not exceed $250,000; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in material compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries do not maintain or contribute to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan the obligations with respect to which could reasonably be expected to have a material adverse effect on the ability of the Borrower or any of its Subsidiaries to perform its obligations under this Agreement or any other Credit Document.

          7.11 The Security Documents. (a) The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest in all right, title and interest of the Credit Parties in the Security Agreement Collateral described therein, and the Collateral Agent, for the benefit of the Secured Creditors, has a fully perfected first lien on, and security interest in, all right, title and interest in all of the Security Agreement Collateral described therein, subject to no other Liens other than Permitted Liens. The recordation of (x) the Grant of Security Interest in U.S. Patents and (y) the Grant of Security Interest in U.S. Trademarks in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States trademarks and patents covered by the Security Agreement, and the recordation of the Grant of Security Interest in U.S. Copyrights in the form attached to the Security Agreement with the United States Copyright Office, together with filings on Form UCC-1 made pursuant to the Security Agreement, will create, as may be perfected by such filings and recordation, a perfected security interest in the United States copyrights covered by the Security Agreement.

          (b) The security interests created under the Pledge Agreement in favor of the Collateral Agent, as Pledgee, for the benefit of the Secured Creditors, constitute perfected security interests in the Pledge Agreement Collateral described in the Pledge Agreement, subject to no security interests of any other Person. No filings or recordings are required in order to perfect (or maintain the perfection or priority of) the security interests created in the Pledge Agreement Collateral under the Pledge Agreement other than with respect to that portion of the Pledge Agreement Collateral constituting a "general intangible" under the UCC.

          7.12 Approvals; etc. All consents and approvals of, and filings and registrations with, and all other actions in respect of, all governmental agencies, authorities or instrumentalities required in order to consummate the transactions contemplated by this Agreement have been obtained, given, filed or taken and are or will be in full force and effect (or effective judicial relief with respect thereto has been obtained), except such consents, approvals and filings the failure of which to obtain or file could not reasonably be expected to have a material adverse effect on the transactions contemplated by this Agreement or on the business, operations, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole. All transactions contemplated hereby have been consummated in all material respects in accordance with the documentation therefor and all applicable laws, and all actions pursuant to or in furtherance of the transactions contemplated by this Agreement have been and will be taken in compliance in all material respects with all applicable laws.

          7.13 Properties. All Real Property owned or leased by the Borrower or any of its Subsidiaries as of the Effective Date (other than any such leased Real Property consisting of insignificant office or other spaces), and the nature of the interest therein, is correctly set forth in Schedule IV. The Borrower and each of its Subsidiaries have good and marketable title to all material properties owned by them, including all property reflected in Schedule IV and in the balance sheets referred to in Section 7.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens.

          7.14 Capitalization. On the Effective Date, the authorized capital stock of the Borrower shall consist of (i) 600,000 shares of common stock, $0.01 par value per share, 203,294 of which shall be issued and outstanding, and (ii) 150,000 shares of preferred stock, $0.01 par value per share, 21,600 of which shares shall be designated as PIK Preferred Stock and be issued and outstanding. All outstanding shares of such capital stock have been duly and validly issued, are fully paid and nonassessable and are free of preemptive rights. Except for certain options issued pursuant to employee and director stock option plans and the provisions of the Shareholders' Agreements, on the Effective Date the Borrower does not have outstanding any securities convertible into or exchangeable for its capital stock or outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

          7.15 Subsidiaries. The Borrower has no Subsidiaries other than (i) those Subsidiaries listed on Schedule VI and (ii) new Subsidiaries created in compliance with Section 9.14. Schedule VI correctly sets forth, as of the Effective Date, the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof.

          7.16 Compliance with Statutes, etc. The Borrower and each of its Subsidiaries are in compliance with all applicable statutes, regulations and orders of all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental Laws) except such noncompliances as could not, individ-ually or in the aggregate, reasonably be expected to have a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          7.17 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          7.18 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          7.19 Environmental Matters. (a) The Borrower and each of its Subsidiaries have complied with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws. There are no pending or, to the Borrower's knowledge, threatened Environmental Claims against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries. There are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries or, to the Borrower's knowledge, on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Borrower or any of its Subsidiaries under any applicable Environmental Law.

          (b) Hazardous Materials are not being, and to the Borrower's best knowledge after due inquiry, have not at any time previously been, generated, used, treated or stored on, or transported to or from, or Released on or from, any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries except in compliance with all applicable Environmental Laws.

          (c) Notwithstanding anything to the contrary in this Section 7.19, the representations made in this Section 7.19 shall only be untrue if the aggregate effect of all failures, noncompliances, activities, facts, circumstances, conditions and occurrences of the types described above could reasonably be expected to have a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          7.20 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a material adverse effect on the Borrower and its Subsidiaries taken as a whole. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Bor-rower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the best knowledge of the Borrower, threatened against any of them and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as could not reasonably be expected to have a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          7.21 Patents, Licenses, Franchises and Formulas. Except as set forth on Schedule VII hereto, each of the Borrower and each of its Subsidiaries owns all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          7.22 Indebtedness. Schedule VIII sets forth a true and complete list of all Indebtedness of the Borrower and its Subsidiaries as of the Effective Date (after giving effect to the Refinancing, but excluding the Loans, the Letters of Credit and the Senior Subordinated Notes, the "Existing Indebtedness"), in each case showing the aggregate principal amount thereof and the name of the respective borrower and any Credit Party or any of its Subsidiaries which directly or indirectly guaranteed such Indebtedness.

          7.23 Hospital Properties. The Borrower owns no Hospital Properties directly, and on the Effective Date, each Hospital Property is owned by a Wholly-Owned Subsidiary of the Borrower which is a Subsidiary Guarantor organized under the laws of a state in the United States. Each Hospital Property is located in the United States.

          7.24 Subordination. (a) The subordination provisions contained in the Senior Subordinated Note Documents are enforceable against the Borrower, the Subsidiary Guarantors party thereto and the holders of the Senior Subordinated Notes, and all Obligations hereunder and in the other Credit Documents are within the definitions of "Senior Indebtedness" and "Designated Senior Indebtedness" included in such subordination provisions.

          (b) At all times from and after the issuance of any Permitted Subordinated Notes, the subordination provisions contained in the Permitted
Subordinated Note Documents shall be enforceable against the Borrower, the Subsidiary Guarantors party thereto and the holders of the Permitted Subordinated Notes and all obligations hereunder and in the other Credit Documents shall be within the definition of "Senior Indebtedness" and "Designated Senior Indebtedness" (or any substantially similar terms) included in such subordination provisions.

          7.25 Legal Names; Organizational Identification Numbers; Jurisdiction and Type of Organization; etc. Schedule XII hereto sets forth a true and correct list, as of the Effective Date, of the exact legal name of each Credit Party, the organizational identification number (if any) of such Credit Party, the jurisdiction of organization of such Credit Party and the type of organization of such Credit Party.

          7.26 No Director, Executive Officer or Principal Shareholder. No director, executive officer or principal shareholder of the Borrower or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender that is a bank subject to Regulation O (or any similar law or regulation restricting loans to insiders), unless the extensions of credit made by such bank hereunder would not violate Regulation O, or such similar law or regulation, as the case may be. For the purposes hereof, the terms "director," "executive officer" and "principal shareholder" (when used with reference to any Lender) shall have the respective meanings assigned thereto in Regulation O.

          SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other obligations incurred hereunder and thereunder, are paid in full:

          8.01  Information  Covenants.   The  Borrower  will  furnish  to  the
Administrative Agent (with sufficient copies for each of the Lenders, and the Administrative Agent will promptly forward to each of the Lenders):

          (a) Quarterly Financial Statements. Within 45 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by the Chief Financial
Officer of the Borrower, subject to normal recurring adjustments and (ii) a comparison of the performance of the Borrower and its Subsidiaries against the current business plan of the Borrower.

          (b) Annual Financial Statements. (i) Within 90 days after the close of each fiscal year of the Borrower, (A) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified (without the inclusion of any "going concern" qualification) by any of the "Big Five" independent certified public accountants or such other independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent and (B) a comparison of the performance of the Borrower and its Subsidiaries against the current business plan of the Borrower.

          (ii) At the time of the delivery of the annual financial statements pursuant to clause (i) above, a report of the applicable accounting firm stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or Event of Default which has occurred and is continuing under Sections 9.07, 9.08 or 9.09 or, if in the opinion of such accounting firm such a Default or an Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (c) Budgets; Business Plan. No later than 45 days after the commencement of each fiscal year of the Borrower, a budget in form reasonably satisfactory to the Administrative Agent (including, in any event, budgeted statements of income and sources and uses of cash and balance sheets of cash flow and budgeted debt and cash balances) for such fiscal year prepared by the Borrower in reasonable detail and accompanied by the current business plan of the Borrower and a statement of the Chief Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, the budget is a reasonable estimate of the period covered thereby.

          (d) Officer's Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b), a compliance certificate of the Chief Financial Officer of the Borrower in the form of Exhibit K certifying on behalf of the Borrower that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall
(x) set forth the calculations (in reasonable detail, and showing any adjustments required pursuant to Section 11.02) required to establish (A) the Applicable Margins for the respective Margin Reduction Period (and the Consolidated Leverage Ratio for purposes of determining such Applicable Margins) and (B) whether the Borrower and its Subsidiaries were in compliance with the provisions of Sections 4.02(c), (d), (e), (f) and (g), 9.01, 9.02, 9.03, 9.04, 9.05, 9.07, 9.08, 9.09 and 9.17 at the end of such fiscal quarter or year, as the case may be, (y) if delivered with the financial statements required by Section 8.01(b), set forth the amount of (and the calculations required to establish) Excess Cash Flow for the respective Excess Cash Payment Period, and (z)(i) certify that no changes are required to be made to any of
Schedule XII hereto, Annexes A through I of the Security Agreement or Annexes A through G of the Pledge Agreement, in each case so as to make the information set forth therein accurate and complete as of the date of such certificate, or
(ii) to the extent that such information is no longer accurate and complete as of such date, list in reasonable detail all information necessary to make such Schedule and all such Annexes accurate and complete (at which time such Schedule and/or such Annexes, as the case may be, shall be deemed modified to reflect such information).

          (e) Management Letters. Promptly after the Borrower's or any of its Subsidiaries' receipt thereof, a copy of any "management letter" received from its certified public accountants.

          (f) Notice of Default or Litigation. Promptly, and in any event within five Business Days, after any executive officer of any Credit Party obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default and (ii) any litigation or governmental investigation or proceeding pending or threatened (x) against the Bor-rower or any of its Subsidiaries which, either individually or in the aggregate could reasonably be expected to have a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (y) with respect to any Credit Document.

          (g) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all financial information, proxy materials and other information and reports with respect to the Borrower or any of its Subsidiaries, if any, which the Borrower or any of its Subsidiaries shall file with or furnish to the Securities and Exchange Commission or any successor thereto (the "SEC") and copies of all material notices and reports which the Borrower or its Subsidiaries shall deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor).

          (h) Environmental Matters. Promptly upon, and in any event within fifteen Business Days after, any senior or executive officer of any Credit Party obtaining knowledge thereof, notice of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole:

          (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries;

          (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that
     (a) results in non-compliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

          (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by it or any of its Subsidiaries of such Real Property under any Environmental Law;

          (iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency; and

          (v) all notices received by the Borrower or any of its Subsidiaries from any government or governmental agency under, or pursuant to, CERCLA which identify the Borrower or any of its Subsidiaries as potentially responsible parties for remediation costs or which otherwise notify the Borrower or any of its Subsidiaries of potential liability under CERCLA.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Borrower's or such Subsidiary's response or proposed response thereto. In addition, the Borrower and any of its Subsidiaries will provide the Lenders with copies of all material communications with any governmental agency or other third Person that is adverse to the Borrower or such Subsidiary relating to material Environmental Claims required to be otherwise reported under this clause (h), and such detailed reports of any such material Environmental Claim as may reasonably be requested by the Administrative Agent or any Lender.

          (i) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or its Subsidiaries as the Administrative Agent may reasonably request.

          8.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. Upon reasonable notice, the Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of the Administrative Agent or any Lender (at the expense of the Administrative Agent or Lender) to visit and inspect, under guidance of officers of it or such Subsidiary, any of the properties of the Borrower or any of its Subsidiaries, and to examine the books of account of the Borrower and any of its Subsidiaries and discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with, and be advised as to the same by, its and their officers and, so long as an officer of the Borrower or such Subsidiary is present, independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or such Lender may reasonably request.

          8.03 Maintenance of Property; Insurance, Reserves. Schedule IX sets forth a true and complete listing of all insurance maintained by, or on behalf of, the Borrower and its Subsidiaries as of the Effective Date. The Borrower will, and will cause each of its Subsidiaries to, (i) keep all property necessary to the business of the Borrower and its Subsidiaries in good working order and condition, ordinary wear and tear excepted, (ii) maintain insurance on all its property and assets which are of an insurable character in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for a company similarly situated and are no less than the full replacement value thereof, and otherwise in accordance with Schedule IX, and (iii) furnish to the Administrative Agent, a certified copy of each policy providing for such insurance (which policies shall name the Collateral Agent as loss payee and/or additional insured), together with an endorsement thereto providing that the insurance companies issuing such policies will give the Administrative Agent at least 30 days' prior written notice of cancellation or non-renewal. In addition, the Borrower shall maintain reserves during each of its fiscal years for professional liability claims in an amount for each such fiscal year not less than the amount determined as appropriate by the Borrower's independent actuaries.

          8.04 Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this
Section 8.04 shall prevent (i) any of the transactions permitted in accordance with Section 9.02 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation in any jurisdiction, or the dissolution or liquidation of Subsidiaries which hold no substantial assets and do not operate any businesses, in each case where such withdrawal, dissolution or liquidation could not reasonably be expected to have a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          8.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable Environmental Laws), except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          8.06 Compliance with Environmental Laws. (a) The Borrower will comply, and will cause each of its Subsidiaries to comply, with all
Environmental Laws applicable to the ownership, lease or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries (except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole), will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance; provided that there shall be no violation of any of the foregoing so long as any obligation to comply or pay is being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws except for Permitted Liens. Neither the Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or knowingly permit the generation, use, treatment, storage, Release or disposal of Hazardous Materials on any Real Property now or hereafter owned or operated by the Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property except for Hazardous Materials generated, used, treated, stored, released or disposed of at any such Real Properties in compliance with all applicable Environmental Laws (except such noncompliances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or conditions (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole), and reasonably required in connection with the operation, use and maintenance of the business or operations of the Borrower or any of its Subsidiaries.

          (b) To the extent any Credit Party delivers notice of the occurrence of the environmental matters as described in Section 8.01(h), the Borrower will provide, upon the written request of the Administrative Agent or the Required Lenders, which request shall specify in reasonable detail the basis therefor, at its sole cost and expense, an environmental site assessment report concerning the relevant Real Property now or hereafter owned or operated by such Credit Party, prepared by an environmental consulting firm reasonably approved by the Agents, indicating the presence or absence of Hazardous Materials and, to the extent practicable, the potential cost of any removal or remedial action in connection with any Hazardous Materials on such Real Property. If the Borrower fails to provide the same within 90 days after such request was made, the Agents may order the same, and the Borrower shall grant and hereby grants, to the Agents and the Lenders and their agents access to such Real Property and specifically grants the Agents and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Borrower's reasonable expense.

          8.07 ERISA. As soon as possible and, in any event, within ten (10) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following (except to the extent that the occurrence of any of the following could not reasonably be expected to result in a liability, loss or claim exceeding $250,000), the Borrower will deliver to the Administrative Agent a certificate of the chief financial officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63,
 .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard
(including  any  required   installment   payments)  or  an  extension  of  any
amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan has not been timely made; that a Plan has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212(c) of
ERISA or with respect to a Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any material liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan. The Borrower will deliver to the Administrative
Agent (i) upon request of the Administrative Agent a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service and (ii) copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. In addition to any certificates or notices delivered to the Lenders pursuant to the first sentence hereof, any records, documents or other information required to be furnished to the PBGC, and any material notices received by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate with respect to any Plan shall be delivered to the Lenders no later than ten
(10) days after the date such records, documents and/or information has been furnished to the PBGC or such notice has been received by the Borrower, the Subsidiary or the ERISA Affiliate, as applicable.

          8.08 End of Fiscal Years;  Fiscal  Quarters.  The Borrower will cause
(i) each of its, and each of its Subsidiaries', fiscal years to end on June 30 and (ii) each of its, and each of its Subsidiaries', fiscal quarters to end on September 30, December 31, March 31 and June 30.

          8.09 Performance of Obligations. The Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, security agreement, loan agreement or credit agreement and each other material agreement, contract or instrument by which it or any of its Real Property is bound, except such non-performances as could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          8.10 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i) provided that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP.

          8.11 Accreditation and Licensing. The Borrower will (i) obtain and maintain, and cause each of its Subsidiaries to obtain and maintain, all permits, licenses and other governmental approvals as may be necessary for the operation of each of its Hospital Properties, except for those permits, licenses and approvals the failure of which to obtain and maintain could not, individually or in the aggregate with all other failures pursuant to this
Section 8.11, reasonably be expected to have a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (ii) obtain and maintain, and cause each of its Subsidiaries to obtain and maintain, its qualification for participation in any payment under CHAMPUS, Medicare,

Medicaid, Blue Cross, Blue Shield and any other private insurance programs of similar broad application and any other federal, state and local governmental programs providing for payment of reimbursement for services rendered which the Borrower deems prudent in its reasonable discretion, except to the extent any failure to maintain such qualification could not, individually or in the aggregate with all other failures pursuant to this Section 8.11, reasonably be expected to have a material adverse effect on the business, property, assets or liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, and (iii) use its best efforts to cause each Hospital Property owned, leased or operated by the Borrower or any Subsidiary of the Borrower to have at all times a valid Certificate of Accreditation of the Joint Commission of Accreditation of Health Care Organizations in full force and effect, except to the extent any failure to have any such valid Certificate of Accreditation of the Joint Commission of Accreditation of Health Care Organizations could not, individually or in the aggregate with all other failures pursuant to this Section 8.11, reasonably be expected to have a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole.

          8.12 Additional Security; Further Assurances. (a) The Borrower will, and will cause each of the Subsidiary Guarantors to, grant to the Collateral Agent security interests and mortgages in such assets and properties of the Borrower and such Subsidiary Guarantors as are not covered by the original Security Documents, and as may be reasonably requested from time to time by the Administrative Agent or the Required Lenders (collectively, the "Additional Security Documents"), provided that notwithstanding anything to the contrary contained in this Agreement (i) Leasehold Mortgages shall not be required on any Real Property other than Hospital Properties, large clinics and surgical centers and other material Real Property, (ii) no landlord-lender agreements shall be required on any Leasehold not subject to a Leasehold Mortgage and
(iii) at the Borrower's election (which election shall be made by delivering written notice thereof to the Administrative Agent) neither the Borrower nor any Subsidiary Guarantor shall be required to grant a security interest or mortgage in any asset as otherwise required above pursuant to this Section 8.12(a) so long as the book value or fair market value (as determined in good faith by the Borrower), whichever is greater, is less than $1,000,000 (although in no event shall the aggregate book value or fair market value (as determined in good faith by the Borrower), whichever is greater, of all assets so excluded as provided in this clause (iii) exceed $5,000,000). Subject to the provisions contained in the proviso appearing in the immediately preceding sentence, within 30 days following the Administrative Agent's or the Required Lenders' request therefor, the Borrower will, and will cause each of the Subsidiary Guarantors to, grant to the Collateral Agent mortgages on any Hospital Properties constructed or acquired by the Borrower or any Subsidiary Guarantor following the Effective Date. All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral

Agent required to be granted pursuant to the Additional Security Documents and all taxes, fees and other charges payable in connection therewith shall have been paid in full.

          (b) The Borrower will, and will cause each of the Subsidiary Guarantors to, at the expense of the Borrower or such Subsidiary Guarantor, make, execute, endorse, acknowledge, file and/or deliver to the Collateral
Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require. Furthermore, the Credit Parties will use their reasonable best efforts to cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Administrative Agent to assure itself that this Section 8.12 has been complied with.

          (c) If the Administrative Agent or the Required Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of Borrower and the Subsidiary Guarantors constituting Collateral, the Borrower will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements.

          (d) The  Borrower  agrees  that each  action  required  above by this
Section 8.12 (other than actions described in the second sentence of clause (a) of this Section 8.12) shall be completed as soon as possible, but in no event later than 90 days after such action is either requested to be taken by the Administrative Agent or the Required Lenders or required to be taken by the Borrower or its Subsidiaries pursuant to the terms of this Section 8.12; provided that in no event will the Borrower or any of its Subsidiaries be required to take any action, other than using its best efforts, to obtain consents from third parties with respect to its compliance with this Section 8.12.

          8.13 Use of Proceeds. The Borrower will use the proceeds of the Loans only as provided in Section 7.08.

          8.14 VHS Phoenix Health Plan, Inc. The Borrower shall use commercially reasonable efforts to (i) obtain all necessary governmental and other third party approvals to permit VHS Phoenix Health Plan, Inc. to execute and deliver, and (ii) thereafter cause VHS Phoenix Health Plan, Inc. to execute and deliver, counterparts of the Subsidiaries Guaranty, the Security Agreement and the Pledge Agreement, or a Joinder Agreement, and in connection therewith take all action VHS Phoenix Health Plan, Inc. would have taken pursuant to
Section 5A if it had been a Subsidiary Guarantor on the Effective Date.

          SECTION 9. Negative Covenants. The Borrower covenants and agrees that on and after the Effective Date and until the Total Commitments and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, are paid in full:

          9.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable with recourse to the Borrower or any Subsidiary of the Borrower), or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute, provided that the provisions of this Section 9.01 shall not prevent the creation, incurrence, assumption or existence of the following Liens (collectively, "Permitted Liens"):

          (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP;

          (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

          (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule X but only to the respective date, if any, set forth in such Schedule X for the removal and termination of any such Liens, plus renewals and extensions of such Liens, provided that (x) the Indebtedness secured by such Liens is renewed or extended on terms (taken in the aggregate) not materially less favorable to the Borrower or its Subsidiary, as the case may be, than the terms of the Indebtedness being renewed or extended (it being understood that increases in interest rates and other pricing provisions with respect to such Indebtedness which reflect market conditions existing at the time of the renewal or extension of such Indebtedness shall not be considered materially less favorable to the Borrower or the respective Subsidiary),
     (y) the aggregate principal amount of the Indebtedness secured by such Liens does not increase from that amount outstanding at the time of any such renewal or extension (except for amounts required to pay accrued and unpaid interest on, and premiums with respect to, such Indebtedness at the time of such renewal or extension or reasonable fees and expenses incurred in connection with such renewal or extension) and (z) any such renewal or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries;

          (iv) Permitted Encumbrances;

          (v) Liens created pursuant to the Security Documents;

          (vi) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (vii) Liens (A) upon assets subject to Capitalized Lease Obligations,
     (B) created pursuant to purchase money mortgages or security  interests or
     (C) placed upon real estate, equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, in each case to the extent such Capitalized Lease Obligations or the other Indebtedness secured by Liens, as the case may be, are permitted by Section 9.04(iii), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation, such purchase money mortgages or security interests or incurred to finance the acquisition of such real estate, equipment or machinery, as the case may be, and (y) the Lien encumbering the real estate, equipment, machinery or asset giving rise to the purchase money mortgage security interest or the asset giving rise to the Capitalized Lease Obligation, as the case may be, does not encumber any other asset of the Borrower or any of the Borrower's Subsidiaries;

          (viii) easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (ix) Liens arising from precautionary UCC financing statement filings in respect of operating leases;

          (x) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

          (xi) Liens (other than Liens created or imposed under ERISA) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

          (xii) Liens arising out of judgments or awards (including Liens securing Contingent Obligations on surety and appeal bonds relating thereto) in respect of which the Borrower or any of the Borrower's Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all such judgments or awards does not exceed $25,000,000 at any time outstanding;

          (xiii) Liens on property or assets acquired pursuant to a Permitted Acquisition effected pursuant to Section 9.02(viii), or on property or assets of a Subsidiary of the Borrower in existence at the time such property or assets are acquired pursuant to such Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(vii) and (ii) such Liens are not incurred in connection with or in anticipation of such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries;

          (xiv) deposits required to be made in connection with any proposed acquisition to the extent that the aggregate principal amount of all such deposits outstanding at any time shall not exceed $5,000,000;

          (xv) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(iii), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the Borrower or any of its Subsidiaries; and

          (xvi) Liens not otherwise permitted by the foregoing clauses (i) through (xv) provided that (i) the aggregate fair market value of all assets subject to such Liens does not at any time exceed $2,500,000 and
     (ii) the aggregate principal amount of (x) all Indebtedness plus (y) all other liabilities secured by such Liens does not exceed $2,500,000 at any time outstanding.

          9.02 Consolidation, Merger, Purchase or Sale of Assets, etc. The Borrower will not, and will not permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of (or agree to do any of the foregoing at any future time) all or any part of its property or assets, or enter into any sale-leaseback transactions, or purchase or otherwise acquire (in one or a series of related transactions) any part of the property or assets (other than purchases or other acquisitions of inventory, materials, equipment and other assets in the ordinary course of business) of any Person, except that:

          (i) Capital Expenditures by the Borrower and its Subsidiaries shall be permitted to the extent not in violation of Section 9.07;

          (ii) the Borrower and each of its Subsidiaries may in the ordinary course of business, sell or otherwise dispose of inventory, materials, equipment and other assets which, in the reasonable opinion of such Person, are obsolete, uneconomic or no longer useful in the conduct of such Person's business;

          (iii)  Investments  may be made to the  extent  permitted  by Section
     9.05;

          (iv) the Borrower and each of its Subsidiaries may lease (as lessee) real or personal property in the ordinary course of business (so long as any such lease does not create a Capitalized Lease Obligation unless permitted by Section 9.04(iii));

          (v) the Borrower and each of its Subsidiaries may purchase and sell inventory and supplies in the ordinary course of business;

          (vi) the Borrower and its Subsidiaries may liquidate Cash Equivalents in the ordinary course of business;

          (vii) each of the Borrower and its Subsidiaries may sell or otherwise dispose of other assets provided (i) no Default or Event of Default then exists or would exist immediately after giving effect thereto, (ii) each such sale or other disposition is in an arm's-length transaction and the Borrower or the respective Subsidiary receives at least fair market value (as determined in good faith by the Borrower or such Subsidiary, as the case may be), (iii) at least 75% of the total consideration received by the Borrower or such Subsidiary is cash and is received at the time of the consummation of such sale or other disposition, (iv) the aggregate amount of the proceeds received from all assets sold pursuant to this clause
     (vii) shall not exceed either $20,000,000 in any fiscal year of the Borrower or $50,000,000 in the aggregate, (v) the Net Sale Proceeds therefrom are either applied as provided in Section 4.02(e) or reinvested in assets to the extent permitted by Section 4.02(e) and (vi) in the case of any such sale or other disposition of less than all of the Equity Interests of any Subsidiary of the Borrower, if after giving effect thereto such Subsidiary (x) becomes a Non-Guarantor Subsidiary, the Borrower shall be in compliance with Section 9.17 after giving effect to such sale or other disposition or (y) becomes a Person in which the Borrower or one of its Subsidiaries retains a minority equity interest, such retained equity interest shall be deemed to be an Investment and shall be required to be justified under Section 9.05(xvi);

          (viii) any Subsidiary of the Borrower may acquire one or more Hospital Properties located in the United States and any Health Care Assets which are complementary to the Borrower and its Subsidiaries' businesses, or the Borrower or any Subsidiary of the Borrower may acquire Equity Interests in any Person (which as a result of such acquisition becomes a Subsidiary of the Borrower) all or substantially all of whose assets consist of one or more Hospital Properties located in the United States and any Health Care Assets located in the United States which are complementary to the Borrower and its Subsidiaries' businesses (each such acquisition, a "Permitted Acquisition" and, collectively, the "Permitted Acquisitions"); provided that (w) no Default or Event of Default then exists or would exist immediately after giving effect thereto, (x) to the extent the purchase price for such Permitted Acquisition is $2,500,000 or more, the Borrower shall deliver to the Administrative Agent a Permitted Acquisition Compliance Certificate, no later than the date of the consummation of such Permitted Acquisition, (y) at the time of, and after giving effect to, each such Permitted Acquisition, the Borrower shall be in compliance with Sections 9.08 and 9.09 on a Post-Test Period Pro Forma Basis and shall be in compliance with Section 9.17 and (z) the aggregate purchase price (including for this purpose any Acquisition CapEx and any earn-outs in connection with such Permitted

     Acquisition (taking the good faith estimate of an Authorized Officer of the Borrower as the amount which would become due in connection with such earn-out)) for all such Permitted Acquisitions permitted under this clause
     (viii) (determined, in each case, net of consideration in the form of, or paid with the proceeds of, contemporaneous issuances of the Borrower's common stock (to the extent such proceeds are not required to be applied pursuant to Section 4.02(c)) shall not exceed $25,000,000 except to the extent that the Borrower certifies to the Administrative Agent in the respective Permitted Acquisition Certificate, in connection with any Permitted Acquisition which would cause the foregoing limitation to be exceeded, that such excess consideration does not exceed the Retained Excess Cash Flow Amount as then in effect and which shall constitute a utilization thereof, provided further, that clause (z) above shall not apply so long as at the time of the respective Permitted Acquisition (and after giving effect thereto), (I) the Consolidated Senior Leverage Ratio determined on a Post-Test Period Pro Forma Basis (and after giving effect to any Indebtedness incurred in connection with such Permitted Acquisition or to finance same) is less than 2.50:1.00 and (II) the Consolidated Debt/Total Capitalization Ratio determined on a Post-Test Period Pro Forma Basis (and after giving effect to any Indebtedness incurred in connection with such Permitted Acquisition or to finance same) is less than 0.50:1.00;

          (ix) the Borrower and its Subsidiaries may transfer assets to a Subsidiary Guarantor, and, so long as fair market value is received as consideration, Subsidiaries of the Borrower that are not Credit Parties may transfer assets to other Subsidiaries of the Borrower that are not Credit Parties; and any Wholly-Owned Subsidiary of the Borrower may merge with and into any Subsidiary Guarantor which is a Wholly-Owned Subsidiary, in each case so long as the respective Subsidiary Guarantor, if any, is the surviving entity of any such merger;

          (x) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto, the Borrower and the Subsidiary Guarantors may transfer assets to Non-Guarantor Subsidiaries;

          (xi) each of the Borrower and its Subsidiaries may (i) lease real or personal property to physicians or other medical professionals in the ordinary course of business, and (ii) otherwise grant leases or subleases of real or personal property to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

          (xii) the Borrower and its Subsidiaries may enter into short-term leases at any time with respect to (i) equipment not being utilized by any Hospital Property at such time, so long as such equipment was not purchased by the Borrower or any of its Subsidiaries for the purpose of leasing such equipment, and (ii) durable medical equipment leased by the Borrower and its Subsidiaries to its patients;

          (xiii) sale-leaseback transactions shall be permitted to the extent permitted by Section 9.04(iii);

          (xiv) the Borrower and its Subsidiaries may pre-pay rent under leases and may purchase pre-paid insurance and services, in each case in the ordinary course of business;

          (xv) so long as the aggregate fair market value of all Real Property disposed of pursuant to this clause (xv) does not, at the time of (and giving effect to) any such disposition, exceed 2% of the Total Assets of the Borrower and its Subsidiaries, the Borrower and its Subsidiaries shall be permitted to make dispositions of substantially unimproved Real Property to, or ground lease unimproved Real Property to, Persons who are developers, for sale or lease consideration pursuant to overall arrangements deemed by management of the Borrower to be fair and reasonable, for the purpose of the respective transferee or lessee building on such Real Property (A) a medical office building, (B) a building to contain a healthcare business or (C) a parking garage to be used in connection with a medical office building or a building containing or to contain a healthcare business, and any such transaction may include, if a ground lease, a subordination of the fee ownership interest of the lessor to the lien of the lender for such developer (valued at the aggregate fair market value of the Real Property sold or leased); and

          (xvi) the Borrower and/or its Subsidiaries may, in the ordinary course of business and consistent with past practices prior to the Effective Date, sell or otherwise transfer receivables owing to it to third parties for the purposes of collection of outstanding balances thereunder.

To the extent the Required Lenders or all of the Lenders, as the case may be, waive the provisions of this Section 9.02 with respect to the sale of any Collateral (other than the sale of any Collateral to the Borrower or any Subsidiary Guarantor), or any Collateral is sold or otherwise disposed of as permitted by this Section 9.02 (other than any sale or any disposition to the Borrower or any Subsidiary Guarantor), such Collateral shall be sold or otherwise disposed of free and clear of the Liens created by the Security
Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate in order to effect or evidence the foregoing. In addition, subject to continued compliance with
Section 9.17, upon the occurrence of any sale of all or less than all of the Equity Interests of any Subsidiary Guarantor consummated in accordance with the provisions of Section 9.02(vii), upon the receipt by the Administrative Agent and the Collateral Agent of (i) a certificate of an Authorized Officer of the Borrower certifying that (x) such Subsidiary is to be released from the Subsidiaries Guaranty and the Security Documents to which it is a party as in accordance with provisions hereof and thereof and (y) no Default or Event of Default exists at the time of, or would exist immediately after giving effect to, such release and (ii) evidence reasonably satisfactory to the Administrative Agent and the Collateral Agent that such Subsidiary has been (or will contemporaneously with the release described below, will be) released from its guarantee (if any) of any and all Indebtedness under the Senior Subordinated Notes and, after the issuance thereof, the Permitted Subordinated Notes, such Subsidiary shall be released from the Subsidiaries Guaranty and the Security Documents to which it is party, and the Administrative Agent and the Collateral Agent shall be authorized to take any action deemed appropriate in order to effect or evidence the foregoing.

          9.03 Dividends. The Borrower will not, and will not permit any of its Subsidiaries to, authorize, declare or pay any Dividends with respect to the Borrower or any of its Subsidiaries, except that:

          (i) any Subsidiary of the Borrower may pay Dividends to the Borrower or to a Wholly-Owned Subsidiary of the Borrower;

          (ii) the Borrower may redeem or repurchase the Borrower's capital stock from present or former officers, employees and directors (or their trusts or estates) of the Borrower or any of its Subsidiaries upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with any stock option plan, any employee stock ownership plan or any Shareholders' Agreement, provided that (x) no Default, and no Event of Default, exists under Section 10.01 or 10.05 or would arise therefrom and (y) the aggregate amount of all cash paid in respect of all such shares so redeemed or repurchased in any calendar year does not exceed the sum of (A) $1,000,000 plus (B) all amounts obtained by the Borrower from the sale of such stock (or a substantially concurrent issuance of the Borrower's capital stock) to other present or former officers, employees and directors;

          (iii) so long as there shall exist no Default under Section 10.01 or Event of Default (both before and after giving effect to the payment thereof) any non-Wholly-Owned Subsidiary of the Borrower may pay Dividends to its shareholders or partners generally in the form of cash, Cash Equivalents, common stock and preferred stock permitted to be issued pursuant to Section 9.12(b), so long as the Borrower or its respective Subsidiary which owns the equity interest or interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holdings of equity interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of equity interests in such Subsidiary);

          (iv) the Borrower may purchase its common stock at fair market value from officers, employees and directors of the Borrower or any of its Subsidiaries to the extent necessary to cover the exercise price of options and income tax withholding, provided that (x) no Default or Event of Default is then in existence or would arise therefrom and (y) the aggregate amount of cash paid in respect of all such shares so repurchased in any calendar year does not exceed $500,000;

          (v) the Borrower may make cash payments to officers, employees and directors of the Borrower or any of its Subsidiaries in respect of stock appreciation rights issued pursuant to a compensation plan approved by the board of directors of the Borrower or by the compensation committee thereof, provided that (x) no Default or Event of Default is then in existence or would arise therefrom and (y) the aggregate amount of cash paid pursuant to this clause (v) in any calendar year does not exceed $500,000;

          (vi) the Borrower may repurchase equity interests in non-Wholly-Owned Subsidiaries and Health Care Joint Ventures, provided that (x) no Default or Event of Default is then in existence or would arise therefrom and (y) the aggregate amount of cash paid pursuant to this clause (vi) in any calendar year does not exceed $500,000;

          (vii) the Borrower may pay regularly accruing Dividends with respect to PIK Preferred Stock (x) prior to January 1, 2008, solely through the issuance of additional shares of PIK Preferred Stock (and not in cash) and
     (y) thereafter, in cash so long as no Default or Event of Default then exists or would arise therefrom, in the case of each of clauses (x) and
     (y) pursuant to the Certificate of Designations, Preferences and Rights relating thereto and as in effect on the Effective Date; and

          (viii) so long as no Default or Event of Default is then in existence or would arise therefrom, the Borrower may pay cash Dividends not otherwise permitted in clauses (i) through (vii) above in an amount not to exceed $750,000 per calendar year.

          9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

          (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

          (ii)  Existing  Indebtedness  to the  extent  the same is  listed  on
     Schedule VIII, but no refinancings or renewals thereof other than such refinancings and renewals which are on terms (taken in the aggregate) not materially less favorable to the Borrower and its Subsidiaries than the terms of the Indebtedness being refinanced or renewed (it being understood that increases in interest rates and other pricing provisions with respect to such Indebtedness which reflect market conditions existing at the time of the refinancing or renewal of such Indebtedness shall not be considered materially less favorable to the Borrower or the respective Subsidiary) and which do not increase the outstanding principal amount of such Indebtedness at the time of such refinancing or renewal (except for amounts required to pay accrued and unpaid interest on and premiums with respect to, such Indebtedness at the time of such refinancing or renewal or reasonable fees and expenses incurred in connection with such refinancing or renewal);

          (iii)   Indebtedness  of  the  Borrower  and  its   Subsidiaries  (v)
     consisting of Capitalized Lease Obligations to the extent permitted pursuant to Section 9.07, (w) under sale-leaseback transactions, (x) incurred pursuant to purchase money mortgages, (y) subject to Liens permitted under Section 9.01(vii)(C) or, to the extent that such Indebtedness does not constitute Indebtedness of a type described in clause (i), (ii), (iii), (iv), (v) or (vi) of the definition of Indebtedness, Liens permitted under Section 9.01(xi) or (xii) or (z) assumed at the time of a Permitted Acquisition, provided that (I) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (II) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause
     (z); provided that in no event shall the aggregate principal amount of Capitalized Lease

     Obligations, sale-leaseback transactions and other Indebtedness permitted by this clause (iii) exceed $25,000,000 at any time outstanding;

          (iv) intercompany Indebtedness among the Borrower and the Subsidiary Guarantors to the extent permitted by Section 9.05(iii);

          (v) (A) Indebtedness of Non-Guarantor Subsidiaries owing to the Borrower and the Subsidiary Guarantors to the extent permitted under
     Section 9.05(iv), (B) Indebtedness of the Borrower and the Subsidiary Guarantors owing to Non-Guarantor Subsidiaries to the extent permitted under Section 9.05(v) and (C) intercompany Indebtedness among the Non-Guarantor Subsidiaries to the extent permitted by Section 9.05(vi);

          (vi) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any Credit Party's ordinary course of business operations so long as management of the Borrower or such Credit Party, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements are bona fide hedging activities;

          (vii) unsecured senior subordinated Indebtedness of the Borrower (and unsecured senior subordinated guarantees thereof by any Subsidiary
     Guarantor for so long as such Person remains a Subsidiary Guarantor) incurred pursuant to the Senior Subordinated Notes and the other Senior Subordinated Note Documents, in an aggregate principal amount not to exceed $300,000,000 less the amount of any repayments of principal thereof after the Effective Date;

          (viii) amounts constituting deferred purchase price or earnouts in connection with Permitted Acquisitions; provided that the aggregate amount of all Indebtedness permitted under this clause (vii) (taking the good faith estimate of an Authorized Officer of the Borrower as the amount which would become due in connection therewith) shall not exceed $20,000,000 at any time outstanding;

          (ix) amounts constituting deferred payment obligations resulting from adjudications or settlements of any claims or litigation;

          (x) Indebtedness owing to Subsidiaries of the Borrower in connection with the cash management program of the Borrower;

          (xi) Contingent Obligations of the Borrower and its Subsidiaries constituting guarantees by the Borrower of Indebtedness of any Subsidiary Guarantor (for so long as such Person remains a Subsidiary Guarantor) or guarantees by any of the Subsidiary Guarantor (for so long as such Person remains a Subsidiary Guarantor) of Indebtedness of any of the Borrower or any other Subsidiary Guarantor (for so long as such Person remains a Subsidiary Guarantor), but in each case only to the extent that the Indebtedness being guaranteed is otherwise permitted by this Section 9.04, provided that this clause (xi) shall not permit any Contingent Obligations in respect of Senior Subordinated Notes or Permitted Subordinated Notes (with any guarantees thereof by Subsidiary Guarantors to be permitted only in accordance with the provisions of
     Section 9.04(vii) or (xv), as the case may be);

          (xii) Contingent Obligations of the Borrower or any Subsidiary Guarantor (for so long as such Person remains a Subsidiary Guarantor) constituting guarantees of (i) obligations of Health Care Joint Ventures under their operating leases and (ii) Indebtedness of Health Care Joint Ventures in an aggregate principal amount for all such Indebtedness not exceeding $5,000,000;

          (xiii) Indebtedness of the Borrower consisting of deferred purchase price for redemptions or repurchases of the Borrower's capital stock, provided that the Borrower's payment obligations thereunder are limited to the extent necessary to be in compliance with Section 9.03(ii);

          (xiv) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 9.04 so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

          (xv) unsecured subordinated Indebtedness of the Borrower (and unsecured subordinated guarantees thereof by any Subsidiary Guarantor (for so long as such Person remains a Subsidiary Guarantor)) incurred under Permitted Subordinated Notes and the other Permitted Subordinated Note Documents in an aggregate principal amount not to exceed $100,000,000 so long as (A) at least five Business Days prior to the issuance thereof, the Borrower shall have delivered to the Administrative Agent and each Lender substantially final drafts of the Permitted Subordinated Note Documents and with any changes thereto made after the initial delivery of such Permitted Subordinated Note Documents to be delivered to the Administrative Agent at least two Business Days prior to the issuance of any Permitted Subordinated Notes, (B) the final maturity date thereof is no shorter than six months following the latest Incremental Term Loan Maturity Date in effect at the time of the incurrence of any such Permitted Subordinated Notes for then outstanding Incremental Term Loans,
     (C) there are no scheduled amortization, mandatory redemption or sinking fund provisions or similar provisions prior to the maturity of the Permitted Subordinated Notes (other than provisions requiring an offer to purchase Permitted Subordinated Notes to be made upon the occurrence of a change in control or asset sale on terms not more onerous (from the perspective of the Borrower) than those contained in the Senior Subordinated Note Indenture as originally in effect), (D) the subordination provisions applicable to the Permitted Subordinated Notes shall be substantially identical to those contained in the Senior Subordinated Notes (although at the option of the Borrower, the Senior Subordinated Notes may be included as "Senior Debt", but not "Designated Senior Debt", for purposes of the subordination provisions contained in any issue of Permitted Subordinated Notes), (E) the interest rates (calculated including any original issued discount in respect thereof) and related premiums applicable to any issue of Permitted Subordinated Notes shall be based on then market interest rates, (F) all other terms and conditions of each issue of Permitted Subordinated Notes shall, in the aggregate, be no less favorable, in any material respect, to the Borrower (and any Subsidiary Guarantors) and the Lenders than the terms contained in the Senior Subordinated Notes and related Senior Subordinated Note Documents, (G) no Default or Event of Default then exists or would result from the issuance thereof, (H) prior to the issuance of any Permitted Subordinated Notes, the Borrower shall have delivered to the Administrative Agent and each of the Lenders a certificate of the Borrower's Chief Financial Officer certifying (and showing the calculations therefor in reasonable detail) that the Borrower and its Subsidiaries shall be in compliance with Sections 9.08 and 9.09 on a Post-Test Period Pro Forma Basis on the date of the respective issuance of the Permitted Subordinated Notes and after giving effect thereto and the application of the proceeds thereof on such date and (I) prior to the issuance of any Permitted Subordinated Notes, the Borrower shall deliver evidence satisfactory to the Administrative Agent, including a certificate of the Chief Financial Officer of the Borrower (accompanied by any required financial calculations in reasonable detail) and an opinion of counsel for the Borrower, that the issuance of such Permitted Subordinated Notes is permitted by the terms of the Senior Subordinated Notes (and related Senior Subordinated Note Documents) and any other issue of Permitted Subordinated Notes (and related Permitted Subordinated Note Documents) then outstanding;

          (xvi)   Contingent   Obligations  of  the  Borrower  or  any  of  its
     Subsidiaries arising from Physician Support Obligations to the extent same are permitted under Section 9.05(xiv); and

          (xvii) Indebtedness not otherwise permitted by the foregoing clauses of this Section 9.04 not to exceed $5,000,000 in aggregate principal amount at any time outstanding.

          9.05 Advances, Investments and Loans. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or hold any cash or Cash Equivalents (each of the foregoing an "Investment" and, collectively, "Investments"), except that the following shall be permitted:

          (i) the Borrower and its Subsidiaries may acquire and hold accounts receivables and prepaid expenses owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms, and the Borrower and its Subsidiaries may own Investments received in connection with the bankruptcy or reorganization of suppliers, customers and others with whom it has done business or against whom it has claims and in settlement of delinquent obligations of, and other disputes with, customers, suppliers and others with whom it has done business or against whom it has claims, in each case arising in the ordinary course of business;

          (ii) the Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

          (iii) the Borrower and the Subsidiary Guarantors may make intercompany loans and advances to one another, provided that (i) in the case of each intercompany loan evidenced by a note, each such note shall be in the form of Exhibit M and shall be pledged (and delivered) to the Collateral Agent pursuant to (and to the extent required by) the Pledge Agreement and (ii) in the event any such Subsidiary Guarantor that has made such intercompany loans or advances and/or to which such intercompany loans have been made ceases to constitute same, such intercompany loans and advances shall only be permitted to the extent allowed under Section 9.05(iv), (v) or (vi), as applicable;

          (iv) the Borrower or any Subsidiary Guarantor may make unsubordinated loans and advances to Non-Guarantor Subsidiaries, provided that (i) no Default or Event of Default then exists or would exist immediately after giving effect thereto and (ii) in the case of any such loans or advances evidenced by a note, each such note shall be in the form of Exhibit M and shall be pledged (and delivered) to the Collateral Agent pursuant to (and to the extent required by) the Pledge Agreement;

          (v) Non-Guarantor Subsidiaries may make loans and advances to the Borrower or any Subsidiary Guarantor, provided that such loan or advance (other than any such loans or advances represented by short-term, open account working capital notes entered into the ordinary course of business for cash management purposes and consistent with past practices) shall be expressly subordinated to the payment of the Obligations pursuant to duly executed and delivered (by the respective borrower and lender) Subordination Agreement in the form of Exhibit N;

          (vi) Non-Guarantor Subsidiaries may make loans and advances to one another;

          (vii) the Borrower and its Subsidiaries may make loans and advances in the ordinary course of business to their respective employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $500,000;

          (viii) the Borrower and its Subsidiaries may enter into Other Hedging Agreements to the extent permitted by Section 9.04(vi);

          (ix)  the  Borrower  and  its   Subsidiaries   may  receive  non-cash
     consideration in connection with any asset sale permitted by Section 9.02(vii) but only to the extent set forth in such Section 9.02(vii);

          (x) Permitted Acquisitions may be effected in accordance with the relevant requirements of Section 9.02(viii);

          (xi) the Borrower and its Subsidiaries may hold Existing Investments, provided that any further Investments with respect thereto shall be independently justified under another clause of this Section 9.05;

          (xii)  the   Borrower   and  its   Subsidiaries   may  make   capital
     contributions in and to their respective Subsidiaries that are Subsidiary Guarantors (which are Wholly-Owned

     Subsidiaries) to the extent in existence on the Effective Date or created thereafter pursuant to Section 9.14;

          (xiii) so long as no Default or Event of Default then exists or would exist immediately after giving effect thereto, the Borrower and the Subsidiary Guarantors may make Investments consisting of Equity Investments in Non-Guarantor Subsidiaries;

          (xiv) Investments constituting Physician Support Obligations in the aggregate amount not to exceed at any time outstanding the sum of $10,000,000 plus the Additional Physician Support Obligations Amount as then in effect;

          (xv) the Borrower may enter into Interest Rate Protection Agreements to the extent permitted under Section 9.04(xiv); and

          (xvi) the Borrower and its Subsidiaries may make additional Investments not otherwise permitted by the foregoing clauses of this
     Section 9.05 not to exceed an aggregate amount (determined using the book value of such Investments when same are made) equal to $10,000,000 plus the Additional Investment Amount as then in effect.

          9.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Borrower or any of its Subsidiaries, other than on terms and conditions substantially as favorable to the Borrower or such Subsidiary as would reasonably be obtained by the Borrower or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that notwithstanding the foregoing:

          (i) Dividends may be paid to the extent provided in Section 9.03;

          (ii) Investments may be made and other transactions may be entered into by and among the Borrower and the Borrower's Subsidiaries to the extent permitted by Section 9.02, 9.04 or 9.05;

          (iii) customary fees may be paid to non-officer directors of the Borrower or any of its Subsidiaries;

          (iv) Subsidiaries of the Borrower may pay management and similar fees to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

          (v) transactions may be entered into between the Borrower and any Subsidiary Guarantor or among any Subsidiary Guarantors to the extent not otherwise permitted in clauses (i) through (iv) above; and

          (vi) Shareholders may enter into transactions with the Borrower to purchase the capital stock of the Borrower in accordance with the Shareholders' Agreements.

          9.07 Capital Expenditures. (a) The Borrower will not, and will not permit any of its Subsidiaries to, make any Capital Expenditures except in accordance with this Section 9.07.

          (b) Notwithstanding anything to the contrary contained in clause (a) above, during any period set forth below, the Borrower and its Subsidiaries may make Capital Expenditures in connection with their operations (but not in connection with any Specified Construction Projects, except to the extent the amount thereof is justified by the Borrower as described in the parenthetical contained in Section 9.07(d)) so long as the aggregate amount of such Capital Expenditures made (to the extent made) under this Section 9.07(b) does not exceed in any such period set forth below the sum of (i) the amount set forth opposite such period below plus (ii) the Additional Capital Expenditures Amount for such period:

              Period                                               Amount
              ------                                               ------
Effective Date through June 30, 2002                            $30,000,000

July 1, 2002 through June 30, 2003                              $30,000,000

July 1, 2003 through June 30, 2004                              $30,000,000

July 1, 2004 through June 30, 2005                              $30,000,000

July 1, 2005 through the Revolving Loan Maturity Date           $30,000,000

Each fiscal year of the Borrower ended after June 30, 2006      $30,000,000

          (c) Notwithstanding anything to the contrary contained in clauses (a) and (b) above and clause (d) below, to the extent that the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries pursuant to
Section 9.07(b) in any fiscal year of the Borrower (beginning with the fiscal year ended June 30, 2002) are less than the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries during such fiscal year pursuant to such Section 9.07(b), the Borrower may elect (by notifying the Administrative Agent in writing within 90 days following the end of such fiscal year to either (i) carry forward (A) 50% of the amount of Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to such
Section 9.07(b) during such fiscal year but not made during such fiscal year (with 100% of the amount of the Capital Expenditures permitted to be made by the Borrower and its Subsidiaries pursuant to Section 9.07(b) during such fiscal year but not made during such fiscal year being herein referred to as the "Unused Capital Expenditures Amount") to make Capital Expenditures (but not in connection with any Specified Construction Projects, except to the extent the amount thereof is justified by the Borrower as described in the parenthetical appearing in Section 9.07(d)) in the immediately succeeding fiscal year but in no fiscal year thereafter (after the full amount of Capital Expenditures otherwise permitted to be made under Section 9.07(b) in such succeeding fiscal year, without regard to the provisions of this clause (c), have been made), and (B) the remaining 50% of the Unused Capital Expenditures Amount to make Capital Expenditures in connection with any Specified Construction Project (to the extent the amount thereof is justified by the Borrower as described in the parenthetical appearing in Section 9.07(d)) in any fiscal year thereafter, or (ii) carry forward

100% of the Unused Capital Expenditures Amount to make Capital Expenditures in connsection with Specified Construction Projects (to the extent the amount thereof is justified by the Borrower as described in the parenthetical appearing in Section 9.07(d)) in any fiscal year thereafter.

          (d) Notwithstanding anything to the contrary contained in clauses (a) and (b) above, the Borrower and the Subsidiary Guarantors may make Capital Expenditures to finance projects which at the time the respective Capital Expenditures are made constitute Specified Construction Projects so long as (i) the aggregate amount of all such Capital Expenditures made after the Effective Date solely pursuant to this clause (d) does not exceed $75,000,000 (plus up to an additional $25,000,000 of such Capital Expenditures, so long as the excess Capital Expenditures contemplated by this parenthetical are permitted within the limitations set forth pursuant to preceding Sections 9.07(b) and (c), in which case such Capital Expenditures shall be counted for purposes of this parenthetical and shall be deemed to constitute a utilization of the permitted Capital Expenditure amounts set forth in said Sections 9.07(b) and/or (c), as the case may be) and (ii) on the date of the making of any Capital Expenditure pursuant to this clause (d), the Consolidated Senior Leverage Ratio for the then most recently ended Test Period shall be less than 2.50:1.00. The Borrower and the Subsidiary Guarantors shall also be permitted to make Capital Expenditures in connection with the purchase of Real Property which at the time of such purchase the Borrower in good faith expects to designate as a Specified Construction Project within fifteen months following such purchase provided that (i) the aggregate amount of all such Capital Expenditures made pursuant to this sentence do not exceed $10,000,000 (net of Capital Expenditures for projects that have theretofore been designated as Specified Construction Projects under the definition thereof, without giving effect (solely for this purpose) to the last sentence thereof) and (ii) such Capital Expenditures are permitted within the limitations set forth in the immediately preceding sentence, and shall be deemed to constitute a utilization of the permitted Capital Expenditure amounts set forth in such preceding sentence.

          (e) In addition to the Capital Expenditures permitted pursuant to preceding clauses (b), (c) and (d), the Borrower and its Subsidiaries may make additional Capital Expenditures (but not in connection with any Specified Construction Projects, except in the case of following clause (ii) to the extent proceeds of a Recovery Event with respect to a Specified Construction Project are reinvested in the same Specified Construction Project) as follows:
(i) Capital Expenditures consisting of the reinvestment of Net Sale Proceeds of asset sales (exclusive of asset sales of the types described in clause (A) of Section 4.02(e)) not required to be applied to prepay the Loans and/or reduce Commitments pursuant to Section 4.02(e) as a result of clauses (B) and/or (C) contained therein, (ii) the reinvestment of proceeds of Recovery Events not required to be applied to prepay the Loans and/or reduce Commitments pursuant to Section 4.02(g), and (iii) Capital Expenditures made on any date so long as same do not exceed the Retained Excess Cash Flow Amount as then in effect (before giving effect to the respective Capital Expenditures), and so long as the Borrower certifies to the Administrative Agent that the respective Capital Expenditures constitute a utilization of (and shall reduce by the amount spent pursuant to this clause (iii) on the respective Capital Expenditures) the Retained Excess Cash Flow Amount.

          (f) In addition to the Capital Expenditures permitted pursuant to preceding clauses (b), (c), (d) and (e), the Borrower and the Subsidiary Guarantors may make additional Capital Expenditures in connection with Specified Construction Projects to the extent such Capital Expenditures are financed with the proceeds of issuances of the common stock of the Borrower not required to be applied pursuant to Section 4.02(c), provided that at the time of each such issuance, the Borrower certifies to the Administrative Agent in reasonable detail the Capital Expenditures to be made with the proceeds thereof.

          9.08 Consolidated Interest Coverage Ratio. Solely as of the last day of each Test period set forth below, the Borrower will not permit the Consolidated Interest Coverage Ratio to be less than the ratio set forth opposite the last day of such Test Period below:

              Test Period Ending On                               Ratio
              ---------------------                               -----
              September 30, 2001                                2.00:1.00
              December 31, 2001                                 2.00:1.00
              March 31, 2002                                    2.15:1.00
              June 30, 2002                                     2.15:1.00
              September 30, 2002                                2.30:1.00
              December 31, 2002                                 2.30:1.00
              March 31, 2003                                    2.45:1.00
              June 30, 2003                                     2.45:1.00
              September 30, 2003                                2.60:1.00
              December 31, 2003                                 2.60:1.00
              March 31, 2004                                    2.75:1.00
              June 30, 2004                                     2.75:1.00
              September 30, 2004                                2.90:1.00
              December 31, 2004                                 2.90:1.00
              March 31, 2005 and thereafter                     3.05:1.00

Notwithstanding anything to the contrary contained in this Section 9.08, all calculations of compliance with this Section 9.08 shall be made on a Pro Forma Basis.

          9.09 Consolidated Leverage Ratio. Solely as of the last day of each Test period set forth below, the Borrower will not permit the Consolidated Leverage Ratio to be greater than the ratio set forth opposite the last day of such Test Period below:

              Test Period Ending On                              Ratio
              ---------------------                              -----
              September 30, 2001                                4.75:1.00
              December 31, 2001                                 4.75:1.00
              March 31, 2002                                    4.75:1.00
              June 30, 2002                                     4.75:1.00
              September 30, 2002                                4.50:1.00
              December 31, 2002                                 4.50:1.00
              March 31, 2003                                    4.25:1.00
              June 30, 2003                                     4.25:1.00

              Test Period Ending On                              Ratio
              ---------------------                              -----
              September 30, 2003                                4.00:1.00
              December 31, 2003                                 4.00:1.00
              March 31, 2004                                    3.75:1.00
              June 30, 2004                                     3.75:1.00
              September 30, 2004                                3.50:1.00
              December 31, 2004                                 3.50:1.00
              March 31, 2005                                    3.25:1.00
              June 30, 2005                                     3.25:1.00
              September 30, 2005 and thereafter                 3.00:1.00

Notwithstanding anything to the contrary contained in this Section 9.09, all calculations of compliance with this Section 9.09 shall be made on a Pro Forma Basis.

          9.10 Limitation on Payments of Certain Indebtedness; Modifications of Certain Indebtedness and PIK Preferred Stock; Modifications of Certificate of Incorporation, By-Laws and Certain Agreements; etc. (a) The Borrower will not, and will not permit any of its Subsidiaries to:

          (i) make (or give any notice in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, including, in each case without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due, any Senior Subordinated Notes or, after the issuance thereof by the Borrower, any Permitted Subordinated Notes;

          (ii) amend or modify, or permit the amendment or modification of, any provision of any Existing Indebtedness or any PIK Preferred Stock other than amendments not adverse to the interests of the Lenders in any material respect provided that a copy of such amendment or modification is delivered to the Administrative Agent at least 10 Business Days prior to the execution thereof by the Borrower or the relevant Subsidiary;

          (iii) amend or modify, or permit the amendment or modification of any provision of, any Senior Subordinated Note Document or, after the issuance of any Permitted Subordinated Notes, any related Permitted Subordinated Note Document other than (x) any such modification which releases a Subsidiary of the Borrower, or adds a Subsidiary of the Borrower which is (or concurrently therewith becomes) a Subsidiary Guarantor, as a guarantor (on a subordinated basis in accordance with the Senior Subordinated Note Documents or the Permitted Subordinated Note Documents, as the case may
     be) of Indebtedness under the Senior Subordinated Notes or under any outstanding Permitted Subordinated Notes and (y) technical amendments or modifications to the Senior Subordinated Note Documents or such Permitted Subordinated Note Documents which do not amend or modify the subordination provisions contained therein and do not require the consent of any holder of the Senior Subordinated Notes or any Permitted Subordinated Notes, as the case may be, and are not, in any event, adverse to the interest of the Lenders in any material respect;

          (iv) amend or modify, or permit the amendment or modification of, any provision of, any Management Agreement or Shareholders' Agreement in any manner materially adverse to the interests of the Lenders; or

          (v) amend, modify or change its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), partnership agreement or limited liability company or operating agreement or by-laws (or equivalent organizational documents) or any agreement entered into by it with respect to its Equity Interests, or enter into any new agreement with respect to its Equity Interests, other than any amendments, modifications or changes or any such new agreements which are not adverse in any material respect to the interests of the Lenders.

          (b) Without limiting the provisions of foregoing subclause (a)(i), the Borrower shall take such actions as may be necessary, including, without limitation, prepaying all of the Loans and other Obligations and terminating the Total Commitments, in accordance with the terms of such Senior Subordinated Notes or Permitted Subordinated Notes, as the case may be, to avoid the need to purchase (whether because of change of control, asset sale or otherwise) any Senior Subordinated Notes or, after the issuance thereof, any Permitted Subordinated Notes at any time when the covenants contained in this Section 9 remain in effect in accordance with the introductory paragraph of this Section 9.

          9.11 Limitation on Certain Restrictions on Subsidiaries. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Borrower to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any of its Subsidiaries, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) make loans or advances to the Borrower or any Subsidiary of the Borrower or (c) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, except in each case for such encumbrances or restrictions existing under or by reason of (i) applicable law,
(ii) this Agreement, the other Documents, the Shareholders' Agreements as in effect on the Effective Date and any Permitted Subordinated Note Document (so long as such encumbrances and restrictions therein are no less favorable to the Borrower than those contained in the Senior Subordinated Note Documents), (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the Borrower or any Subsidiary of the Borrower, (iv) customary provisions restricting assignment of any licensing agreement entered into by the Borrower or any Subsidiary of the Borrower in the ordinary course of business and (v) customary provisions restricting the transfer of assets subject to Liens permitted under Section 9.01(vii).

          9.12 Limitation on Issuance of Capital Stock. (a) The Borrower will not issue (i) any preferred stock (other than (x) the issuance of shares of PIK Preferred Stock in payment of regularly accruing dividends on theretofore outstanding shares of PIK Preferred Stock and (y) other preferred stock which by its terms (A) is not exchangeable or convertible into any Indebtedness of the Borrower or its Subsidiaries, (B) shall not have cash dividends declared, is not subject to mandatory redemptions and shall not be voluntarily redeemed, in any case prior to

January 1, 2008, and (C) is otherwise issued in such amounts and subject to such terms which are not materially adverse to the Borrower or the Lenders) or
(ii) any redeemable common stock.

          (b) The Borrower will not permit any of its Subsidiaries to issue any Equity Interests (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, Equity Interests, except (i) for transfers and replacements of then outstanding shares of Equity Interests, (ii) for stock splits, stock dividends and similar or additional issuances which do not decrease the percentage ownership of the Borrower or any of its Subsidiaries in any class of the Equity Interests of such Subsidiary,
(iii) to qualify directors to the extent required by applicable law, (iv) for issuances by newly created or Wholly-Owned Subsidiaries of the Borrower created or acquired in accordance with the terms of this Agreement, and (v) for issuances of Equity Interests by any Subsidiary of the Borrower to the Borrower or any other Person, provided that if the Person to which such Equity Interests are issued (A) is the Borrower or a Subsidiary Guarantor, such Equity Interests shall be pledged pursuant to the Security Documents and (B) is neither the Borrower nor any Subsidiary Guarantor, (I) such Equity Interests are not preferred stock or similarly preferred Equity Interests and (II) no Default or Event of Default then exists or would result immediately after giving effect thereto. Subject to continued compliance with Section 9.17, if, as a result of any such issuances made pursuant to clause (v) in the immediately preceding sentence, a Wholly-Owned Subsidiary which is a Subsidiary Guarantor ceases to constitute a Wholly-Owned Subsidiary, upon the receipt by the Administrative Agent and the Collateral Agent of (i) a certificate from an Authorized Officer and the Borrower certifying that (x) such Subsidiary is to be released from the Subsidiaries Guaranty and the Security Documents to which it is a party in accordance with the provisions hereof and thereof and (y) no Default or Event of Default exists at the time of, or would exist immediately after giving effect to, such release and (ii) evidence reasonably satisfactory to the Administrative Agent and the Collateral Agent and such Subsidiary has been (or will contemporaneously with the release described below, will be) released from its guaranty (if any) of any and all Indebtedness under the Senior Subordinated Notes and, after the issuance thereof, the Permitted Subordinated Notes, such Subsidiary shall, so long as no Default or Event of Default then exists or would result therefrom, be released from the Subsidiaries Guaranty and the Security Documents to which it is a party, and the Collateral Agent shall be authorized to take any action deemed appropriate in order to effect or evidence the foregoing.

          9.13 Business. (a) The Borrower will not, and will not permit any of its Subsidiaries to, engage (directly or indirectly) in any business other than the business of owning and or operating Health Care Assets and activities that are reasonably similar or reasonably related thereto.

          (b) Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not operate any active businesses other than through its Subsidiaries, and will not own or hold directly any Investments or assets other than (i) proceeds of issuances of its capital stock or other equity securities or Indebtedness permitted under Section 9.04 so long as any such proceeds thereof received by the Borrower are promptly invested (to the extent permitted under Section 9.05) in its Subsidiaries or Health Care Joint Ventures as either (A) purchases of Equity Interests of such Subsidiaries or Health Care Joint Ventures or (B) intercompany loans to such Subsidiaries or Health Care Joint Ventures evidenced by Intercompany Notes or other promissory notes issued by a Health Care Joint Venture and payable to the Borrower, if the Health Care Joint Venture is not a Subsidiary, (ii) equity interests in its Subsidiaries and Health Care Joint Ventures, (iii) Intercompany Notes, and (iv) Interest Rate Protection Agreements provided, that the Equity Interests or notes permitted to be held pursuant to clauses (ii) and (iii) above shall be permitted only to the extent such Equity Interests or notes required to be pledged (and delivered) to the Collateral Agent pursuant to the Pledge Agreement are so pledged (and delivered).

          9.14 Limitation on Creation of Subsidiaries and Health Care Joint Ventures. Notwithstanding anything to the contrary contained in this Agreement, the Borrower will not, and will not permit any of its Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary or Health Care Joint Venture, provided that the Borrower and its Wholly-Owned
Subsidiaries shall be permitted to (i) establish or create one or more Wholly-Owned Subsidiaries, or acquire a Person, which immediately upon such acquisition will constitute a Wholly-Owned Subsidiary of the Borrower, in each case so long as within a reasonable time from such establishment, creation or acquisition (x) the capital stock, partnership or limited liability company interests, as the case may be, of such new Wholly-Owned Subsidiary is pledged pursuant to, and to the extent required by, the Pledge Agreement and the certificates representing such Equity Interests (if any), together with endorsements for transfer thereof duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors, and (y) such new Wholly-Owned Subsidiary executes a counterpart to the Subsidiaries Guaranty, the Pledge Agreement and the Security Agreement or a Joinder Agreement substantially in the form or Exhibit O (except that, if such Wholly-Owned Subsidiary, as a result of a material contract with Arizona Health Care Cost Containment System or similar regulator or healthcare provider existing at the time of such acquisition and not entered into in contemplation thereof, is prohibited from becoming a Subsidiary Guarantor (a "Pre-existing Material Restriction"), then upon the receipt by the Administrative Agent of a certificate of an Authorized Officer of the Borrower requesting that such Subsidiary shall be a Non-Guarantor Subsidiary, and certifying that (x) such Subsidiary is subject to a Pre-existing Material Restriction, (y) the Borrower has used commercially reasonable efforts, in connection with the acquisition, to obtain a waiver or amendment of such Pre-existing Material Restriction sufficient to allow such Subsidiary to become a Subsidiary Guarantor but has not been able to so obtain such waiver or amendment and (z) no Default or Event of Default exists at the time of, or would exist immediately after giving effect to the designation of such Subsidiary as a Non-Guarantor Subsidiary (including without limitation under Section 9.17), such Subsidiary shall not be required to become a Subsidiary Guarantor and take such other actions referred to above provided for a Subsidiary Guarantor unless and until such later date, if any, upon which such Pre-existing Material Restriction no longer prohibits such result (without limitation of Section 9.17)) and (ii) to the extent otherwise permitted under this Agreement, establish, create or enter into one or more Health Care Joint Ventures, or acquire Equity Interests in a Person, which immediately upon such acquisition will constitute a Health Care Joint Venture, in each case so long as within a reasonable time from such establishment, creation or acquisition, the Equity Interests held by the Borrower or any of its Subsidiaries in any new Health Care Joint Venture that
(A) is a Subsidiary of the Borrower or (B) has Equity Interests owned by any and all Credit Parties with an aggregate investment cost equal to or greater than $2,000,000, in each case, are delivered for pledge pursuant to the Pledge Agreement and the certificates representing such Equity Interests, if any, together with endorsements for the transfer thereof duly executed in blank, are delivered to the Collateral Agent for the benefit of the Secured Creditors. In addition, any new Wholly-Owned Subsidiary shall execute and deliver, or cause to be executed and delivered, all other relevant documentation (including, without limitation, counterparts of the Subsidiaries Guaranty, the Pledge Agreement and the Security Documents, or a Joinder Agreement substantially in the form of Exhibit
O) of the type described in Section 5A as such Wholly-Owned Subsidiary would have had to deliver if such Wholly-Owned Subsidiary were a Credit Party on the Effective Date.

          9.15 Changes To Legal Names; Organizational Identification Numbers, Jurisdiction or Type of Organization. No Credit Party shall change, or permit any change to, its legal name until (i) it shall have given to the Administrative Agent and the Collateral Agent not less then 15 days prior written notice of its intention so to do, clearly describing such new name and providing other information in connection therewith as the Administrative Agent or Collateral Agent may reasonably request and (ii) with respect to such new name, it shall have taken all action reasonably requested by the Administrative Agent or Collateral Agent to maintain the security interests of the Administrative Agent or Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents at all times fully perfected and in full force and effect. In addition, to the extent that any Credit Party does not have an organizational identification number on the date hereof and later obtains one, or if there is any change in the organizational identification number of any Credit Party, the Borrower or such Credit Party shall promptly notify the Administrative Agent and the Collateral Agent of such new or changed organizational identification number and shall take all actions reasonably satisfactory to the Administrative Agent and the Collateral Agent to the extent necessary to maintain the security interests of the Administrative Agent or Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents fully perfected and in full force and effect. Furthermore, no Credit Party shall change its jurisdiction of organization or its type of organization until (i) it shall have given to the Administrative Agent and the Collateral Agent not less than 15 days prior written notice of its intention so to do, clearly describing such new jurisdiction of organization and/or type of organization and providing such other information in connection therewith as the Administrative Agent or Collateral Agent may reasonably request and (ii) with respect to such new jurisdiction and/or type of organization, it shall have taken all actions reasonably requested by the Administrative Agent or the Collateral Agent to maintain the security interests of the Administrative Agent or Collateral Agent in the Collateral intended to be granted pursuant to the Security Documents at all times fully perfected and in full force and effect. If at any time Schedule XII hereto is not true and correct (as of the date in question, which may be after the Effective Date), whether because of changes thereto or as a result of the creation or acquisition of additional Credit Parties, the Borrower shall promptly furnish to the Administrative Agent and the Collateral Agent a true and correct updated Schedule XII, which shall contain the updated information required therein with respect to each Credit Party as of the date of any change thereto.

          9.16 No Designation of Other Indebtedness as "Designated Senior Indebtedness". The Borrower will not, and will not permit any of its Subsidiaries to, designate any Indebtedness (other than the Obligations) of such Credit Party as "Designated Senior Indebtedness" for the purposes of the Senior Subordinated Note Documents or any Permitted Senior Subordinated Note Documents.

          9.17 Limitation on Assets Held By Non-Guarantor Subsidiaries. The Borrower will not permit the Total Assets of all Non-Guarantor Subsidiaries to, at any time, exceed 20% of the Total Assets of the Borrower and its Subsidiaries.

          SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

          10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing or any Fees or any other amounts notified hereunder owing hereunder or under any other Credit Document; or

          10.02 Representations, etc. Any representation or warranty made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Sections 9.01 through 9.05, 9.07 through 9.10 or 9.12 through 9.16, (ii) default in the due performance or observance by it of the provisions contained in Section 9.17 and such default shall continue unremedied for a period of 30 days or (iii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than as provided in Sections 10.01 and 10.02) and such default in the case of this clause (iii) shall continue unremedied for a period of 30 days after written notice to the Borrower by the Administrative Agent or the Required Lenders; or

          10.04 Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace or cure, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment (including, without limitation, by reason of the occurrence of a change of control or other similar event, but excluding by reason of any due-on-sale clause contained in Indebtedness so long as the aggregate principal amount of all such Indebtedness does not exceed $3,500,000), prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under clauses (i) or (ii) of this Section 10.04 unless the aggregate outstanding principal amount of all Indebtedness as described in such clauses (i) and (ii) is at least $3,500,000; or

          10.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries and the petition is not controverted within 15 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

          10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed at the instance of the PBGC to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under
Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of
ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans; (b) there shall result from any such event or events the imposition of a lien on, the granting of a security interest by, or a liability or a material risk of incurring a liability by, the Borrower, a Subsidiary of the Borrower or an
ERISA  Affiliate;   and  (c)  such  lien,   security   interest  or  liability,
individually, and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a material adverse effect upon the business, property, liabilities (actual or contingent), operations or condition
(financial   or  otherwise)  of  the  Borrower  or  of  the  Borrower  and  its
Subsidiaries taken as a whole; or

          10.07 Security Documents. At any time after the execution and delivery thereof, any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.01), and subject to no other Liens (except as permitted by Section 9.01); or

          10.08 Subsidiaries Guaranty. At any time after the execution and delivery thereof, the Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or any Subsidiary Guarantor shall default in the due performance or observance of any material term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

          10.09 Judgments. One or more judgments or decrees shall be entered against the Borrower or any of its Subsidiaries involving in the aggregate for the Borrower and its Subsidiaries a liability (to the extent not paid or not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments and decrees (determined as provided in the preceding parenthetical of this Section 10.09) exceeds $3,500,000; or

          10.10 Change of Control.  A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of any Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent to the Borrower as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitments terminated, whereupon all of the Commitments of each Lender shall forthwith terminate immediately and any Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Collateral Agent at the Payment Office such additional amount of cash, to be held as security by the Collateral Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; (v) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (vi) apply any cash collateral held by the Administrative Agent pursuant to Section 4.02 to the repayment of the Obligations.

          SECTION 11. Definitions and Accounting Terms.

          11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquisition" shall mean the acquisition by the Borrower or any of its Subsidiaries (from a Person other than the Borrower or a Subsidiary thereof) of Health Care Assets in accordance with the provisions of this Agreement.

          "Acquisition CapEx" shall mean, for any period, the aggregate amount of all Capital Expenditures incurred or committed to be incurred by the Borrower or any of its Subsidiaries within six months of the consummation of any Permitted Acquisition, which expenditures have been identified by the Borrower to the Administrative Agent as part of the aggregate value of all consideration paid by the Borrower or such Subsidiary in respect of such Permitted Acquisition.

                  "Additional Capital Expenditures Amount" shall mean, for any fiscal year of the Borrower after its fiscal year ended June 30, 2001, an amount (not less than $0) equal to the product of (a) .05 multiplied by the remainder of (x) the consolidated net revenue for such fiscal year attributable to Health Care Assets (other than health maintenance organizations) of the Borrower and its Subsidiaries less (y) the consolidated net revenue for the Borrower's fiscal year ended June 30, 2001 (determined on a pro forma basis in a manner consistent with the methodology used in preparing the financial statements referred to in Section 7.05(b)) attributable to Health Care Assets (other than health maintenance organizations) of the Borrower and its Subsidiaries (in each case as determined in good faith by an Authorized Officer of the Borrower and set forth in reasonable detail in the Compliance Certificate delivered by the Borrower to the Administrative Agent within 90 days following each fiscal year end of the Borrower pursuant to Section 8.01(d)).

          "Additional Investment Amount" shall initially mean $0, provided that from and including the first fiscal year of the Borrower for which Consolidated EBITDA exceeds $55,000,000, the Additional Investment Amount shall mean an amount equal to the greater of (i) 10% of such excess and (ii) 10% of the highest amount by which Consolidated EBITDA for any subsequent fiscal year of the Borrower exceeds $55,000,000.

          "Additional  Security  Documents"  shall have the meaning provided in
Section 8.12(a).

          "Additional Physician Support Obligations Amount" shall initially mean $0; provided that, from and including the first fiscal year of the Borrower for which Consolidated EBITDA exceeds $55,000,000, the Additional Physician Support Obligation Amount shall mean an amount equal to the greater of (i) 5% of such excess and (ii) 5% of the highest amount by which Consolidated EBITDA for any subsequent fiscal year of the Borrower exceeds $55,000,000.

          "Adjusted Consolidated Net Income" shall mean for any period Consolidated Net Income of the Borrower and its Subsidiaries for such period plus, without duplication, the amount of all net non-cash charges (including, without limitation, depreciation, amortization, deferred tax expense, non-cash interest expense) and net non-cash losses which were included in arriving at Consolidated Net Income for such period less the sum of the amount of all net non-cash gains and gains from the sale or other disposition of assets (other than sales of inventory in the ordinary course of business) which were included in arriving at Consolidated Net Income for such period.

          "Adjusted Consolidated Working Capital" at any time shall mean Consolidated Current Assets (but excluding therefrom all cash and Cash Equivalents) less Consolidated Current Liabilities at such time.

          "Administrative Agent" shall mean Bank of America, N.A. in its capacity as Administrative Agent (including in its capacity as Collateral Agent) for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

          "Affected Loans" shall have the meaning provided in Section 4.02(i).

          "Affiliate" shall mean, with respect to any Person,  any other Person
(i) directly or indirectly controlling (including, but not limited to, all directors, executive officers and general partners of such Person), controlled by, or under direct or indirect common control with, such Person or (ii) that directly or indirectly owns more than 15% of any class of the voting securities or capital stock of or Equity Interests in such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

          "Agent" shall mean and include any of the Administrative Agent (including in its capacity as Collateral Agent), the Syndication Agent and, solely for the purposes of Sections 12 and 13.01, each Co-Documentation Agent.

          "Agreement"   shall  mean  this  Credit   Agreement,   as   modified,
supplemented, amended, restated, extended, renewed, refinanced or replaced from time to time.

          "Applicable Margin" shall mean, from and after any Start Date to and including the corresponding End Date (a) with respect to Revolving Loans and Swingline Loans, the respective percentage per annum set forth below under the respective Type of Loans and opposite the respective Level (i.e., Level 1, Level 2, Level 3, Level 4 or Level 5, as the case may be) indicated to have been achieved on the applicable Test Date (as shown on the respective officer's certificate delivered pursuant to Section 8.01(d) or the first proviso below):

                     Applicable Margins for Revolving Loans
                     --------------------------------------

          Consolidated
          Leverage Ratio
       (calculated on a Pro
          Forma Basis in
        accordance with, and                                 Revolving Loans
           subject to the        Revolving Loans         maintained as
        exceptions contained       maintained as        Base Rate Loans and
Level    in, Section 11.02)       Eurodollar Loans       Swingline Loans
-----    ------------------       ----------------       ---------------
  1     Greater than or equal to
        4.25:1.00                         3.25%                 2.25%
  2     Greater than or equal to
        3.75:1.00 but less than
        4.25:1.00                         3.00%                 2.00%
  3     Greater than or equal to
        3.25:1.00 but less than
        3.75:1.00                         2.75%                 1.75%
  4     Greater than or equal to
        2.75:1.00 but less than
        3.25:1.00                         2.50%                 1.50%
  5     Less than 2.75:1.00               2.25%                 1.25%

; provided, however, that if the Borrower fails to deliver the financial statements required to be delivered pursuant to Section 8.01(a) or (b) (accompanied by the officer's certificate required to be delivered pursuant to
Section 8.01(d) showing the applicable Consolidated Leverage Ratio (as calculated on a Pro Forma Basis in accordance with Section 11.02 for purposes of determining Applicable Margins) on the relevant Test Date) on or prior to the respective date required by such Sections, then Level 1 pricing shall apply until such time, if any, as the financial statements required as set forth above and the accompanying officer's certificate have been delivered showing the pricing for the respective Margin Reduction Period is at a level which is less than Level 1 (it being understood that, in the case of any late delivery of the financial statements and officer's certificate as so required, any reduction in the Applicable Margin shall apply only from and after the date of the delivery of the complying financial statements and officer's certificate); provided further, that (i) subject to following clause (ii), Level 2 pricing shall apply for the period from the Effective Date to but not including the date which is the first Start Date after the Borrower's fiscal quarter ending on December 31, 2001 and (ii) Level 1 pricing shall apply at any time when any Default or Event of Default is in existence.

          (b) with respect to any Tranche of Incremental Term Loans, the respective percentages per annum relating to the respective Type of such Tranche of Incremental Term Loans as set forth in the applicable Incremental Term Loan Commitment Agreement (or, in the case of any Tranche of Incremental Term Loans extended pursuant to more than one Incremental Term Loan Commitment Agreement, as may be provided in the first Incremental Term Loan Commitment Agreement executed and delivered with respect to such Tranche).

          "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit P (appropriately completed).

          "Authorized Officer" of any Credit Party shall mean any of the President, the Chief Financial Officer or any Vice-President of such Credit Party or any other officer of such Credit Party which is designated in writing to the Administrative Agent by any of the foregoing officers of such Credit Party as being authorized to give such notices under this Agreement.

          "BAS" shall mean Banc of America Securities LLC, in its individual capacity.

          "Bank of America" shall mean Bank of America, N.A., in its individual capacity.

          "Bankruptcy Code" shall have the meaning provided in Section 10.05.

          "Base Rate" at any time shall mean the higher of (i) the rate which is 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

          "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each other Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

          "Borrowing" shall mean the borrowing of one Type of Loan from all the Lenders (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

          "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York, New York a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the London interbank Eurodollar market.

          "Capital Expenditures" shall mean, with respect to any Person, all expenditures by such Person which should be capitalized in accordance with GAAP and reflected as either prop-erty, plant or equipment, and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person, provided that Capital Expenditures shall not include (i) financing costs required to be capitalized, (ii) the purchase price of Permitted Acquisitions to the extent paid during such period,
(iii) any Acquisition CapEx incurred or committed to be incurred during such period, and (iv) interim costs incurred during such period in connection with a proposed acquisition to the extent such costs would constitute a part of the purchase price for such acquisition upon its consummation; provided that upon the consummation of any such proposed acquisition, such interim costs shall be included as Acquisition CapEx for such period; provided further, that at any time such proposed acquisition is no longer expected to occur, all costs excluded from this definition of Capital Expenditures pursuant to this clause
(iv) shall be reversed and expensed in the current period.

          "Capitalized Lease Obligations" of any Person shall mean all rental obligations which, under GAAP, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

          "Cash Equivalents" shall mean, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) Dollar denominated time deposits and certificates of deposit of any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, capital in excess of $500,000,000 with maturities of not more than one year from the date of acquisition by such Person, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
(i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Person incorporated in the United States rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof by Moody's and in each case maturing not more than 270 days after the date of acquisition by such Person, (v) other Dollar denominated securities issued by any Person incorporated in the United States rated at least "A-" or the equivalent by S&P or at least "A3" or the equivalent by Moody's and in each case either (x) maturing not more than 90 days after the date of acquisition by such Person or (y) which are subject to a repricing arrangement (such as a Dutch auction) not more than 270 days after the date of acquisition by such Person which such Person believes in good faith will permit such Person to sell such security at par in connection with such repricing mechanism and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (iv) above.

          "CERCLA"  shall  mean  the  Comprehensive   Environmental   Response,
Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C.A. ss. 9601 et seq.

          "Change of Control" shall mean (x) (i) at any time prior to the consummation of a Qualified Public Offering, the Morgan Stanley Holders shall cease to own at least 50.1% of the voting interests in the Borrower's Equity
Interests, or (ii) at any time after the consummation of a Qualified Public Offering, (A) the Morgan Stanley Holders shall cease to own at least 30% of the voting interests in the Borrower's Equity Interests or (B) any Person or "group" (within the meaning of Rules 13d-3 or 13d-5 under the Exchange Act (as in effect on the Effective Date)) (for this purpose, excluding the Morgan Stanley Holders), shall have acquired beneficial ownership of a percentage of the voting interest in the Borrower's Equity Interests which exceeds the percentage ownership of the Morgan Stanley Holders of the voting interests in the Borrower's Equity Interests, (y) any Person or "group" (within the meaning of Rules 13d-3 or 13d-5 of the Exchange Act (as in effect on the Effective
Date)) (for this purpose excluding the Morgan Stanley Holders) shall have obtained the power (whether or not exercised) to elect a majority of the Borrower's directors, provided that no Person shall be deemed a member of any such group merely by having become a party to any Shareholders' Agreement to which Morgan Stanley Capital Partners or its Affiliates is a party or (z) a "Change of Control", as defined in the Senior Subordinated Note Documents, shall occur under the Senior Subordinated Note Documents or a comparable event, whether or not so titled, shall occur under any Permitted Subordinated Note Document.

          "Claims" shall have the meaning provided in the definition of "Environmental Claims."

          "Co-Documentation Agents" shall have the meaning provided in the first paragraph of this Agreement.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder. Section references to the Code are to the Code, as in effect at the date of this Agreement, and to any subsequent provision of the Code, amendatory thereof, supplemental thereto or substituted therefor.

          "Collateral" shall mean all property with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document, including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral and the Mortgaged Properties.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Collective Bargaining Agreements" shall have the meaning provided in
Section 5A.05.

          "Commitment" shall mean any of the commitments of any Lender, i.e., whether the Revolving Loan Commitment or any Incremental Term Loan Commitment of such Lender.

          "Commitment Commission" shall have the meaning provided in
Section 3.01(a).

                  "Consolidated Cash Interest Expense" shall mean, for any period, the total consolidated cash interest expense, in each case, for such period (calculated without regard to any limitations on the payment thereof) plus, without duplication, that portion of Capitalized Lease Obligations of the Borrower and its Subsidiaries representing the interest factor for such period and capitalized interest for such period, but (i) excluding interest expense not payable in cash by its terms (including amortization of discount, deferred financing costs to the extent included in this definition of Consolidated Cash Interest Expense, interest expense recognized on unfunded malpractice liability reserves and interest on life insurance policies owned by the Borrower to the extent not paid in cash) and (ii) subtracting from Consolidated Cash Interest Expense as otherwise determined above for any period, the cash portion of interest income actually received by the Borrower and its Subsidiaries during such period, all as determined on a consolidated basis in accordance with GAAP.

          "Consolidated Current Assets" shall mean, at any time, the amounts that would be classified as consolidated current assets of the Borrower and its Subsidiaries in accordance with GAAP in a classified balance sheet.

          "Consolidated Current Liabilities" shall mean, at any time, the amounts that would be classified as consolidated current liabilities of the Borrower and its Subsidiaries at such time in accordance with GAAP in a classified balance sheet, but excluding the current portion of any Indebtedness under this Agreement and any other long-term Indebtedness which would otherwise be included therein.

          "Consolidated Debt" shall mean, at any time, (a) the principal amount of all Indebtedness (excluding (x) Indebtedness of the type described in clauses (iii), (v) or (vi) of the definition thereof to the extent such Indebtedness would not appear on a consolidated balance sheet of the Borrower and its Subsidiaries as debt or capital leases in accordance with GAAP and (y) Indebtedness of the type described in clause (ii) of the definition thereof to the extent such Indebtedness consists of undrawn amounts in respect of letters of credit) of the Borrower and its Subsidiaries at such time (including any Indebtedness incurred at such time), less (b) the amount of cash and Cash Equivalents held by the Borrower and its Subsidiaries at such time and which would appear on a consolidated balance sheet of the Borrower and its Subsidiaries as part of the consolidated assets of the Borrower; provided that if Revolving Loans or Swingline Loans are outstanding at such time then the amount of cash and Cash Equivalents deducted pursuant to this clause (b) shall not exceed the sum of (x) $25,000,000 and (y) the Required AHCCS Amount at such time; provided further that cash or Cash Equivalents which are deposited with, or held by, Subsidiaries of the Borrower that have a contract with the Arizona Health Care Cost Containment System to arrange health care services for Medicaid patients shall only reduce Consolidated Debt to the extent such cash or Cash Equivalents, as the case may be, (x) are required by the Arizona Health Care Cost Containment System (or the relevant governmental authorities having jurisdiction over same) to remain with such Subsidiaries on the date for which Consolidated Debt is being determined (which date for which Consolidated Debt is being determined must be within seven days prior to or seven days after the last day of any fiscal quarter of the Borrower or there shall be no reduction to the amount of Consolidated Debt for cash or Cash Equivalents held by such Subsidiaries) and (y) shall not be required by the Arizona Health Care Containment System (or other relevant governmental authority) to remain with such Subsidiary at any time other than during the period beginning seven days prior to, and ending seven days after, the last day of any fiscal quarter of the Borrower.

          "Consolidated Debt/Total Capitalization Ratio" shall mean, at any time, the ratio of Consolidated Debt at such time to Total Capitalization at such time.

          "Consolidated EBIT" shall mean, for any period, Consolidated Net Income of the Borrower and its Subsidiaries plus, in each case to the extent actually deducted in determining Consolidated Net Income for such period, Consolidated Cash Interest Expense and provision for taxes for such period adjusted to exclude for such period (x) any extraordinary gains or losses, (y) any gains or losses from non-current assets held for divestiture or write-downs of non-current assets relating to impairments or the sale of non-current assets and (z) non-cash expenses incurred in connection with stock options, stock appreciation rights or other similar equity rights.

          "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization and depreciation that were deducted in arriving at Consolidated EBIT for such period.

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA for such period to Consolidated Cash Interest Expense for such period.

          "Consolidated Leverage Ratio" shall mean, at any time, the ratio of Consolidated Debt at such time to Consolidated EBITDA for the Test Period ended on the date of determination or, if the date of determination is not the last day of a Test Period, for the then most recently ended Test Period.

          "Consolidated Net Income" shall mean, for any Person and period, the net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis, provided that (i) in determining Consolidated Net Income of the Borrower, the net income of any other Person which is not a Subsidiary of the Borrower or a Subsidiary thereof or is accounted for by the Borrower or a Subsidiary thereof by the equity method of accounting shall be included only to the extent of the payment of dividends or distributions by such other Person to the Borrower or a Subsidiary thereof during such period, (ii) in determining Consolidated Net Income of the Borrower, the net income of any Health Care Joint Venture shall not be included to the extent that payment of dividends or distributions by such Health Care Joint Venture to the Borrower or a Wholly-Owned Subsidiary are prohibited pursuant to the organizational documents relating to such Health Care Joint Venture, (iii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) to the extent Consolidated Net Income reflects amounts attributable to minority interests in Subsidiaries that are not Wholly-Owned Subsidiaries of the Borrower, Consolidated Net Income shall be reduced by the amounts attributable to such minority interests.

          "Consolidated Net Worth" shall mean, at any time, the consolidated stockholders' equity of the Borrower at such time plus, to the extent not otherwise included, any preferred stock of the Borrower, with the foregoing determinations to be made in accordance with GAAP.

          "Consolidated  Senior Debt" shall mean, at any time, the remainder of
(x) Consolidated Debt at such time less (y) the sum of (i) the aggregate principal amount of Senior Subordinated Notes outstanding at such time (to the extent same are reflected in Consolidated Debt at such time), and (ii) the aggregate principal amount of all Permitted

Subordinated Notes outstanding at such time (to the extent same are reflected in Consolidated Debt at such time).

          "Consolidated Senior Leverage Ratio" shall mean, at any time, the ratio of Consolidated Senior Debt at such time to Consolidated EBITDA for the Test Period ended on the date of determination or, if the date of determination is not the last day of a Test Period, for the then most recently ended Test Period.

          "Contingent Obligation" shall mean, as to any Person, any obligation of such Person guaranteeing or intended to guarantee (including, without limitation, as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner) any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Subsidiaries Guaranty, each Security Document, each Incremental Term Loan Commitment Agreement and each Joinder Agreement.

          "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit but shall not include the commencement of a new Interest Period applicable to a Borrowing of Eurodollar Loans upon the expiration of the Interest Period applicable thereto or the conversion of Loans of one Type into Loans of the other Type, provided that, in any such case, the aggregate outstanding principal amount of Loans is not increased as a result thereof.

          "Credit Party" shall mean the Borrower and each Subsidiary Guarantor.

          "Current Liabilities" shall mean, as to any Person, accrued expenses, trade payables and insurance premiums payable within one year of the incurrence thereof of such Person.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

          "Disposition" shall mean any sale, lease, sale and lease-back, assignment, conveyance, transfer or other disposition by the Borrower or any of its Subsidiaries (to a Person other than the Borrower or a Subsidiary thereof) of any Health Care Assets.

          "Dividends" with respect to any Person shall mean that such Person has declared or paid a dividend or returned any equity capital to its stockholders or partners or authorized or made any other distribution, payment or delivery of property (other than common stock (or equivalent thereof) of such Person) or cash to its stockholders, members or partners as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for a consideration any shares of any class of its capital stock or any other Equity Interests outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or other Equity Interests of such Person outstanding on or after the Effective Date (or any options or warrants issued by such Person with respect to its capital stock or other Equity Interests). Without limiting the foregoing, "Dividends" with respect to any Person shall also include all payments (other than as excluded above) made or required to be made by such Person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans (other than payments under normal cash bonus plans for employees that are approved by the board of directors of the Borrower) or setting aside of any funds for the foregoing purposes.

          "Documents" shall mean, collectively, the Credit Documents and the Senior Subordinated Note Documents.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Drawing" shall have the meaning provided in Section 2.05(b).

          "Effective Date" shall have the meaning provided in Section 13.10.

          "Eligible Transferee" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in Regulation D of the Securities Act); provided, however, that individual persons shall not be included in this definition of Eligible Transferee.

          "Employee Benefit Plans" shall have the meaning provided in Section 5A.05.

          "End Date" shall mean, for any Margin Reduction Period, the last day of such Margin Reduction Period.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, formal demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such law (hereafter "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, written guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on the Borrower or any Subsidiary, as applicable, and relating to the environment, occupational safety and health or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.A.ss.2601 et seq.; the Toxic Substances Control Act, 15 U.S.C.ss. 2601 et seq.; the Clean Air Act, 42 U.S.C.A.ss. 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C.A.ss. 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C.A.ss. 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C.A.ss. 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C.A.ss. 1801 et seq.; the Occupational Safety and Health Act, 29 U.S.C.A.ss. 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

          "Equity Interests" of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

          "Equity Investment" shall mean any Investment evidenced solely by Equity Interests.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the date of this Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

          "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" within the meaning of Section 414(b),
(c), (m) or (o) of the Code.

          "Eurodollar Loan" shall mean each Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

          "Eurodollar Rate" shall mean for any Interest Determination Date with respect to an Interest Period for a Eurodollar Loan, the rate per annum obtained by dividing (i)(a) the per annum rate for deposits in Dollars for a period corresponding to the duration of the relevant Interest Period which appears on Telerate Page 3750 at approximately 11:00 A.M. (London time) on such Interest Determination Date or (b) if such rate does not appear on Telerate Page 3750 on such Interest Determination Date, the rate per annum (rounded upward to the nearest 1/16 of one percent) at which deposits in Dollars are offered by Administrative Agent to first-class banks in the London interbank market, in the approximate amount of Administrative Agent's relevant Eurodollar Loan and having a maturity approximately equal to such Interest Period, at approximately 11:00 A.M. (London time) on such Interest Determination Date by
(ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D). The Eurodollar Rate shall be rounded to the next higher multiple of 1/100 of 1% if the rate is not such a multiple. The reference to Telerate Page 3750 in this definition shall be construed to be a reference to the relevant page or any other page that may replace such page on the Telerate service or any other service that may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for deposits in Dollars.

          "Event of Default" shall have the meaning provided in Section 10.

          "Excess Cash Flow" shall mean, for any period, the remainder of (i) the sum of (a) Adjusted Consolidated Net Income for such period and (b) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period, minus (ii) the sum of (a) the amount of all Capital Expenditures and Acquisition CapEx made by the Borrower and its Subsidiaries pursuant to Section 9.07(b) and (c) and (d) during such period, in each case except to the extent financed with Indebtedness (including without limitation proceeds of Revolving Loans or Swingline Loans hereunder), (b) the aggregate principal amount of permanent principal payments of Indebtedness for borrowed money of the Borrower and its Subsidiaries (other than repayments (x) made with proceeds of Indebtedness, equity issuances, asset sales or Recovery Events and (y) of Loans, provided that repayments of Loans shall be included in the deduction set forth in clause (ii)(b) above in determining Excess Cash Flow if such repayments were (x) required as a result of a Scheduled Incremental Term Loan Repayment under Section 4.02(b) or (y) made as a voluntary prepayment with internally generated funds (but in the case of a voluntary prepayment of Revolving Loans or Swingline Loans, only to the extent accompanied by a voluntary reduction to the Total Revolving Loan Commitment in an equal amount)) during such period and (c) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period.

          "Excess Cash Payment Date" shall mean the date occurring 95 days after the last day of each fiscal year of the Borrower (beginning with its fiscal year ending June 30, 2002).

          "Excess Cash Payment Period" shall mean, with respect to the repayment required on each Excess Cash Payment Date, the immediately preceding fiscal year of the Borrower.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Exchange Senior Subordinated Notes" shall mean Senior Subordinated Notes which are substantially identical securities to the Senior Subordinated Notes issued on or prior to the Effective Date, which Exchange Senior Subordinated Notes shall be issued pursuant to a registered exchange offer or private exchange offer for the Senior Subordinated Notes and pursuant to the Senior Subordinated Notes Indenture. In no event will the issuance of any Exchange Senior Subordinated Notes increase the aggregate principal amount of Senior Subordinated Notes then outstanding or otherwise result in an increase in the interest rate applicable to the Senior Subordinated Notes.

          "Existing Credit Agreement" shall mean the Credit Agreement, dated as of February 1, 2000, among Vanguard Health Systems, Inc., as Borrower, Morgan Stanley Senior Funding, Inc., as Administrative Agent, and various banks party thereto from time to time.

          "Existing  Indebtedness"  shall have the meaning  provided in Section
7.22.

          "Existing Indebtedness Agreements" shall have the meaning provided in
Section 5A.05.

          "Existing Investments" shall mean those Investments held by the Borrower and its Subsidiaries on the Effective Date and listed on Schedule XI hereto.

          "Existing  Letters of  Credit"  shall have the  meaning  provided  in
Section 2.01(a).

          "Facing Fee" shall have the meaning provided in Section 3.01(d).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts  payable  pursuant to or referred to in
Section 3.01.

          "Final Maturity Date" shall mean, at any time, the latest Maturity Date in respect of any Tranche of Loans.

          "First Union" shall mean First Union National Bank, in its individual capacity.

          "Foreign Pension Plan" means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the Borrower or any one or more of its Subsidiaries primarily for the benefit of esmployees of the Borrower or such Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

          "GAAP" shall have the meaning provided in Section 13.07(a).

          "GECC" shall mean General Electric Capital Corporation, in its individual capacity.

          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous materials," "extremely hazardous wastes," "restrictive hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar meaning and regulatory effect under any applicable Environmental Law; and (c) any other chemical, material or substance, the Release of which is prohibited, limited or regulated by any governmental authority.

          "Health Care Asset" shall mean (a) a medical surgical facility, acute care facility or hospital, psychiatric hospital, surgical center, health maintenance organization, preferred provider organization, retirement center or physician practice, (b) any asset held or used in the conduct of the businesses of owning or operating any of the foregoing or any ancillary business related to any of the foregoing, including, without limitation, any medical office building, diagnostic center, physical therapy center, home health care services center, skilled nursing facility or other health care service provider and (c) the stock or other Equity Interests of any Person all or substantially all of whose assets consist of any of the foregoing.

          "Health Care Joint Venture" shall mean a Person engaged primarily in the operation of businesses utilizing Health Care Assets in which the Borrower and its Wholly-Owned Subsidiaries collectively own less than 100% of the Equity Interests.

          "Hospital Property" shall mean each psychiatric hospital or acute care hospital, and the campus and Real Property on which such hospital is located, owned, leased or operated by the Borrower or any of its Subsidiaries (including the furniture, fixture and equipment thereon).

          "Incremental Term Loan" shall have the meaning provided in Section 1.01(d).

          "Incremental Term Loan Borrowing Date" shall mean each date on which Incremental Term Loans are incurred pursuant to Section 1.01(d).

          "Incremental Term Loan Commitment" shall mean, for each Incremental Term Loan Lender, the commitment of such Incremental Term Loan Lender to make Incremental Term Loans pursuant to Section 1.01(b) on a given Incremental Term Loan Borrowing Date, as such commitment (x) is set forth in the respective Incremental Term Loan Commitment Agreement delivered pursuant to Section 1.13(b) and (y) may be reduced pursuant to
Section 4.02 or terminated pursuant to Sections 3.03 and/or 10.

          "Incremental Term Loan Commitment Agreement" shall mean an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit C (appropriately completed and with such modifications as may be acceptable to the Administrative Agent).

          "Incremental  Term Loan  Lender"  shall have the meaning  provided in
Section 1.13(b).

          "Incremental Term Loan Maturity Date" shall mean for any Tranche of Incremental Term Loans, the maturity date for such Tranche of Incremental Term Loans set forth in the Incremental Term Loan Commitment Agreement relating thereto, provided that the Maturity Date for all Incremental Term Loans of a given Tranche shall be the same date.

          "Incremental Term Loan Tranches Percentage" shall mean, with respect to any mandatory repayment of Incremental Term Loans and mandatory reductions to the Total Revolving Loan Commitment pursuant to Section 4.02(d), (e) and (g) at any time, a fraction (expressed as a percentage) the numerator of which is equal to the aggregate principal amount of Incremental Term Loans outstanding at such time and the denominator of which is equal to the sum of (i) the aggregate principal amount of all Incremental Term Loans outstanding at such time plus (ii) the Total Revolving Loan Commitment at such time or, if the Total Revolving Loan Commitment has terminated at such time, the aggregate principal amount of Revolving Loans and Swingline Loans and Letter of Credit Outstandings at such time.

          "Incremental Term Note" shall have the meaning provided in Section 1.05(a).

          "Indebtedness" shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person to the extent known and quantifiable, and (vii) all obligations under any Interest Rate Protection Agreement or Other Hedging Agreement or under any similar type of agreement or arrangement; provided that this definition of Indebtedness shall not include Current Liabilities of such Person incurred in the ordinary course of business.

          "Intercompany Note" shall mean a promissory note evidencing the intercompany Indebtedness of the Borrower and its Subsidiaries substantially in the form of Exhibit M.

          "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

          "Interest Period" shall have the meaning provided in Section 1.09.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

          "Investment" shall have the meaning provided in Section 9.05.

          "Issuing Lenders" shall mean the Administrative Agent and any other Lender which at the request of the Borrower and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld) agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2. The only Issuing Lenders on the Effective Date are the Administrative Agent and, with respect to the Existing Letter Credit only, LaSalle Bank National Association.

          "Joinder Agreement" shall mean a Joinder in Subsidiaries Guaranty, Security Agreement and Pledge Agreement substantially in the form of Exhibit O.

          "Joint Lead Arrangers" shall have the meaning provided in the first paragraph hereof.

          "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries incurred in the ordinary course of business with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries (other than in respect of the Senior Subordinated Notes or any Permitted Subordinated Notes) as are otherwise permitted to exist pursuant to (or otherwise not prohibited by) the terms of this Agreement.

          "Leasehold" of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under any lease or license of land, improvements and/or fixtures.

          "Lender" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to Section 1.13, 1.14 or 13.04(b).

          "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing (including any Mandatory Borrowing) in violation of the requirements of this Agreement or to fund its portion of any unreimbursed payment under
Section 2.04(c) or (ii) a Lender having notified in writing the

Borrower and/or the Administrative Agent that it does not intend to comply with its obligations under Section 1.01 or 2.

          "Letter  of  Credit"  shall  have the  meaning  provided  in  Section
2.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 3.01(c).

          "Letter of Credit  Outstandings"  shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the amount of all Unpaid Drawings at such time.

          "Letter of Credit Request" shall have the meaning provided in Section 2.03(a).

          "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other) or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any lien evidenced by a financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

          "Loan" shall mean each Revolving Loan, Swingline Loan and each Incremental Term Loan (if any).

          "Majority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement (without giving effect to the proviso contained in such definition) if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

          "Managed Physician Practices" shall mean Physician practices owned or managed by a Subsidiary of the Borrower.

          "Management Agreements" shall have the meaning provided in Section 5A.05.

          "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

          "Margin Reduction Period" shall mean each period which shall commence on the date occurring after the Effective Date upon which respective officer's certificate is delivered pursuant to Section 8.01(d) (together with the related financial statements pursuant to Section 8.01(a) or (b), as the case may be) and which shall end on the date of actual delivery of the next officer's certificates pursuant to Section 8.01(d) (and related financial statements) or the latest date on which such next officer's certificate (and related financial statements) is required to be so delivered.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Material Leases" shall have the meaning provided in Section 5A.05.

          "Maturity Date" shall mean, with respect to any Tranche of Loans, the Revolving Loan Maturity Date, the Incremental Term Loan Maturity Date for such Tranche of Loans or the Swingline Expiry Date, as the case may be.

          "Maximum Eurodollar Borrowing Number" shall mean (x) in the case of Revolving Loans, 10 and (y) in the case of any Tranche of Incremental Term Loans, 10 or such other number as may be specified as the Maximum Eurodollar Borrowing Number for such Tranche in the respective Incremental Term Loan Commitment Agreement (although any Incremental Term Loan Commitment Agreement providing for Incremental Term Loans which will be added to an existing Tranche shall not specify a Maximum Eurodollar Borrowing Number for such Tranche which differs from the Maximum Eurodollar Borrowing Number already applicable to such Tranche).

          "Maximum Swingline Amount" shall mean $20,000,000.

          "MSCP Group" shall mean Morgan Stanley Capital Partners III, L.P., MSCP III 892 Investors, L.P., Morgan Stanley Capital Investors, L.P., Morgan Stanley Dean Witter Capital Partners IV, L.P., MSDW IV 892 Investors, L.P. and Morgan Stanley Dean Witter Capital Investors IV, L.P.

          "Minimum Borrowing Amount" shall mean (i) for Swingline Loans, $100,000, (ii) for Revolving Loans, $1,000,000 and (iii) for Incremental Term Loans, $1,000,000 or such other amount as may be specified in the respective Incremental Term Loan Commitment Agreement (although an Incremental Term Loan Commitment Agreement providing for the addition of Incremental Term Loans to an existing Tranche may not specify a different Minimum Borrowing Amount from that which already applies to the respective Tranche).

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Morgan Stanley Holders" shall mean (a) the MSCP Group, (b) Morgan Stanley & Company Incorporated and its Subsidiaries and any other Person of which any member of the MSCP Group is a direct or indirect Subsidiary, (c) any Subsidiary of a Person described in preceding clause (a) or (b), or (d) any investment fund or vehicle managed by any of the Persons described in preceding clauses (a) through (c) or the general partner of any Person referred to in preceding clauses (a) through (c).

          "Mortgage" shall mean each mortgage, deed to secure debt or deed of trust pursuant to which any Credit Party shall have granted to the Collateral Agent a mortgage lien on such Credit Party's Mortgaged Property.

          "Mortgage Policy" shall have the meaning provided in Section 5A.11.

          "Mortgaged Property" shall mean each parcel of Real Property owned or leased by any Credit Party, as applicable, which is encumbered by a Mortgage.

          "MSSF" shall mean Morgan Stanley Senior Funding, Inc., in its individual capacity.

          "NAIC"   shall   mean   the   National   Association   of   Insurance
Commissioners.

          "Net Debt Proceeds" shall mean, with respect to each incurrence of Indebtedness for borrowed money by any Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective incurrence of such Indebtedness for borrowed money.

          "Net Equity Proceeds" shall mean, with respect to each issuance or sale of any Equity Interests by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) received by such Person from the respective sale or issuance of its Equity Interests or from the respective capital contribution.

          "Net Insurance Proceeds" shall mean, with respect to any Recovery Event, the cash proceeds (net of reasonable costs and taxes incurred in connection with such Recovery Event) received by the respective Person in connection with such Recovery Event.

          "Net Sale Proceeds" shall mean, with respect to any asset sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of (i) the reasonable costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness under the Credit Documents or any Indebtedness owed to the Borrower or a Subsidiary thereof) which is secured by the respective assets which were sold), (ii) the marginal increased amount of all taxes to the extent actually payable in cash during (or within 120 days after) the fiscal year in which the respective asset sale occurred as a direct consequence of such asset sale and (iii) in the event of any such sale of assets owned by a non-Wholly-Owned Subsidiary that is a Non-Guarantor Subsidiary, net of amounts received by third Persons which own Equity Interests in such Subsidiary so long as such amounts do not exceed such Persons' proportionate share thereof (based upon such Persons' relative holdings of Equity Interests in such Subsidiary).

          "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

          "Non-Guarantor Subsidiary" shall mean any Subsidiary of the Borrower not party to the Subsidiaries Guaranty.

          "Note" shall mean each Revolving Note, each Incremental Term Note and the Swingline Note.

          "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

          "Notice of  Conversion"  shall have the  meaning  provided in Section
1.06.

          "Notice Office" shall mean the office of the Administrative Agent located at 101 North Tryon Street, Fifteenth Floor, Charlotte, North Carolina 28255, Attention: James

Young, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations"  shall  mean all  amounts  owing to the  Administrative
Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

          "Other Hedging Agreements" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

          "Participant" shall have the meaning provided in Section 2.04(a).

          "Payment Office" shall mean the office of the Administrative Agent located at 101 North Tryon Street, Charlotte, North Carolina 28255 or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "PBGC"   shall  mean  the  Pension   Benefit   Guaranty   Corporation
established pursuant to Section 4002 of ERISA, or any successor thereto.

          "Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Revolving Loan
Commitment of such Lender at such time and the denominator of which is the Total Revolving Loan Commitment at such time, provided that if the Percentage of any Lender is to be determined after the Total Revolving Loan Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

          "Permitted Acquisition" shall have the meaning provided in Section 9.02(viii).

          "Permitted Acquisition Compliance Certificate" shall mean a certificate, signed by an Authorized Officer of the Borrower, delivered to the Administrative Agent in connection with a Permitted Acquisition, which certificate shall represent and warrant that (i) the purchase agreement and all related agreements evidencing such acquisition shall, on the date such acquisition is consummated, have been duly executed and delivered by the parties thereto and shall be in full force and effect, (ii) the acquisition shall be consummated in accordance with the purchase agreement, the related agreements evidencing such acquisition and all applicable law (excluding such violations of law which could not reasonably have, individually, or in the aggregate for all such violations, a material adverse effect on the business, property, assets, liabilities (actual or contingent), operations or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole), (iii) true and correct copies of the purchase agreement and related agreements evidencing such acquisition have been delivered to the Lenders, (iv) both before and after giving effect to the proposed acquisition, no Default or Event of Default is or shall be in existence, (v) no material environmental liabilities are being assumed by the Borrower or its Subsidiaries pursuant to such acquisition, and (vi) the Borrower is and will be in compliance with Sections 9.08 and 9.09 on a Post-Test Period Pro Forma Basis after giving effect to the respective Permitted Acquisition and all Acquisition CapEx to be made in connection therewith. Such

Compliance Certificate shall also (x) include a statement of all Acquisition CapEx required to be made in connection with such acquisition, (y) set forth the amount, if any, of the Retained Excess Cash Flow Amount to be used in connection with the respective Permitted Acquisition and (z) set forth the calculations required to establish whether the Borrower is in compliance with the provisions of Sections 9.01 through 9.05, inclusive and 9.07 through 9.09, inclusive, and Section 9.17, both before and after giving effect to such Permitted Acquisition. Notwithstanding anything to the contrary above in this definition, in the event that a Permitted Acquisition Compliance Certificate is required to be delivered pursuant to Section 9.02(viii) and the Borrower has not delivered a Permitted Acquisition Compliance Certificate covering any theretofore consummated Permitted Acquisitions, such required Permitted Acquisition Compliance Certificate shall include all of the representations and warranties (except clause (iii) above) set forth in the second preceding sentence (and include the information and calculations described in the immediately preceding sentence) with respect to all such theretofore consummated Permitted Acquisitions.

          "Permitted Encumbrances" shall mean, with respect to any Real Property, such exceptions to title which (i) individually or in the aggregate, do not materially detract from the value of such Real Property, (ii) in the case of Mortgaged Property described in Section 5A.11, are set forth on Schedule B to the Mortgage Policy relating to such Mortgaged Property or (iii) are otherwise acceptable to the Administrative Agent in its reasonable discretion.

          "Permitted Liens" shall have the meaning provided in Section 9.01.

          "Permitted Subordinated Note Documents" shall mean all documentation (including, without limitation, any indenture or purchase agreement) entered into in connection with any issuance of Permitted Subordinated Notes.

          "Permitted Subordinated Notes" shall mean unsecured subordinated debt securities of the Borrower (which may be guaranteed on a subordinated basis by Subsidiary Guarantors), the terms of which (and conditions surrounding the issuance of which) satisfy the relevant requirements of Section 9.04(xv).

          "Person" shall mean any individual, partnership, limited liability company, joint venture, firm, corporation, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

          "Physician" means, collectively, with respect to any hospital owned or leased and operated by the Borrower or any of its Subsidiaries, physicians employed by or affiliated with such hospital, Persons in the immediate family of such physicians and any Person directly or indirectly controlled by or acting for the benefit of one or more such physicians or families. As used in this definition of "Physicians," the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "Physician Support Obligation" means a loan to or on behalf of, or a guarantee of income to or Indebtedness of, a physician or healthcare professional providing service to patients in the service area of a hospital or other health care facility operated by the Borrower or any of its Subsidiaries made or given by the Borrower or any of its Subsidiaries (i) in the ordinary course of its business, and (ii) pursuant to a written agreement having a period not to exceed five years.

          "PIK Preferred Stock" shall mean the 21,600 shares of preferred stock of the Borrower, $.01 par value per share, held on the Effective Date by MacNeal Memorial Hospital Association and any additional shares thereof issued as pay-in-kind Dividends.

          "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

          "Pledge Agreement" shall have the meaning provided in Section 5A.08.

          "Pledge Agreement Collateral" shall mean all "Collateral" as defined in the Pledge Agreement.

          "Post-Test Period Pro Forma Basis" shall mean the making of calculations on a pro forma basis in accordance with, and to the extent required by, the provisions of Section 11.02, giving effect to the adjustments required to be made therein for determinations on a Post-Test Period Pro Forma Basis.

          "Prime Lending Rate" shall mean the rate announced by the Administrative Agent from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Pro Forma Basis" shall mean the making of any calculation on a pro forma basis in accordance with, and to the extent required by, the provisions of Section 11.02 hereof, but without making the adjustments described therein for determinations to be made on a Post-Test Period Pro Forma Basis.

          "Projections" shall mean the financial assumptions and projections prepared by the Borrower, dated July 17, 2001 in connection with the Transaction and delivered to the Administrative Agent and the Lenders prior to the Effective Date.

          "Quarterly Payment Date" shall mean the last Business day of each September, December, March and June occurring after the Effective Date.

          "Qualified  Public  Offering"  shall  mean  an  underwritten   public
offering of common stock of the Borrower which generates cash proceeds to the Borrower of at least $50,000,000.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. ss. 6901 et seq.

          "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recovery Event" shall mean the receipt by the Borrower or any of its Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction or damage or any other similar event with respect to any property or assets of the Borrower or any of its Subsidiaries and (ii) under any policy of insurance required to be maintained under Section 8.03.

          "Refinancing" shall mean the repayment of all outstanding loans and all other obligations (and the termination of all commitments) under the Existing Credit Agreement, as described in Section 5A.07.

          "Register" shall have the meaning provided in Section 13.16.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation O" shall mean Regulation O of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" shall have the meaning provided such term in CERCLA.

          "Relevant Incremental Term Loan Commitment Percentage" shall mean, with respect to any mandatory reduction of any Incremental Term Loan Commitment of any Tranche at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate amount of Incremental Term Loan Commitments of such Tranche at such time and the denominator of which is equal to the aggregate amount of all Incremental Term Loan Commitments of all Tranches at such time.

          "Relevant Incremental Term Loan Percentage" shall mean, with respect to any voluntary prepayment or mandatory repayment of a particular Tranche of Incremental Term Loans at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate outstanding principal amount of Incremental Term Loans of such Tranche at such time and the denominator of which is equal to the aggregate principal amount of all Incremental Term Loans at such time, provided that to the extent any such voluntary prepayment or mandatory prepayment is being applied to a particular Tranche of Incremental Term Loans, as provided in Section 4.01(a)(vi)(A)(1) or 4.02(h)(iv)(1), as the case may be, the Relevant Incremental Term Loan Percentage of such Tranche shall mean a fraction (expressed as a percentage) the numerator of which is equal to the aggregate outstanding principal amount of Scheduled Incremental Term Loan Repayments of such Tranche occurring within twelve months following any such prepayment or repayment, as the case may be, and the denominator of which is equal to the aggregate principal amount of all Scheduled Incremental Term Loan Repayments of all Tranches of Incremental Term Loans occurring within twelve months following any such prepayment or repayment, as the case may be.

          "Replaced Lender" shall have the meaning provided in Section 1.14.

          "Replacement Lender" shall have the meaning provided in Section 1.14.

          "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

          "Required AHCCS Amount" shall mean, on any date for which Consolidated Debt is being determined, (x) if the date for which Consolidated Debt is being determined is within seven days prior to or seven days after the last day of any fiscal quarter of the Borrower, the aggregate amount of cash and Cash Equivalents which are required to be deposited with, or held by, Subsidiaries of the Borrower that have contracts with the Arizona Health Care Cost Containment System to arrange health care services for Medicare patients, to the extent such cash or Cash Equivalents, as the case may be, are required by the Arizona Health Care Cost Containment System (or the relevant governmental authorities having jurisdiction over same) to remain with such Subsidiaries on the date for which Consolidated Debt is being determined or (y) if Consolidated Debt is being determined for a date which does not occur within seven days prior to, or seven days after, the last day of any fiscal quarter of the Borrower, the amount determined pursuant to preceding clause (x) for the last day of the fiscal quarter of the Borrower most recently ended prior to the date for which Consolidated Debt is being determined.

          "Required Lenders" shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Term Loans and Revolving Loan Commitments (or after the termination of the Revolving Loan Commitments, outstanding Revolving Loans and Percentage of outstanding principal of Swingline Loans and Letter of Credit Outstandings) represent an amount greater than 50% of the sum of the outstanding principal amount of all Term Loans of Non-Defaulting Lenders and the Total Revolving Loan Commitment (or after the termination of the Total Revolving Loan Commitment, the sum of the then total outstanding Revolving Loans of Non-Defaulting Lenders and the aggregate Percentages of all Non-Defaulting Lenders of the total outstanding principal of Swingline Loans and Letter of Credit Outstandings at such time), provided that from and after such time as when the Borrower has obtained at least $125,000,000 of Incremental Term Loan Commitments, Required Lenders shall mean (other than for purposes of taking action pursuant to the last paragraph of Section 10 or causing enforcement actions to be taken pursuant to the Subsidiaries Guaranty or Security Documents) those Non-Defaulting Lenders which would constitute the Required Lenders as otherwise provided above if the percentage "50%" above were changed to "66-2/3%".

          "Retained Excess Cash Flow Amount" shall initially mean $0, provided that (w) on each Excess Cash Payment Date where Excess Cash Flow for the relevant Excess Cash Payment Period is less than $0, the Retained Excess Cash Flow Amount shall be decreased by such amount (expressed as a positive amount for purposes of such deduction), (x) on each Excess Cash Payment Date where Excess Cash Flow for the relevant Excess Cash Payment Period is in excess of $1,000,000, the Retained Excess Cash Flow Amount shall be increased (so long as any required repayments of Loans and/or reductions of Commitments are made as required by Section 4.02(f)) by an amount equal to that portion of Excess Cash Flow for the relevant Excess Cash Payment Period in excess of $1,000,000 which is permitted to be retained by the Borrower pursuant to the provisions of
Section 4.02(f), (y) on the date any Permitted Acquisition is effected which involves a utilization of the Retained Excess Cash Flow Amount as then in effect in accordance with the provisions of clause (z) of the first proviso to
Section 9.02(viii), the Retained Excess Cash Flow Amount shall be reduced by the aggregate amount of consideration so justified and (z) the Retained Excess Cash Flow Amount shall be reduced on the date of the making of any Capital Expenditure pursuant to Section 9.07(e)(iii) by the amount thereof.

          "Revolving Loan" shall have the meaning provided in Section 1.01(a).

          "Revolving Loan Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Revolving Loan Commitment," as same may be (x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.14 or 13.04(b).

          "Revolving Loan Maturity Date" shall mean July 31, 2006.

          "Revolving Loan Tranche Percentage" shall mean, with respect to any mandatory repayment of Loans and mandatory reductions to the Total Revolving Loan Commitment pursuant to Section 4.02(d), (e) and (g) at any time, a fraction (expressed as a percentage), the numerator of which is equal to the Total Revolving Loan Commitment at such time or, if the Total Revolving Loan Commitment has terminated at such time, the aggregate principal amount of Revolving Loans and Swingline Loans and the Letter of Credit Outstandings at such time and the denominator of which is equal to the sum of (i) the aggregate principal amount of all Term Loans outstanding at such time plus (ii) the Total Revolving Loan Commitment at such time or, if the Total Revolving Loan
Commitment has terminated at such time, the aggregate principal amount of Revolving Loans and Swingline Loans and the Letter of Credit Outstandings at such time.

          "Revolving Note" shall have the meaning provided in Section 1.05(a).

          "S&P" shall mean Standard & Poor's Ratings Services.

          "Scheduled Incremental Term Loan Repayment" shall have the meaning provided in Section 4.02(b).

          "Scheduled Incremental Term Loan Repayment Date" shall have the meaning provided in Section 4.02(b).

          "SEC" shall have the meaning provided in Section 8.01(g).

          "Section 4.04(b)(ii)  Certificate" shall have the meaning provided in
Section 4.04(b).

          "Secured Creditors" shall have the meaning provided in the respective Security Documents.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

          "Security  Agreement"  shall  have the  meaning  provided  in Section
5A.10.

          "Security Agreement Collateral" shall mean all "Collateral" as defined in the Security Agreement.

          "Security Documents" shall mean and include each of the Security Agreement, the Pledge Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

          "Senior Subordinated Note Documents" shall mean the Senior Subordinated Note Indenture, the Senior Subordinated Notes and each other document or agreement relating to the issuance of the Senior Subordinated Notes.

          "Senior Subordinated Note Indenture" shall mean the Indenture, dated as of July 30, 2001, between the Borrower, the Subsidiary Guarantors and Bank One Trust Company, N.A., as Trustee thereunder, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

          "Senior Subordinated Notes" shall mean the Borrower's 9-3/4% Senior Subordinated Notes due 2011 issued pursuant to the Senior Subordinated Note Indenture, as in effect on the Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. As used herein, the term "Senior Subordinated Notes" shall include any Exchange Senior Subordinated Notes issues pursuant to the Senior Subordinated Note Indenture in exchange for theretofore outstanding Senior Subordinated Notes, as contemplated by the Offering Memorandum dated July 20, 2001, and the definition of Exchange Senior Subordinated Notes.

          "Shareholders" shall mean each Person which owns any shares of any class of capital stock of the Borrower on the Effective Date.

          "Shareholders' Agreements" shall have the meaning provided in Section 5A.05.

          "Specified Construction Project" shall mean a construction project undertaken by the Borrower or a Subsidiary Guarantor for the construction of a Hospital Property or other Health Care Assets that are to be owned by the Borrower or such Subsidiary Guarantor provided that (i) a project shall constitute a Specified Construction Project only if the respective Health Care Assets are to be owned by the Borrower or such Subsidiary Guarantor and have been designated as a "Specified Construction Project" in writing by the Borrower to the Administrative Agent, which writing shall certify compliance with the requirements of this definition and shall set forth the calculations (in reasonable detail) required to establish compliance with the requirements of succeeding clause (v)), (ii) no Default or Event of Default shall exist on the date of any designation of a project as a Specified Construction Project,
(iii) each project designated as a Specified Construction Project shall remain a Specified Construction Project until the first to occur of (x) the date which is two years after such project was designated by the Borrower as a Specified Construction Project (which designation shall not occur any later than the first date on which actual construction has commenced on the Specific Construction Project) and (y) the first day on which respective Health Care Asset provides treatment or other health services to its first patient, (iv) on the earlier of the dates specified in preceding clause (iii), the respective construction project shall cease to constitute a Specified Construction Project and (v) the Consolidated Senior Leverage Ratio (calculated on a Post-Test
Period Pro Forma Basis) shall be less than 2.5:1.00 at the time of any designation of a project as a Specified Construction Project. In addition, to the extent the Borrower or any Subsidiary Guarantor purchases any Real Property as contemplated in the last sentence of Section 9.07(d), the requirements set forth in clauses (ii) and (v) of the immediately preceding sentence are satisfied at the time of such purchase and the Borrower notifies the Administrative Agent in writing that it wishes to treat such Real Property as a Specified Construction Project, such Real Property shall be deemed to be a Specified Construction Project for the purposes hereof for a period not to exceed 15 months, at which time such Real Property shall cease to be a Specified Construction Project unless the Borrower designates such Real Property as a "Specified Construction Project" in writing as provided in clause
(i) of the immediately preceding sentence and each of the other requirements set forth above in this definition are satisfied at such time.

          "Standby Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Start Date" shall mean, with respect to any Margin Reduction Period, the first day of such Margin Reduction Period.

          "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Subsidiaries Guaranty" shall have the meaning provided in Section 5A.09.

          "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time. Except as otherwise specified herein or unless the context otherwise requires, references in this Agreement to one or more "Subsidiaries" are to Subsidiaries of the Borrower.

          "Subsidiary Guarantor" shall mean each Subsidiary of the Borrower designated as a "Subsidiary Guarantor" on Schedule VI hereto or which executes the Subsidiaries Guaranty after the Effective Date pursuant to Section 9.14, provided that any such Person shall cease to constitute a Subsidiary Guarantor upon its release from the Subsidiaries Guaranty in accordance with this Agreement and the Subsidiaries Guaranty.

          "Supermajority Lenders" of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage "50%" contained therein were changed to "66-2/3%".

          "Swingline Expiry Date" shall mean the date which is five Business Days prior to the Revolving Loan Maturity Date.

          "Swingline Lender" shall mean Bank of America and its successors and assigns.

          "Swingline Loan" shall have the meaning provided in Section 1.01(b).

          "Swingline Note" shall have the meaning provided in Section 1.05(a).

          "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Syndication Date" shall mean the earlier of (x) September 15, 2001 and (y) that date (if any) upon which the Joint Lead Arrangers determine (and notify the Borrower) that the primary syndication (and resultant addition of Persons as Lenders pursuant to Section 13.04(b)) has been successfully completed (to the satisfaction of the Joint Lead Arrangers).

          "Tax Benefit" shall have the meaning provided in Section 4.04(c).

          "Tax Sharing Agreements" shall have the meaning provided in Section 5A.05.

          "Taxes" shall have the meaning provided in Section 4.04(a).

          "Test Date" shall mean, with respect to any Start Date, the last day of the most recent fiscal quarter of the Borrower ended immediately prior to such Start Date for which the financial statements required by Section 8.01(a) or (b), as the case may be, have been delivered as contemplated by the definition of Margin Reduction Period.

          "Test Period" shall mean each period of four consecutive fiscal quarters of the Borrower (taken as one accounting period).

          "Total Assets" means, with respect to any Person, the consolidated total assets of such Person and its consolidated Subsidiaries, determined in accordance with GAAP; provided that in determining Total Assets of any group of Non-Guarantor Subsidiaries, such Total Assets shall be determined for all such Non-Guarantor Subsidiaries on a combined basis without duplication.

          "Total Capitalization" of the Borrower at any time shall mean the sum of (x) Consolidated Debt of the Borrower at such time and (y) the Consolidated Net Worth of the Borrower at such time.

          "Total Commitments" shall mean, at any time, the sum of the Commitments of each of the Lenders.

          "Total Revolving Loan Commitment" shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders.

          "Total Unutilized Revolving Loan Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Revolving Loan Commitment then in effect less (y) the sum of the aggregate principal amount of Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of Letter of Credit Outstandings.

          "Trade Letter of Credit" shall have the meaning provided in Section 2.01(a).

          "Tranche" shall mean the respective facility and commitments utilized in making Loans hereunder, with there being a single Tranche on the Effective Date (consisting of the Total Revolving Loan Commitment and the extensions of credit (i.e., Revolving Loans, Swingline Loans and Letters of Credit) pursuant thereto. In addition, any Incremental Term Loans extended after the Effective Date shall be made pursuant to one or more additional Tranches which shall be designated pursuant to the respective Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in Section 1.13.

          "Transaction" shall mean the occurrence of the Refinancing, the entering into of the Credit Documents and the extensions of credit under this Agreement on the Effective Date, and the issuance of the Senior Subordinated Notes.

          "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

          "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

          "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the accumulated benefit obligation under the Plan as of the close of its most recent plan year, determined in accordance with actuarial assumptions at such time consistent with Statement of Financial Accounting Standards No. 87, exceeds the market value of the assets allocable thereto.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid  Drawing"  shall  have the  meaning  provided  for in Section
2.05(a).

          "Unused Capital Expenditures Amount" shall have the meaning provided in Section 9.07(c).

          "Unutilized Revolving Loan Commitment" with respect to any Lender at any time shall mean such Lender's Revolving Loan Commitment at such time, if any, less the sum of (i) the aggregate outstanding principal amount of Revolving Loans made by such Lender and (ii) such Lender's Percentage of the outstanding principal of Swingline Loans and the Letter of Credit Outstandings at such time.

          "Weighted Average Life to Maturity" shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

          "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than directors' qualifying shares) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the Equity Interests at such time. Except as otherwise specified herein or unless the context otherwise requires, references in this Agreement to one or more "Wholly-Owned Subsidiaries" are to Wholly-Owned Subsidiaries of the Borrower.

          11.02 Certain Pro Forma Calculations. (a) For purposes of calculating Consolidated EBITDA for any Test Period for purposes of this Agreement, the following rules shall apply:

          (i) if at any time during the respective Test Period (and, in the case of determinations being made on a Post-Test Period Pro Forma Basis only, thereafter and on or prior to the date of determination) the Borrower or any of its Subsidiaries shall have made any Disposition, Consolidated EBITDA for such Test Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets or Equity Interests which are the subject of such Disposition for such Test Period or increased by an amount equal to the Consolidated EBITDA (if negative) applicable thereto for such Test Period; provided that if any Disposition is of Equity Interests in a Subsidiary of the Borrower which remains a Subsidiary after giving effect to such Disposition, Consolidated EBITDA shall be adjusted to give pro forma effect thereto (as if such disposition occurred on the first day of the respective Test Period) in accordance with the rules set forth in the definition of Consolidated Net Income contained herein;

          (ii) if during such Test Period (and, in the case of determinations being made on a Post-Test Period Pro Forma Basis only, thereafter and on or prior to the date of determination) the Borrower or any Subsidiaries shall have made any Acquisition, Consolidated EBITDA for such Test Period shall be calculated after giving pro forma effect thereto as if such Acquisition had occurred on the first day of such Test Period;

          (iii) if during such Test Period (and, in the case of determinations being made on a Post-Test Period Pro Forma Basis only, thereafter and on or prior to the date of determination) any Person that became a Subsidiary or was merged with or into the Borrower or any of its Subsidiaries since the beginning of such Test Period shall have entered into any disposition or acquisition transaction that would have required an adjustment pursuant to clause (i) or (ii) above if made by the Borrower or a Subsidiary of the Borrower during such Test Period, Consolidated EBITDA for such Test Period shall be calculated after giving pro forma effect thereto as if such transaction occurred on the first day of such Test Period; and

          (iv) pro forma calculations of Consolidated EBITDA, whether pursuant to this Section 11.02 or otherwise, shall not give effect to anticipated cost savings and/or increases to Consolidated EBITDA for the relevant period, except in cases of Acquisitions for factually supportable and identifiable pro forma cost savings and/or increases to Consolidated EBITDA for the relevant period (in each case reasonably expected to occur within one year of the respective date of acquisition) that are attributable to such Acquisition, in which case such adjustments shall be permitted so long as same are demonstrated in writing by the Borrower (with supporting calculations) to the Administrative Agent at the time of the relevant Acquisition; provided further, that the add backs for cost savings and/or increases to Consolidated EBITDA for any Test Period for all Acquisitions (whether being determined on a Pro Forma Basis or a Post-Test Period Pro Forma Basis) shall not, without the written consent of the Required Lenders, exceed the greater of (x) 15% of Consolidated EBITDA for the relevant Test Period, as calculated on a Pro Forma Basis or Post-Test Period Pro Forma Basis, as the case may be, after giving effect to such additions and (y) $20 million.

          (b) For purposes of calculating Consolidated Debt and Consolidated Senior Debt for purposes of this Agreement, the following rules shall apply:

          (i) all determinations of Consolidated Debt and Consolidated Senior Debt shall be made based on the actual amount of Consolidated Debt or Consolidated Senior Debt, as the case be, outstanding on the last day of the respective Test Period or, in the case of determinations being on a Post-Test Period Pro Forma Basis, on the date of the respective determination, except that for all purposes, other than calculations of the Consolidated Leverage Ratio (and component defined terms, as used therein) for purposes of determining Applicable Margins, (i) Consolidated Debt and Consolidated Senior Debt, as the case may be, shall be calculated to exclude all Indebtedness which would otherwise have been included therein to the extent the Borrower certifies in reasonable detail that the respective Indebtedness being excluded has been incurred to finance one or more Specified Construction Projects which, on the last date of the respective Test Period or, in the case of determinations being made on a Post-Test Period Pro Forma Basis, on the date of the respective determination, remain at such time Specified Construction Projects and (ii) during the first year immediately following the date when a Specified Construction Project ceases to constitute same, Consolidated Debt and Consolidated Senior Debt shall be calculated to exclude (1) during the first four months beginning after the date the respective Specified Construction Project ceased to constitute same, all Indebtedness which would otherwise have been included therein to the extent the Borrower certifies in reasonable detail that the respective Indebtedness has been incurred to finance the respective Specified Construction Project, (2) during the second four months beginning after the date the respective Specified Construction Project ceased to constitute same, two-thirds of the amount of all Indebtedness which would otherwise have been included therein to the extent the Borrower certifies in reasonable detail that the respective Indebtedness has been incurred to finance the respective Specified Construction Project and (3) during the third four months beginning after the date the respective Specified Construction Project ceased to constitute same, one-third of the amount of all Indebtedness which would otherwise have been included therein to the extent Borrower certifies in reasonable detail that the respective Indebtedness has been incurred to finance the respective Specified Construction Project; provided that (x) no more than an aggregate amount of Indebtedness equal to 0.5 multiplied by the Borrower's Consolidated EBITDA for the relevant Test Period (determined on a Pro Forma Basis or Post-Test Period Pro Forma Basis, as the case may be) shall be permitted to be so excluded pursuant to the provisions of preceding clauses (i) and
     (ii) and (y) no such Indebtedness shall be excluded at any time when the Borrower's Consolidated Debt/Total Capitalization Ratio (calculated on the last day of the respective Test Period in the case of determinations on a Pro Forma Basis, and on the date of determination in the case of any calculations being made on a Post-Test Period Pro Forma Basis, but in any event including all Indebtedness relating to Specified Construction Projects which may otherwise be excluded as provided above) is greater than 50%; and

          (ii) all determinations for purposes of Section 1.01 and 1.13 shall determine Consolidated Senior Debt as if all unfunded Incremental Term Loan Commitments then in effect had in fact been fully funded (thereby adding same as a component to Consolidated Senior Debt).

          (c) For purposes of calculating Consolidated Cash Interest Expense for any Test Period for purposes of this Agreement, the following rules shall apply:

          (i) Consolidated Cash Interest Expense shall be determined for the respective Test Period based on actual Consolidated Cash Interest Expense; provided that such amount shall be adjusted to give pro forma effect (as if the events described below occurred on the first day of the respective Test Period, based on the historical rates which would have been applicable thereto in the case of pro forma determinations of Indebtedness which would have been outstanding for periods when same was not actually outstanding) to (x) all incurrences of Indebtedness incurred to finance any Acquisition during the respective Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, on the date of determination) to the extent the respective Indebtedness remains outstanding on the last day of the respective Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, on the date of determination) and (y) all to permanent repayments of Indebtedness described in immediately preceding clause (x) actually made during such Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, through the date of determination) made with net cash proceeds of events of the type described in Sections 4.02(c), (e) and/or
     (g), whether or not such net cash proceeds were required to be used permanently to repay Loans hereunder; and

          (ii) notwithstanding anything to the contrary contained above, (x) with respect to each Specified Construction Project which remains a Specified Construction Project on the last day of the respective Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, on the date of determination), Consolidated Cash Interest Expense shall be calculated by excluding any cash interest expense attributable to Indebtedness incurred to finance the respective Specified Construction Project, so long as the Borrower certifies in reasonable detail the respective Indebtedness and related Consolidated Cash Interest Expense being excluded as provided above in this clause (ii) and (y) for determinations of Consolidated Cash Interest Expense where the last day of the respective Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, the date of determination) occurs within the first year immediately following the date when the Specified Construction Project ceased to constitute same, Consolidated Cash Interest Expense shall be calculated to exclude (1) if the last day of the respective Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, the date of determination) occurs before the end of the first four months beginning after the date the respective Specified Construction Project ceased to constitute same, all Consolidated Cash Interest Expense which would otherwise have been included therein to the extent the Borrower certifies in reasonable detail that the respective Indebtedness has been incurred to finance the respective Specified Construction Project and the Consolidated Cash Interest Expense relating thereto being excluded as provided above in this subclause (1), (2) if the last day of the respective Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, the date of determination) occurs during the four months following the end of the period described in clause
     (1) above, two-thirds of the Consolidated Cash Interest Expense which would otherwise have been included therein to the extent the Borrower certifies in reasonable detail that the respective Indebtedness has been incurred to finance the respective Specified Construction Project and the Consolidated Cash Interest Expense relating thereto being excluded as provided above in this subclause (2), and (3) if the last day of the respective Test Period (or, for determinations being made on a Post-Test Period Pro Forma Basis, the date of determination) occurs during the four months following the end of the period described in clause (2) above, one-third of the Consolidated Cash Interest Expense which would otherwise have been included therein to the extent the Borrower certifies in reasonable detail that the respective Indebtedness has been incurred to finance the respective Specified Construction Project and the Consolidated Cash Interest Expense relating thereto being excluded as provided above in this subclause (3); provided if any Indebtedness (where the related Consolidated Cash Interest Expense would otherwise be excluded in whole or in part pursuant to the foregoing provisions of this clause (ii)) related to a Specified Construction Project is included in Consolidated Debt or Consolidated Senior Debt by virtue of the proviso to Section 11.02(b)(i) above, the related Cash Interest Expense shall likewise be included in Consolidated Cash Interest Expense (and shall not be excluded pursuant to the preceding provisions of this clause (ii)).

          SECTION 12. The Agents and the Joint Lead Arrangers.

          12.01 Appointment. The Lenders hereby designate Bank of America as Administrative Agent (for purposes of this Section 12 and Section 13.01, the term "Administrative Agent" shall include Bank of America in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Lenders hereby designate MSSF as Syndication Agent to act as specified herein and in the other Credit Documents. The Lenders hereby designate First Union and GECC as Co-Documentation Agents to act as specified herein and in the other Credit Documents. The Lenders hereby designate BAS and MSSF as Joint Lead Arrangers to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, each Agent and each Joint Lead Arranger to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of each Agent or each Joint Lead Arranger by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Each Agent and each Joint Lead Arranger may perform any of its duties hereunder by or through its respective officers, directors, agents, employees or affiliates.

          12.02 Nature of Duties. Neither any Agent nor any Joint Lead Arranger shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither Agent, any Joint Lead Arranger nor any of their respective officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agents and the Joint Lead Arrangers shall be mechanical and administrative in nature; no Agent nor any Joint Lead Arranger shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent or any Joint Lead Arranger any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

          12.03 Lack of Reliance on the Agents and the Joint Lead Arrangers. Independently and without reliance upon any Agent or any Joint Lead Arranger, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and each of its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and each of its Subsidiaries and, except as expressly provided in this Agreement, no Agent nor any Joint Lead Arranger shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent nor any Joint Lead Arranger shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          12.04 Certain Rights of the Agents and the Joint Lead Arrangers. If any Agent or Joint Lead Arranger shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent or such Joint Lead Arranger, as the case may be, shall be entitled to refrain from such act or taking such action unless and until Agent or such Joint Lead Arranger, as the case may be, shall have received instructions from the Required Lenders; and neither shall such Agent or such Joint Lead Arranger incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender or the holder of any Note shall have any right of action whatsoever against any Agent, any Joint Lead Arranger as a result of the Administrative Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

          12.05 Reliance. Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent or such Joint Lead Arranger, as the case may be, believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

          12.06 Indemnification. To the extent any Agent or Joint Lead Arranger is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify such Agent or Joint Lead Arranger, in proportion to their respective "percentages" as used in determining the Required Lenders
(determined as if there were no Defaulting Lenders), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent or Joint Lead Arranger in performing its respective duties hereunder or under any other Credit Document, or in any way relating to or arising out of this Agreement or any other Credit Document; provided that to the extent that the respective Agent or Joint Lead Arranger is reimbursed by the Borrower for amounts paid by the Lenders pursuant to this Section 12.06, such Agent or Joint Lead Arranger shall reimburse the Lenders for such amounts; provided further, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the respective Agent's or Joint Lead Arranger's gross negligence or willful misconduct.

          12.07 The Agents and the Joint Lead Arrangers in their Individual Capacities. With respect to its obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, each Agent and each Joint Lead Arranger shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required Lenders," "Majority Lenders," "Supermajority Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include each Agent and each Joint Lead Arranger in its individual capacity. Each Agent and each Joint Lead Arranger may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from the Borrower or any other Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          12.08 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

          12.09 Resignation by the Agents and the Joint Lead Arrangers. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders and the Borrower (provided that no such notice shall be required to be given to the Borrower if a Default or an Event of Default of the type described in Section 10.05 exists with respect to the Borrower). Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

          (b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank or trust company reasonably acceptable to the Borrower (it being understood and agreed that (i) so long as
no  Default  or  Event  of   Default   exists  at  such  time  such

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

successor Administrative Agent shall be required to be reasonably satisfactory to the Borrower and (ii) any Non-Defaulting Lender is deemed to be acceptable to the Borrower).

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed but shall not be required at any time when a Default or an Event of Default), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          (d) The Syndication Agent and any Joint Lead Arranger may resign from the performance of all its respective functions and duties hereunder by giving five Business Days' notice to the Administrative Agent. Any resignation pursuant to the immediately preceding sentence shall become effective on the 5th Business Day after the respective notice is given to the Administrative Agent.

          (e) Upon a resignation of any Agent or any Joint Lead Arranger pursuant to this Section 12.09, such Agent or such Joint Lead Arranger, as the case may be, shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent or Joint Lead Arranger, as the case may be, for all of its actions and inactions while serving as an Agent or a Joint Lead Arranger, as the case may be.

          (f) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative
Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

          SECTION 13. Miscellaneous.

          13.01  Payment of Expenses,  etc. The Borrower  agrees that it shall:
(i) whether or not the transactions contemplated herein are consummated, pay all reasonable out-of-pocket costs and expenses of each Agent and each Joint Lead Arranger (including, without limitation, the reasonable fees and disbursements of counsel, which shall be limited to the fees and expenses of White & Case LLP and such other relevant local counsel as may be retained in connection with security matters), in connection with the preparation, execution, delivery and performance of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, any amendment, waiver or consent relating hereto or thereto, of each Agent and each Joint Lead Arranger in connection with its syndication efforts with respect to this Agreement and, upon the occurrence and during the continuance of an Event of Default, the reasonable costs and expenses of each Agent and each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or

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

pursuant to any insolvency or bankruptcy proceedings (including, in each case without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent and, following an Event of Default, for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent, each Joint Lead Arranger and each Lender, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, any Joint Lead Arranger or any Lender is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to such Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision) or to the extent incurred as a result of actions taken by a party other than the Borrower or its Subsidiaries after the Real Property is no longer owned, leased or operated by the Borrower or its Subsidiaries). To the extent that the undertaking to indemnify, pay or hold harmless the Administrative Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          13.02 Right of Setoff. (a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of such Credit Party to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to
Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          (b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER (OTHER THAN THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT) SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT OR THE REQUIRED LENDERS (OR, TO THE EXTENT REQUIRED BY SECTION 13.12 OF THIS AGREEMENT, ALL OF THE LENDERS), IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY, OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY SUCH LENDER WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT OR THE COLLATERAL AGENT, AS THE CASE MAY BE, SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS, THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT.

          13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that

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

notices and communications to the Administrative Agent or any Credit Party shall not be effective until received by the Administrative Agent or such Credit Party.

          13.04 Benefit of Agreement. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit
Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Revolving Loan Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates, and it being understood and agreed that any amendment or modification to the financial definitions in this Agreement or to Section 13.07(a) shall not constitute a reduction in the rate of interest or any Fees for purposes of this clause (i)) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitments shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof), (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Credit Documents) supporting the Loans hereunder in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

          (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Incremental Term Loans to one or more Lenders or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Revolving Loan Commitment (and related outstanding Obligations hereunder) and/or its outstanding Incremental Term Loans to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that (i) at such time
Schedule I shall be deemed modified to reflect the Commitments (and/or outstanding Loans, as the case may be) of such new Lender and of the existing Lenders,

(ii) upon surrender of the old Notes (if any) (or, upon such assigning Lender's indemnifying the Borrower for any lost Note pursuant to a customary indemnification agreement), new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments (and/or outstanding Loans, as the case may be), (iii) the consent of the Administrative Agent and, so long as no Default or Event of Default then exists, the Borrower (each of which consents shall not be unreasonably withheld or delayed) shall be required in connection with any such assignment pursuant to clause (y) above, (iv) the Swingline Lender and each Issuing Lender (which consents shall not be unreasonably withheld or delayed) shall be required in connection with any assignment
(whether pursuant to preceding clause (x) or (y)) of any Revolving Loan Commitment and (v) the Administrative Agent shall receive at the time of such assignment, from the assigning and assignee Lenders, the payment of a processing and recording fee of $3,500, provided further, that no transfer or assignment pursuant to this Section 13.04(b) will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.16. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments. At the time (x) any Person becomes a Lender hereunder pursuant to Section 1.1 and (y) of each assignment pursuant to this Section 13.04(b), in either such case if the respective new Lender (whether pursuant to Section 1.13 or as a result of an assignment pursuant to this Section 13.04(b)) is not already a Lender hereunder and is not a United States Person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective new Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitments and related outstanding Obligations pursuant to Section 1.14 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under
Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay or reimburse such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

          (c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, with the consent of the Administrative Agent, any Lender which is a fund may pledge all or any portion of its Loans and Notes to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

          13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent or any Lender or any holder of any Note in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and the Administrative Agent or any Lender or the holder of any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.

The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent or any Lender or the holder of any Note would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or any Lender or the holder of any Note to any other or further action in any circumstances without notice or demand.

          13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          13.07 Calculations; Computations. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders) ("GAAP"); provided that, except as otherwise specifically provided herein, all computations of Excess Cash Flow, Consolidated Cash Interest Expense, Consolidated Debt, Consolidated Debt/Total Capitalization Ratio, Consolidated EBIT, Consolidated EBITDA, Consolidated Interest Coverage Ratio, Consolidated Leverage Ratio, Consolidated Net Income, Consolidated Net Worth, Consolidated Senior Debt and Consolidated Senior Leverage Ratio (in each case including component defined terms) and all computations determining compliance with Sections 9.08 and 9.09, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower referred to in Section 7.05(a).

          (b) All computations of interest, Commitment Commission, and other Fees hereunder shall be made (i) in the case of Base Rate Loans based on the Prime Lending Rate, on

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

the actual number of days elapsed over a year of 365 or 366 days, as the case may be, and (ii) in all other cases, on the actual number of days over a year of 360 days (in each case including the first day but excluding the last day).

          13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE MORTGAGES, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE WHICH ARE LOCATED IN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK JURISDICTION OVER THE BORROWER, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFORESAID COURTS, THAT ANY SUCH COURT LACKS JURISDICTION OVER THE BORROWER. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

          (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

          13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) the Borrower, each Lender, each Agent and each Joint Lead Arranger shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile device) the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that same has been signed and mailed to it and (ii) the conditions contained in Section 5A are met to the satisfaction of the Agents and the Required Lenders. Unless the Administrative Agent has received actual notice from any Lender that the conditions contained in Section 5A have not been met, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Borrower from any liability for failure to satisfy one or more of the applicable conditions contained in Section 5A). The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

          13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly modified in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note, or extend the stated expiration date of any Letter of Credit beyond the Revolving Loan Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates), or reduce the principal amount thereof (except to the extent repaid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement or to
Section  13.07(a)  shall not  constitute a reduction in the rate of interest or any Fees for purposes of this clause (i)), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12, (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall
(1) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitments shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (2) without the consent of each Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 as same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent, (4) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (5) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans, (6) without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below (or without the consent of the Majority Lenders of each Tranche in the case of an amendment to the definition of Majority Lenders), amend the definition of Majority Lenders or alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.01(a) or 4.02 (excluding Section 4.02(b)) (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (7) without the consent of the Supermajority Lenders of the respective Tranche, reduce the amount of, or extend the date of, any Scheduled Incremental Term Loan Repayment, or amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Revolving Loans are included on the Effective Date), (8) in cases where any Tranche of Incremental Term Loans is being added to pursuant to Section 1.13, without the consent of the Supermajority Lenders of the respective Tranche (determined before giving effect to the additions to such Tranche), alter any of the requirements contained in Section 1.13(c), and (9) without the consent of the Majority Lenders of each Tranche of Term Loans and the Supermajority Lenders of the Tranche consisting of the Total Revolving Loan Commitment (and the extensions of credit pursuant thereto), amend or modify the provisions of Section 1.13(a)(ix) or (x).

          (b) If, in connection with any proposed change, waiver, discharge or termination with respect to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to
Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the Borrower, if the respective Lender's individual consent is required with respect to less than all Tranches of Loans (or related Commitments), to replace only the Commitments and/or Loans under the respective Tranche of the respective non-consenting Lender which gave rise to the need to obtain such a Lender's individual consent) with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Revolving Loan Commitment (if such a Lender's individual consent is required as a result of its Revolving Loan Commitment) and/or repay the outstanding Loans of such Lender under each Tranche which gave rise to the need to obtain such a Lender's individual consent and/or cash collateralize its applicable Percentage of the Letter of Credit Outstandings in accordance with Sections 3.02(b) and/or 4.01(b), provided that, unless the Commitments are terminated, and Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined before giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate any of its Commitments or repay its Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

          13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 13.01 and 13.06 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

          13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

          13.15 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.15, each Lender agrees that it will use its reasonable efforts in accordance with its customary practices not to disclose without the prior written consent of the Borrower (other than to its directors, employees, auditors, advisors or counsel or to another Lender if the Lender or such Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender) any information with respect to any Credit Party or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document, provided that any Lender may disclose any such information (a) as has become generally available to the public other than by virtue of a breach of this Section 13.15(a), (b) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board, the Federal Deposit Insurance Corporation or the NAIC or similar organizations (whether in the United States or elsewhere) or their successors, (c) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the Administrative Agent or the Collateral Agent and (f) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee agrees with such Lender for the benefit of the Borrower to be subject to the provisions of this Section 13.15(a).

          (b) The Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates any information related to Credit Parties or any of their respective Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Credit Parties and their respective Subsidiaries, provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender), it being understood that for purposes of this Section 13.15(b) the term "affiliate" shall mean any direct or indirect holding company of a Lender as well as any direct or indirect Subsidiary of such holding company.

          13.16 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's agent, solely for purposes of this Section 13.16, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the
Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.16.

          13.17 Limitation on Increased Costs. Notwithstanding anything to the contrary contained in Section 1.10, 1.11, 2.06 or 4.04, unless a Lender gives notice to the Borrower that it is obligated to pay an amount under any such Section within 180 days after the later of (x) the date such Lender incurs the respective increased costs, Taxes, loss, expense or liability, or reduction in amounts received or receivable or reduction in return on capital or (y) the date such Lender has actual knowledge of its incurrence of the respective increased costs, Taxes, loss, expense or liability, or reductions in amounts received or receivable or reduction in return on capital, then such Lender shall only be entitled to be compensated for such amount by the Borrower pursuant to said Section 1.10, 1.11, 2.06 or 4.04, as the case may be, to the extent the costs, Taxes, loss, expense or liability, or reduction in amounts received or receivable or reduction in return on capital are incurred or suffered on or after the date which occurs 180 days prior to such Lender giving notice to the Borrower that it is obligated to pay the respective amounts pursuant to said Section 1.10, 1.11, 2.06 or 4.04, as the case may be. This
Section 13.17 shall have no applicability to any Section of this Agreement or any other Credit Document other than said Sections 1.10, 1.11, 2.06 and 4.04.

                                     * * *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:                               VANGUARD HEALTH SYSTEMS, INC.

20 Burton Hills Boulevard
Suite 100
Nashville, TN  37215                   By:  /s/ Joseph D. Moore
                                          --------------------------------------
Telephone No.:  (615) 665-6000             Title: Chief Financial Officer
Telecopier No.:  (615) 665-6099

Attention:  Joseph D. Moore


                                       BANK OF AMERICA, N.A.,
                                           Individually and as Administrative
                                           Agent



                                       By:  /s/   Kevin Wagley
                                          --------------------------------------
                                           Title: Principal


                                       BANC OF AMERICA SECURITIES LLC,
                                           as a Joint Lead Arranger



                                       By:  /s/ Robert A. Schleusner
                                          --------------------------------------
                                           Title: Vice President


                                       MORGAN STANLEY SENIOR FUNDING,
                                           INC., Individually, as Syndication
                                           Agent and as a Joint Lead Arranger



                                       By:  /s/ Todd Vannucci
                                          --------------------------------------
                                           Title: Principal

                                       FIRST UNION NATIONAL BANK,
                                           Individually and as a
                                           Co-Documentation Agent


                                       By:  /s/ Keith S. Law
                                          --------------------------------------
                                           Title: Director


                                       GENERAL ELECTRIC CAPITAL CORPORATION,
                                           Individually and as a
                                           Co-Documentation Agent


                                       By:  /s/ Brian S. Beckwith
                                          --------------------------------------
                                       Title: Duly Authorized Signatory



                                       LASALLE BANK NATIONAL ASSOCIATION



                                       By:  /s/ Sarah Rusher
                                          --------------------------------------
                                           Title: Vice President


                                       CREDIT SUISSE FIRST BOSTON



                                       By:  /s/ William S. Lutkins
                                          --------------------------------------
                                           Title: Vice President


                                       By:   /s/ Bill O'Daly
                                          --------------------------------------
                                           Title: Vice President

                                       UBS AG, STAMFORD BRANCH



                                       By:  /s/ Daniel W. Ladd III
                                          --------------------------------------
                                           Title: Executive Director


                                       By:  /s/ Wilfred V. Saint
                                          --------------------------------------
                                           Title: Associate Director

                                                                      Schedule I
                                                                      ----------

                                  COMMITMENTS
                                  -----------

                                                           Revolving
                                                             Loan
                   Lender                                 Commitment
                   ------                                 ----------
Bank of America, N.A.                                    $20,000,000
Morgan Stanley Senior Funding, Inc.                      $20,000,000
First Union National Bank                                $20,000,000
General Electric Capital Corporation                     $20,000,000
LaSalle Bank National Association                        $20,000,000
Credit Suisse First Boston                               $12,500,000
UBS AG, Stamford Branch                                  $12,500,000
                                                         -----------

         TOTAL:                                          $ 125,000,000

                                                                     Schedule II
                                                                     -----------

                                LENDER ADDRESSES
                                ----------------

Bank of America, N.A.
414 Union Street, 7th Floor
Nashville, TN  37239
Attention: Kevin Wagley
Telephone No.: (615) 749-3802
Telecopier No.: (615) 749-4640


Banc of America Securities LLC
100 North Tryon Street
Charlotte, NC  28255
Attention:  Robert Schleusner
Telephone No.:  (704) 386-7327
Telecopier No.:  (704) 388-0209


Morgan Stanley Senior Funding, Inc.
1585 Broadway
New York, New York  10036
Attention:  James Morgan
Telephone No.:  (212) 537-1470
Telecopier No.:  (212) 537-1867


First Union National Bank
301 South College Street
NC 0760
Charlotte, North Carolina  28288
Attention:  Keith Law
Telephone No.:  (704) 715) 1788
Telecopier No.:  (704) 374-4793


General Electric Capital Corporation
2325 Lakeview Parkway
Suite 700
Alpharetta, Georgia  30004
Attention:  Susan Crum
Telephone No.:  (678) 624-7974
Telecopier No.:  (678) 624-7904

                                                                    Schedul e II
                                                                          Page 2

LaSalle Bank National Association
135 South LaSalle Street
Chicago, IL  60603
Attention:  Sarah Rusher
Telephone No.:  (312) 904-6885
Telecopier No.:  (312) 904-6457


Credit Suisse First Boston
11 Madison Avenue
New York, New York  10010
Attention:  William S. Lutkins
Telephone No.:  (212) 325-9705
Telecopier No.:  (212) 325-8319


UBS AG, Stamford Branch
677 Washington Boulevard
6th Floor South
Stamford, Connecticut  06901
Attention:  Susan Brunner
Telephone No.:  (203) 719-4181
Telecopier No.:  (203) 719-4176

                                                                    Schedule III
                                                                    ------------


                           EXISTING LETTERS OF CREDIT
                           --------------------------


                                           EXISTING LETTERS OF CREDIT

------------------------------------------------------------------------------------------------------------------------------------
LOC
Number        Bank                 Amount           Issue Date     Maturity Date     Beneficiary                     Purpose
------------  -------------------  ---------------  -------------  ----------------  ------------------------------  ---------------
S525856       LaSalle Bank N.A.       1,565,000     8/1/2000       8/1/2001          The Travelers Indemnity Co.     Workers Comp
------------  -------------------  ---------------  -------------  ----------------  ------------------------------  ---------------
                           Total:  $   1,565,000
------------  -------------------  ---------------  -------------  ----------------  ------------------------------  ---------------

---------------
Note:  LaSalle Bank letter of credit to increase on 8/1/01 by $846,100 for workers comp for a total projected
       Letters of Credit outstanding as of 8/1/01 of $3,200,000.

                                                                     Schedule IV
                                                                     -----------

                                 REAL PROPERTY
                                 -------------


Fee or leasehold mortgages (as the case may be) will be granted on the properties marked with an asterisk (*), such property hereby designated as Mortgaged Property.

Owned Real Property
--------------------------------------------------------------------------------

Maryvale Hospital Medical Center:
---------------------------------

1.   Maryvale Hospital Medical Center, 5102 West Campbell Avenue, Phoenix, AZ
     85031*
2.   Maryvale Medical Arts Plaza, 4524 North Maryvale Parkway, Phoenix, AZ
     85031

Huntington Beach Hospital:
--------------------------

1. Huntington Beach Hospital, 17772 Beach Boulevard, Huntington Beach, CA 92647-9932*
2.   Westminster Building, 7631 Wyoming Street, Westminster, CA 92683*

West Anaheim Medical Center:
----------------------------

1.   West Anaheim Medical Center, 3033 W. Orange Avenue, Anaheim, CA 92804*

MacNeal Hospital:

 1.  Main Hospital, 3249 S. Oak Park Ave. Berwyn, IL 60402*
 2.  Land (only), 3343 S. Oak Park, Ave, Berwyn, IL 60402*
 3.  Parking Garage, Euclid & Windsor, Berwyn, IL 60402*
 4.  Professional Services Building, 3231 S. Euclid, Berwyn, IL 60402*
 5.  Service Building, 3249 S. Oak Park Ave. Berwyn, IL 60402*
 6.  Parking, East Side of Euclid, Berwyn, IL 60402*
 7.  House, 6715 W. 34th Street, Berwyn, IL 60402*
 8.  Library, 3400 S. Oak Park Ave., Berwyn, IL 60402*
 9.  Hicks Building, 6805 W. Stanley Ave., Berwyn, IL 60402*
10.  Remote Employee Parking Lot, Berwyn, IL 60402*
11.  MacNeal Health Care Center, 6425 W. Cermak, Berwyn, IL 60402*
12.  MacNeal Health Care Center, 5601 W. Cermak, Cicero, IL 60804*
13.  Ogden Professional Building, 3722 S. Harlem Ave., Riverside, IL 60546*
14.  MacNeal Health Care Center, 125 N. LaGrange, LaGrange, IL  60525*
15.  MacNeal Health Care Center, 7020 W. 79th Street, Bridgeview, IL 60455*
16.  MacNeal Health Care Center, 5101 S. Kildare, Chicago, IL 60632*
17.  MacNeal Health Care Center & Parking Lot, 8100 S. Western, Chicago,
     IL 60602*
18.  MacNeal Health Care Center - Archer, 6649 Archer, Chicago, IL 60638*
19.  House, 6707 W. 34th Street, Berwyn, IL 60402*
20.  House, 3326 S. Wesley, Berwyn, IL 60402*
21.  House, 3300 S. Wesley, Berwyn, IL 60402*

                                                                     SCHEDULE IV

22.  House, 3306 S. Wesley, Berwyn, IL 60402*
23.  House, 3318 S. Wesley, Berwyn, IL 60402*

La Palma Intercommnunity Hospital:
----------------------------------

1.   La Palma Intercommunity Hospital, 7901 Walker Street, La Palma, CA 90623*

Phoenix Baptist Hospital and Medical Center:
--------------------------------------------

1. Phoenix Baptist Hospital & Medical Center, 2000 W. Bethany Home Road, Phoenix, AZ 85012*
2.   Bethany Medical Center, 2040 W. Bethany Home Road, Phoenix, AZ 85015*

Arrowhead Community Hospital and Medical Center:
------------------------------------------------

1. Arrowhead Community Hospital & Medical Center, 18701 N. 67th Avenue, Glendale, AZ 85308*
2.   Citrus Grove & Mod. Bldg Lot, N. 57th Ave. & W. Sacks Drive, Glendale,
     AZ 85308*
3.   Parking Lot & Vacant Land, 6660 W. Union Hills Blvd., Glendale, AZ 85308*
4.   AMPII (land only), 18700 N. 64th Drive, Glendale, AZ 85308

Phoenix Memorial Hospital:
--------------------------

1. Phoenix Memorial Hospital & Parking lots, 1201 South 7th Avenue, Phoenix, AZ 85036*
2.   Jesse Owens Medical Center, 325 E. Baseline Road, Phoenix, AZ 85040*
3.   Jesse Owens Care Center, 325 E. Baseline Road, Phoenix, AZ 85040*
4.   Palm Valley Medical Center, 13575 W. McDowell Road, Goodyear, AZ 85338*
5.   Buckeye Medical Center, 1209 N. Miller Road, Buckeye, AZ 85326*
6.   Palm Valley unimproved land (future estate only), Goodyear, AZ 85338*
7.   Palm Valley Reversionary Interest parcel, Goodyear, AZ 85338*

CERTAIN LEASED REAL PROPERTY
--------------------------------------------------------------------------------

Maryvale Hospital Medical Center:
---------------------------------

1.   West Valley Health Center, 140 North Litchfield Road, Goodyear, AZ 85338

Huntington Beach Hospital:
--------------------------

1.   Huntington Beach Hospital, 17772 Beach Boulevard, Huntington Beach,
     CA 92647-9932*
2.   North Anaheim Surgicenter, 1154 North Euclid, Anaheim, CA 92801
3. Magnolia Surgery Center, 14571 Magnolia Street, Suite 107, Westminster, CA 92683

                                                                     SCHEDULE IV

West Anaheim Medical Center:
----------------------------

1.   West Anaheim Medical Center, 3033 W. Orange Avenue, Anaheim, CA 92804*
2.   Pottberg Property, 601 South Beach Blvd., Anaheim, CA 92804*

MacNeal Hospital:
-----------------

1.   West Building, 6804 W. Windsor, Berwyn, IL 60402*
2.   3300 S. Oak Park Drive, Berwyn, IL 60402*
3.   Berwyn Medical Center, 3340 S. Oak Park Drive, Berwyn, IL 60402*
4.   Parking Lot, 34th & Grove, Berwyn, IL 60402*
5.   House, 3334 S. Grove, Berwyn, IL 60402*

La Palma Intercommnunity Hospital:
----------------------------------

None.

Phoenix Baptist Hospital and Medical Center:
--------------------------------------------

1.   Texaco Property (portion of Hospital parking lot)*

Arrowhead Community Hospital and Medical Center:
------------------------------------------------

None.

Phoenix Memorial Hospital:
--------------------------

1.   Phoenix Health Plan, 2700 North 3rd Street, Phoenix, AZ 85004

TMC Advanced Imaging:
---------------------

1.   Hudson Place Medical Offices, Suites 5-11, 2501 E. Southern Avenue,
     Tempe, AZ
2.   9449 N. 90th Street, Suites 103 and 112, Scottsdale, AZ 85258
3. Arrowhead Medical Dental Plaza, Suites C-104 & C-105, 18555 N. 79th Avenue, Glendale, AZ 85308
4.   1351 N. Alma School Road, Suites 105, 115, 125, 155 & 175, Chandler,
     AZ 85224
5.   941 South Dobson Road, Suite 226, Mesa, AZ 85202
6. Palm Valley Office Park Phase I, 1616 North Litchfield Road, Suite 140, Goodyear, AZ 85338

Other:
------

1. Corporate Offices, 20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee 37215
2.   Regional Office, 8805 N. 23rd Ave., Suite 250, Phoenix, AZ 85021

                                                                      Schedule V
                                                                      ----------

                                 ERISA MATTERS
                                 -------------


1.   Vanguard Health Management, Inc. Premium Payment Plan dated July 1, 1997

2. Vanguard 401(k) Retirement Savings Plan dated January 1, 2000 plus Summary Plan description related thereto.


                                                                                                                         SCHEDULE VI


                                                            SUBSIDIARIES

                                                             State of                      Direct                 Is Subsidiary
                         Name (*)                   Incorporation/Organization            Ownership          a Subsidiary Guarantor?
--------------------------------------------------  --------------------------   ------------------------    -----------------------
Vanguard Health Management, Inc. ("VHMI")                    Delaware                 100% by Borrower                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
Vanguard Health Financial Company, Inc. ("VHFCI")            Tennessee                100% by Borrower                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Acquisition Corporation                                  Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
V-II Acquisition Co., Inc. ("VAC")                         Pennsylvania                 100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
Healthcare Compliance, L.L.C.                          District of Columbia             100% by VHMI                   Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS of Orange County, Inc. ("VHOC")                          Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Holding Company, Inc. ("VHS-HC")                         Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS of Illinois, Inc.                                        Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
MacNeal Medical Records, Inc.                                Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Genesis Labs, Inc.                                       Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
MacNeal Management Services, Inc. ("MMS")                    Illinois                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS of Phoenix, Inc. ("VHS-P")                               Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
Trinity MedCare, Inc.                                        Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
The VHS Arizona Imaging Centers                              Delaware                   88% by VHS-HC                  Yes
   Limited Partnership                                                                  10% by VHFCI
                                                                                         2% by VHS-I
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Imaging Centers, Inc. ("VHS-I")                          Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Acquisition Subsidiary Number 1, Inc.                    Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Acquisition Subsidiary Number 2, Inc.                    Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Acquisition Subsidiary Number 3, Inc.                    Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Acquisition Subsidiary Number 4, Inc.                    Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Acquisition Subsidiary Number 5, Inc.                    Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Acquisition Subsidiary Number 6, Inc.                    Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Acquisition Subsidiary Number 7, Inc.                    Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Acquisition Subsidiary Number 8, Inc.                    Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Acquisition Subsidiary Number 9, Inc.                    Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Acquisition Subsidiary Number 10, Inc.                   Delaware                   100% by VHFCI                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS of Rancocas, Inc.                                       New Jersey                   100% by VAC                   Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS of Huntington Beach, Inc. ("VHS-HB")                     Delaware                   100% by VHOC                   Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS of Anaheim, Inc. ("VHS-A")                               Delaware                   100% by VHOC                   Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
The Anaheim VHS Limited Partnership                          Delaware                   98% by VHS-HC                  Yes
                                                                                         2% by VHS-A
--------------------------------------------------  --------------------------   -------------------------   -----------------------
The Huntington Beach VHS Limited Partnership                 Delaware                   98% by VHS-HC                  Yes
                                                                                        2% of VHS-HB
--------------------------------------------------  --------------------------   -------------------------   -----------------------


                                                                 1


                                                                                                                         Schedule VI


                                                            SUBSIDIARIES

                                                             State of                      Direct                 Is Subsidiary
                         Name (*)                   Incorporation/Organization            Ownership          a Subsidiary Guarantor?
--------------------------------------------------  --------------------------   ------------------------    -----------------------
Magnolia Surgery Center Limited Partnership                  Delaware                   97% by VHS-HC                   No
                                                                                        2% by VHS-HB
                                                                                      1% by Physicians
--------------------------------------------------  --------------------------   -------------------------   -----------------------
North Anaheim Surgicenter, Ltd.                             California                    75% VHS-A1                    No
                                                                                      25% by Physicians
--------------------------------------------------  --------------------------   -------------------------   -----------------------
Primary Care Physicians Center, LLC                          Illinois                    94% by MMS2                    No
--------------------------------------------------  --------------------------   -------------------------   -----------------------
Midwest Claims Processing, Inc.                              Illinois                    100% by MMS                   Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
MacNeal Health Providers, Inc.                               Illinois                    100% by MMS                   Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
Watermark Physician Services, Inc.3                          Illinois                    100% by MMS                   Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
Pros Temporary Staffing, Inc.                                Illinois                    100% by MMS                   Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
The 6300 West Roosevelt Limited Partnership                  Illinois                   50.33% by MMS4                 No
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS of Arrowhead, Inc. ("VA")                                Delaware                   100% by VHS-P                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Outpatient Clinics, Inc.                                 Delaware                   100% by VHS-P                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS of South Phoenix, Inc. ("VHS-SP")                        Delaware                   100% by VHS-P                  Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
Pleasant Properties, Inc.                                     Arizona                    100% by VA                    Yes
--------------------------------------------------  --------------------------   -------------------------   -----------------------
VHS Phoenix Health Plan, Inc.                                Delaware                  100% by VHS-SP                   No
--------------------------------------------------  --------------------------   -------------------------   -----------------------









--------
1    VHS-A aggregate ownership is 75% of the partnership interests (150 units out of 200 units). Physicians own 50
     LP units for 25% partnership interest ownership.
2    A third party (or parties) owns 6% of the Membership Interests.
3    Formerly, Watermark Ventures, Inc.
4    A third party (or parties) owns 49.67% of the partnership interests.


                                                                 2




                                                                    Schedule VII
                                                                    ------------


                             INTELLECTUAL PROPERTY
                             ---------------------


Borrower incorporated in the State of Delaware on July 1, 1997, under the corporate name "Vanguard Health Systems, Inc." and filed a "Service Mark" Application in the United States Patent and Trademark Office ("Trademark Office") on September 18, 1997. From July 1, 1997 through September 18, 1997, Borrower openly used the Mark in interstate commerce.

On November 7, 1997, Borrower received a letter from Vanguard Healthcare, LLC ("Different Vanguard"), with an address of 2 International Plaza Drive, Nashville, Tennessee 37217, claiming it had filed a prior federal Service Mark Application on the Mark and stating "...we suggest you consider a different name, as we believe your usage may infringe upon our trademark".

Upon investigation Borrower determined that (1) Different Vanguard was organized on June 14, 1996, as a Tennessee limited liability company under the name "Total HealthCare, LLC" and changed its name on November 4, 1997, to Vanguard Healthcare, LLC, and (2) Different Vanguard filed on September 11, 1997 a "Service Mark" Application on the Mark (on an "intent to use" basis) (i.e. this date was 7 days prior to Borrower's Application ).

The Trademark Office has examined Borrower's Application and approved it for form and registrability, subject to the issuance or abandonment of the Application of Different Vanguard. Different Vanguard's Application was examined by the Trademark Office in the summer of 1999 and was published for opposition purposes on August 24, 1999. Borrower had 30 days from the date of publication to file an objection (i.e. an "Opposition") to its registration by Different Vanguard and the Borrower filed its Opposition on August 30, 1999.

Outside Trademark counsel has informed the Borrower that Different Vanguard's earlier filing of its Application confers no superior ownership rights of any kind in the Mark because of Borrower's first and prior public use of the Mark.

Discovery in this matter has begun. Different Vanguard claims no written use of the Mark by it prior to November 1997, but claims its selection and its oral use of the Mark starting on July 10, 1997. Different Vanguard is in the nursing home business, owning and managing nursing homes for itself and for other owners.

On January 21, 2000 Borrower filed a summary judgment motion in this matter claiming its prior use of the Mark commencing on or about July 1, 1997, 9 days before the earliest date claimed by Different Vanguard. The Trademark Office denied the Borrower's motion for summary judgment on February 28, 2001 finding that "...there are genuine issues of material fact regarding the priority of use of the marks".

Thus, this matter currently continues in the discovery process (the depositions of the Borrower's Chief Executive Officer and General Counsel having been taken by Different Vanguard in May 2001) with trial of the matter expected during the last six months of calendar 2001.

Based on the foregoing, Outside Trademark counsel has informed Borrower that Borrower is more likely than not to prevail in the trial of the facts as to its objection to the registration of Different Vanguard's Application for the Mark.

This Trademark Office proceeding only involves the issue of registrability. The Trademark Office cannot enjoin the use of a mark by either party, or award damages, profits, costs, or attorney fees. The decision by the Trademark Office is not binding or res judicata on any future proceedings involving the parties' rights to use their respective marks.

To date, Different Vanguard has not pursued any formal action to preclude Borrower's use of the Mark VANGUARD HEALTH despite more than two years use by Borrower. The longer no such action is pursued, the greater likelihood such an action would be unsuccessful, based on the equitable defenses of laches, estoppel, and acquiescence.

                                                                                                                       Schedule VIII
                                                                                                                       -------------


                                                       EXISTING INDEBTEDNESS
                                                       ---------------------

              LESSOR/DEBTOR                                 DESCRIPTION                    LOAN/LEASE NUMBER        BALANCE
-----------------------------------------------------------------------------------------------------------------------------------
              1.  ARROWHEAD MOB JOINT VENTURE
                FARM BUREAU LIFE INSURANCE CO        SECURED INSTALLMENT LOAN                                        $2,249,834.00

                     2.  VHS OF PHOENIX, INC.
                             BANC ONE LEASING              CAPITAL LEASE                       1000065630               279,086.71
                             BANC ONE LEASING              CAPITAL LEASE                       1000091094               219,691.52

                   3.  VHS OF ARROWHEAD, INC.
                             BANC ONE LEASING              CAPITAL LEASE                       1000054137               132,124.24
                             BANC ONE LEASING              CAPITAL LEASE                       1000067412               196,185.21

               4.  VHS OF SOUTH PHOENIX, INC.
                                 DATA GENERAL              CAPITAL LEASE                       13311-001              3,454,664.97
                                      SIEMENS              CAPITAL LEASE                    140-0001337-000             348,619.40
                           CHIRON DIAGNOSTICS              CAPITAL LEASE                          1633                   12,128.22

  5.  THE VHS ARIZONA IMAGING CENTERS LIMITED
                                  PARTNERSHIP
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                         181-0                  451,159.38
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        887-006                  33,347.47
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        887-007                  36,750.72
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1375-001                466,232.56
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1375-002                389,176.91
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1375-003                146,434.62
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1375-004                243,229.63
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1375-005                 29,346.39
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1375-006                 97,773.79
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1375-007                174,839.90
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1375-008                 40,598.50
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1375-009                 20,419.56
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1375-010                 28,389.49
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1797-001                 14,092.37
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1830-001                 43,786.78
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1830-002              1,774,052.10
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1830-003                172,554.89
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1830-004                 15,315.26
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1830-005                386,032.52
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1830-006                 15,125.86
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1830-007                335,534.98
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1830-008              1,192,945.59
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1830-009                193,491.56
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1830-010                880,124.02
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1830-011                219,645.13
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1830-012                 42,930.97
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1830-013                198,966.24
                       DVI FINANCIAL SERVICES              CAPITAL LEASE                        1830-014                 48,478.44

                             GENERAL ELECTRIC              CAPITAL LEASE                    8553456-002/003              30,477.99
                             GENERAL ELECTRIC              CAPITAL LEASE                      8512356-001               923,962.02
                             GENERAL ELECTRIC              CAPITAL LEASE                      8512568-001               295,743.95
                             GENERAL ELECTRIC              CAPITAL LEASE                      8513846-002               257,002.56
                             GENERAL ELECTRIC              CAPITAL LEASE                      8513633-001               245,359.75

           6.   VANGUARD HEALTH SYSTEMS, INC.
MORGAN STANLEY SENIOR FUNDING INC./ROYAL BANK            LETTER OF CREDIT                     0699/S19488               788,900.00
                                    OF CANADA
                                                                                                               --------------------
                                                                                                                    $17,124,556.17
                                                                                                               ====================


                                                                     Schedule IX
                                                                     -----------


                                   INSURANCE
                                   ---------


1.       Policy:           Excess Healthcare Professional & General Liability

         Effective:                 June 1, 2001

         Expiration:                June 1, 2002

         Carrier:          Truck Insurance Exchange

         Named Insured and address: Vanguard Health Management, Inc.
                                    20 Burton Hill Boulevard
                                    Suite 100
                                    Nashville, TN  37215

         Limits of Liability

         Occurrence Limit:          $49,000,000

         Annual Aggregate:          $49,000,000

         Excess of:                 $ 1,000,000/Occ.
                                    $ 13.2MM.2/Agg.

2.       POLICY:           Business Automobile

         EFFECTIVE:        June 1, 2001

         EXPIRATION:       June 1, 2002

         CARRIER:          Travelers

         NAMED INSURED AND ADDRESS: Vanguard Health Management, Inc.
                                    20 Burton Hills Boulevard
                                    Suite 100
                                    Nashville, TN  37215

         COVERAGE AND LIMITS

         Limits of Liability:       $1,000,000 CSL BI/PD Per Accident
1)       Any auto

                                    Uninsured/Underinsured Motorist:  $1,000,000
                                    Covered Autos:  2)  All owned Autos


         PHYSICAL DAMAGE COVERAGE AND LIMITS

         o Recovery is Based on Actual Cash Value
         o Comprehensive and Collision is Included as Follows:
         Deductible:       $500
         Covered Autos:    2)  All Owned Autos
                           8)  Hired Autos

         o Hired Car Physical Damage:
         Maximum Value of a Hired Auto:                         $50,000
         Comprehensive and Collision Deductible:                $   500

                                                                     Schedule IX
                                                                     -----------


3.       POLICY:           Worker's Compensation & Employer's Liability

         EFFECTIVE:        June 1, 2001

         EXPIRATION:       June 1, 2002

         CARRIER:          Travelers

         NAMED INSURED AND ADDRESS: Vanguard Health Management, Inc.
                                    20 Burton Hills Boulevard
                                    Suite 100
                                    Nashville, TN  37215

         COVERAGE AND LIMITS

         Worker's Compensation Applies in the Listed States:  AZ, CA, IL, TN

         Employers' Liability Limits (To Include Pre and Post Judgment Interest)
         Each Accident:                     $1,000,000
         Disease (Policy Limit):            $1,000,000
         Disease (Each Employee):           $1,000,000
         Deductible:                        $  250,000

                                                                     Schedule IX
                                                                     -----------


4.       POLICY:           Excess Automobile & Employers Liability

         EFFECTIVE:        June 13, 2001

         EXPIRATION:       June 1, 2002

         CARRIER:          National Surety Corporation

         NAMED INSURED AND ADDRESS: Vanguard Health Management, Inc.
                                    20 Burton Hill Boulevard
                                    Suite 100
                                    Nashville, TN  37215

         LIMITS OF LIABILITY

         Occurrence Limit:                                      $49,000,000

         Annual Aggregate:                                      $49,000,000

         Excess of:                                             $ 1,000,000

                                                                     Schedule IX
                                                                     -----------


5.       POLICY:           Excess Liability

         EFFECTIVE:        June 1, 2001

         EXPIRATION:       June 1, 2002

         CARRIER:          Steadfast Insurance Co.

         NAMED INSURED AND ADDRESS: Vanguard Health Management, Inc.
                                    20 Burton Hill Boulevard
                                    Suite 100
                                    Nashville, TN  37215

         LIMITS OF LIABILITY

         Occurrence Limit:                                   $25,000,000

         Annual Aggregate:                                   $25,000,000

         Excess of:                                          $50,000,000 Occ/Agg

                                                                     Schedule IX
                                                                     -----------


6.       POLICY:           Excess Liability

         EFFECTIVE:        June 1, 2001

         EXPIRATION:       June 1, 2002

         CARRIER:          XL Insurance Ltd.

         NAMED INSURED AND ADDRESS: Vanguard Health Management, Inc.
                                    20 Burton Hill Boulevard
                                    Suite 100
                                    Nashville, TN  37215

         LIMITS OF LIABILITY

         Occurrence Limit:                                      $25,000,000

         Annual Aggregate:                                      $25,000,000

         Excess of:                                             $75,000,000

                                                                     Schedule IX
                                                                     -----------


7.       POLICY:           Property

         EFFECTIVE:        June 1, 2001

         EXPIRATION:       June 1, 2002

         CARRIER:          Zurich

         NAMED INSURED AND ADDRESS: Vanguard Health Management, Inc.
                                    20 Burton Hills Boulevard
                                    Suite 100
                                    Nashville, TN  37215

         COVERAGE AND LIMITS

         Policy Limit - Blanket             $1,137,337,239

         Business Interruption:              Policy Limit
         Extra Expense:                     $   25,000,000
         Contingent BVEE:                   $   25,000,000

         Boiler and Machinery:               Policy Limit
         Service Interruption:              $   25,000,000
         Deductible:                        $       10,000

                                                                     Schedule IX
                                                                     -----------


8.       POLICY:                    Non-Owned Aircraft Liability Insurance

         EFFECTIVE:                 June 1, 2001

         EXPIRATION:                June 1, 2002

         CARRIER: AIG Aviation (National Union Fire Insurance Company of
                  Pittsburg, PA)

         NAMED INSURED AND ADDRESS: Vanguard Health Management, Inc.
                                    20 Burton Hills Boulevard
                                    Suite 100
                                    Nashville, TN  37215

         AIRCRAFT:         Any non-owned fixed wing aircraft having no more than
                           45 total seats and any non-owned rotor wing aircraft having no more than 7 total seats.

         NON-OWNED AIRCRAFT
         COVERAGE:                  $10,000,000 Combined Single Limit Bodily
                                    Injury Liability and Property Damage
                                    Liability, including Passengers

         PASSENGER PERSONAL
         EFFECTS COVERAGE:          $250 Each passenger

         DEDUCTIBLE:                None

                                                                     Schedule IX
                                                                     -----------


9.       POLICY:           Heliport Liability Insurance

         EFFECTIVE:        June 1, 2001

         EXPIRATION:       June 1, 2002

         CARRIER: AIG Aviation (National Union Fire Insurance Company of
                  Pittsburg, PA)

         NAMED INSURED AND ADDRESS: Vanguard Health Management, Inc.
                                    20 Burton Hills Boulevard
                                    Suite 100
                                    Nashville, TN  37215

         AIRPORT PREMISES
         LIABILITY COVERAGE:        $10,000,000 Combined Single Limit Bodily
                                    Injury and Property Damage Liability

         LOCATION OF
         AIRPORT PREMISES:          o Maryvale Hospital Medical Center
                                            Phoenix, AZ

                                    o West Valley Emergency Center
                                    Goodyear, AZ

                                    o West Anaheim Medical Center
                                    Anaheim, CA

                                    o Huntington Beach Hospital
                                    Huntington Beach, CA

                                    o Arrowhead Community Hospital
                                    Glendale, AZ

                                    o Phoenix Baptist Hospital
                                    Phoenix, AZ

                                    o Phoenix Memorial Hospital
                                    Phoenix, AZ

         DEDUCTIBLE:                None

                                                                      Schedule X
                                                                      ----------


                                 EXISTING LIENS
                                 --------------



1.   Liens on Subsidiary assets securing the Existing Indebtedness set forth on
     Schedule VIII.

                                                                     Schedule XI
                                                                     -----------


                              EXISTING INVESTMENTS
                              --------------------


                              EXISTING INVESTMENTS


1. 50% Membership Interest in West Anaheim MSO, LLC (current capital contribution - $250,000; no additional capital required without the consent of a Subsidiary Guarantor). A Subsidiary Guarantor is the Managing Member of this LLC.

2.   $300,000 line of credit to West Anaheim MSO, LLC. (current balance, $0)

3. 25% joint venture (general partner) interest in BHS Digestive Disease Associates (a/k/a Gastro & Liver Specialists Joint Venture), an Illinois joint venture.

4.   40% joint venture (general partner) interest in MacNeal/CCP Joint Venture.

5. 25% of the Percentage Interests in Berwyn Magnetic Resonance Center, LLC, an Illinois limited liability company.

6. 18% limited partnership interest in Palm Valley Nursing Facility Limited Partnership LLLP, an Arizona limited partnership.

7. 49% limited partnership interest in PBG Partners, Ltd., a Florida limited partnership.

8. 44.45% joint venture (general partner) interest in MacNeal/Daly/Shaw Joint Venture, an Illinois joint venture.

9. Physician Support Obligations in aggregate amount at 6/30/01 of approximately $5,700,000.

                LEGAL NAMES, ORGANIZATION IDENTIFICATION NUMBERS
               JURISDICTION OF ORGANIZATION, TYPE OF ORGANIZATION

                                                                   SCHEDULE XII


      ENTITY NAME                          JURISDICTION            TYPE OF ORGANIZATION               FEDERAL ID#      STATE ID#
      -----------                          ------------            --------------------               -----------      ---------
Vanguard Health Systems, Inc.                 Delaware                 Corporation                     62-1698183       2765298
VHS Acquisition Corporation                   Delaware                 Corporation                     62-1730519       2863490
VHS of Phoenix, Inc.                          Delaware                 Corporation                     62-1809851       3177186
VHS Outpatient Clinics, Inc.                  Delaware                 Corporation                     62-1816823       3212542
VHS of Arrowhead, Inc.                        Delaware                 Corporation                     62-1811285       318980
Pleasant Properties, Inc.                     Arizona                  Corporation                     86-0692318       0236400-8
VHS of South Phoenix, Inc.                    Delaware                 Corporation                     62-1842396       3348177
The VHS Arizona Imaging Centers
  Limited Partnership                         Delaware                 Limited Partnership             72-1503733       3391889
VHS Imaging Centers, Inc.                     Delaware                 Corporation                     62-1852828       3381167
VHS of Anaheim, Inc.                          Delaware                 Corporation                     62-1781813       3046767
VHS of Orange County, Inc.                    Delaware                 Corporation                     62-1770074       2991266
VHS Holding Company, Inc.                     Delaware                 Corporation                     62-1782796       3053546
VHS of Huntington Beach, Inc.                 Delaware                 Corporation                     62-1782707       3053551
The Anaheim VHS Limited Partnership           Delaware                 Limited Partnership             62-1782797       3054158
The Huntington Beach VHS Limited
  Partnership                                 Delaware                 Limited Partnership             62-1782795       3052
VHS of Illinois, Inc.                         Delaware                 Corporation                     62-1796152       3100647
MacNeal Health Providers, Inc.                Illinois                 Corporation                     36-3361297       D5365-515-7
MacNeal Management Services, Inc.             Illinois                 Corporation                     36-3313638       D5347-087-4
Midwest Claims Processing, Inc.               Illinois                 Corporation                     36-4295667       D6050-154-8
Pros Temporary Staffing, Inc.                 Illinois                 Corporation                     36-4339784       D6086-116-1
Watermark Physician Services, Inc.            Illinois                 Corporation                     36-4339782       D6080-956-9
VHS Genesis Labs, Inc.                        Delaware                 Corporation                     62-1803765       3143714
MacNeal Medical Records, Inc.                 Delaware                 Corporation                     62-1807248       3160763
Vanguard Health Management, Inc.              Delaware                 Corporation                     62-1686886       2712798
Trinity Medcare, Inc.                         Delaware                 Corporation                     62-1684322       2720439
V-II Acquisition Co., Inc.                    Pennsylvania             Corporation                     62-1730482       3795-539
Vanguard Health Financial Company, Inc.       Tennessee                Corporation                     62-1730470       0345736
Healthcare Compliance, L.L.C.                 District of Columbia     Limited Liability Corporation   52-2033964       0236505
VHS of Rancocas, Inc.                         New Jersey               Corporation                     62-1746570       0100-7423-73
VHS Acquisition Subsidiary Number 1, Inc.     Delaware                 Corporation                     62-1861138       3414395
VHS Acquisition Subsidiary Number 2, Inc.     Delaware                 Corporation                     62-1861141       3414394
VHS Acquisition Subsidiary Number 3, Inc.     Delaware                 Corporation                     62-1861142       3414388
VHS Acquisition Subsidiary Number 4, Inc.     Delaware                 Corporation                     62-1861143       3414383
VHS Acquisition Subsidiary Number 5, Inc.     Delaware                 Corporation                     62-1861175       3414379
VHS Acquisition Subsidiary Number 6, Inc.     Delaware                 Corporation                     62-1861197       3414377
VHS Acquisition Subsidiary Number 7, Inc.     Delaware                 Corporation                     62-1861198       3414374
VHS Acquisition Subsidiary Number 8, Inc.     Delaware                 Corporation                     62-1861199       3414371
VHS Acquisition Subsidiary Number 9, Inc.     Delaware                 Corporation                     62-1861200       3414366
VHS Acquisition Subsidiary Number 10, Inc.    Delaware                 Corporation                     62-1861202       3414364
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